                                     OFFICE LEASE

                                1800 CENTURY PARK EAST


                          STATE TEACHERS' RETIREMENT SYSTEM,
        A RETIREMENT SYSTEM CREATED UNDER THE LAWS OF THE STATE OF CALIFORNIA,

                                     AS LANDLORD,

                                         AND

                      HERBALIFE INTERNATIONAL OF AMERICA, INC.,
                              A CALIFORNIA CORPORATION,

                                      AS TENANT.

                                1800 CENTURY PARK EAST

                          SUMMARY OF BASIC LEASE INFORMATION

    The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the "Summary"). This Summary is hereby incorporated into and made a part of the attached Office Lease (this Summary and the Office Lease to be known collectively as the "Lease") which pertains to the office building (the "Building") which is located at 1800 Century Park East, Los Angeles, California. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

TERMS OF LEASE
(References are to
The Office Lease)                      DESCRIPTION
- -------------------                    -----------

1.  Date:                              July 11, 1995.

2.  Landlord:                          STATE TEACHERS' RETIREMENT
                                       SYSTEM, a retirement system created
                                       under the laws of the State of
                                       California


3.  Address of Landlord
    (SECTION 29.19):                   c/o TCW Realty Advisors
                                       865 S. Figueroa Street
                                       Suite 3500
                                       Los Angeles, California 90017
                                       Attention: Mr. Hugh Dirstine
                                       Facsimile Number: (213) 683-4201

4.  Tenant:                            HERBALIFE INTERNATIONAL OF AMERICA,
                                       INC., a California corporation.

5.  Address of Tenant
    (SECTION 29.19):                   9800 La Cienega Boulevard
                                       Inglewood, California 90301
                                       Attention: Mr. Chris Pair and Legal
                                       Department
                                       (Prior to Lease Commencement Date)
                                       Facsimile Number: (310) 258-7001

                                       and

                                       1800 Century Park East
                                       Suite 1500
                                       Los Angeles, California 90067
                                       Attention: Mr. Chris Pair and Legal
                                       Department
                                       (After Lease Commencement Date)
                                       Facsimile Number: TO BE SUPPLIED BY
                                       TENANT BY NOTICE TO LANDLORD

                                       in both cases with a copy to:

                                       Allen, Matkins, Leck, Gamble & Mallory
                                       1999 Avenue Of The Stars, Suite 1800
                                       Los Angeles, California  90067-6050
                                       Attention:  Anton N. Natsis, Esq.
                                       Facsimile Number:  (310) 788-2410


                                         (ii)

 6. Premises
    (Article 1):                       80,927 rentable square feet of space
                                       (76,988 usable) in aggregate consisting
                                       of (i) 15,989 rentable square feet of
                                       space (15,209 usable) located on the
                                       15th floor of the Building, (ii) 16,480
                                       rentable square feet of space (15,681
                                       usable) located on the 14th floor of the Building, (iii) 15,989 rentable square feet of space (15,208 usable) located on the 13th floor of the Building, (iv)
                                       16,480 rentable square feet of space
                                       (15,681 usable) located on the 12th
                                       floor of the Building, and (v) 15,989
                                       rentable square feet of space (15,209
                                       usable) located on the 11th floor of the Building, all as set forth in Exhibit A attached hereto.

7.  Term (Article 2).

    7.1    Lease Term:                 Ten (10) years.

    7.2    Lease Commencement Date:    January 22, 1996 (as may be extended
                                       pursuant to the terms of the Lease and
                                       the Tenant Work Letter).

    7.3    Lease Expiration Date:      January 21, 2006 (as may be extended
                                       pursuant to the terms of the Lease and
                                       the Tenant Work Letter).

8.  Base Rent (Article 3):



                                                          Annual
               Annual            Monthly Installment      Rental Rate per
Lease Year     Base Rent         of Base Rent             Rentable Square Foot
- ----------     ---------         -------------------      --------------------
1 -5           $1,748,023.20     $145,668.60              $21.60

6-10           $2,039,360.40     $169,946.70              $25.20


9.   Additional Rent (Article 4).

     9.1  Base Year:          The calendar year 1996.

     9.2  Tenant's Share:     33.059%

10.  Security Deposit
     (Article 21):          $169,946.70.

11.  Parking Pass Ratio
     (Article 28):            Up to three (3) parking passes for every
                              1,000 rentable square feet of the Premises.

12.  Brokers
     (SECTION 29.25):         Cushman Realty, Inc.
                              601 South Figueroa Street
                              47th Floor
                              Los Angeles, California  90017

                              and

                              CB Commercial Real Estate Group, Inc.
                              1840 Century Park East
                              Suite 700
                              Los Angeles, California  90067


                                        (iii)

EXHIBITS

A   OUTLINE OF PREMISES

A-1 OUTLINE OF EXPANSION SPACE

B   TENANT WORK LETTER

c   FORM OF NOTICE OF LEASE TERM DATES

D   RULES AND REGULATIONS

E   FORM OF ESTOPPEL CERTIFICATE

F   EXPANSION SPACE - SUPERIOR TENANTS' RIGHTS

G   SPECIFICATIONS - BUILDING TOP SIGNAGE AND MONUMENT SIGNAGE

H   HVAC SPECIFICATIONS

I   CLEANING SPECIFICATIONS

J   INTENTIONALLY DELETED

K   DETERMINATION OF RENTABLE SQUARE FEET FOR PARTIAL FLOORS

L   FORM OF MEMORANDUM OF LEASE

M   OUTLINE OF PARKING AREA


                                         (v)

                                1800 CENTURY PARK EAST

                             INDEX OF MAJOR DEFINED TERMS

                                                          LOCATION
                                                          OF DEFINITIONS
DEFINED TERMS                                             IN OFFICE LEASE
- -------------                                             ---------------
AAA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
Abatement Event. . . . . . . . . . . . . . . . . . . . . . . . .22
Acceptance Notice. . . . . . . . . . . . . . . . . . . . . . . . 4
Actual Cost. . . . . . . . . . . . . . . . . . . . . . . . . . .22
Additional Rent. . . . . . . . . . . . . . . . . . . . . . . . . 8
Affected Area. . . . . . . . . . . . . . . . . . . . . . . . . .22
Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . .35
Air Quality Standards. . . . . . . . . . . . . . . . . . . . . .19
Alterations. . . . . . . . . . . . . . . . . . . . . . . . . . .25
Arbitration Notice . . . . . . . . . . . . . . . . . . . . . . .42
Arbitrator . . . . . . . . . . . . . . . . . . . . . . . . . . .42
ASHRAE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
Availability Notice. . . . . . . . . . . . . . . . . . . . . . . 4
Availability Rent. . . . . . . . . . . . . . . . . . . . . . . . 4
Available Electricity. . . . . . . . . . . . . . . . . . . . . .19
Available Space. . . . . . . . . . . . . . . . . . . . . . . . . 4
Base Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Base Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
BOMA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
Building . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Building HVAC System . . . . . . . . . . . . . . . . . . . . . .19
Building Structure . . . . . . . . . . . . . . . . . . . . . . .23
Building Systems . . . . . . . . . . . . . . . . . . . . . . . .23
Building Top Signage . . . . . . . . . . . . . . . . . . . . . .41
Cleaning Specifications. . . . . . . . . . . . . . . . . . . . .20
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
Commission Agreement . . . . . . . . . . . . . . . . . . . . . .48
Common Areas . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Comparable Buildings . . . . . . . . . . . . . . . . . . . . . .50
Comparable Systems Buildings . . . . . . . . . . . . . . . . . .19
Cure Notice. . . . . . . . . . . . . . . . . . . . . . . . . . .22
Cut. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Damage Termination Date. . . . . . . . . . . . . . . . . . . . .30
Damage Termination Notice. . . . . . . . . . . . . . . . . . . .30
Delivery Date. . . . . . . . . . . . . . . . . . . . . . . . . . 5
Direct Expenses. . . . . . . . . . . . . . . . . . . . . . . . . 8
Early Put. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Early Put Dates. . . . . . . . . . . . . . . . . . . . . . . . . 2
Ed Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
Emergency Cure Period. . . . . . . . . . . . . . . . . . . . . .24
Emergency Notice . . . . . . . . . . . . . . . . . . . . . . . .24
Essential Services . . . . . . . . . . . . . . . . . . . . . . .22
Estimate . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
Estimate Statement . . . . . . . . . . . . . . . . . . . . . . .16
Estimated Excess . . . . . . . . . . . . . . . . . . . . . . . .16
Excess . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
Excess Consumption . . . . . . . . . . . . . . . . . . . . . . .19
Expansion Rent . . . . . . . . . . . . . . . . . . . . . . . . . 3
Expansion Rent Notice. . . . . . . . . . . . . . . . . . . . . . 2
Expansion Space. . . . . . . . . . . . . . . . . . . . . . . . . 2
Expansion Space Commencement Date. . . . . . . . . . . . . . . . 3
Expense Year . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Extended Outside Date  . . . . . . . . . . . . . . . . . . . . . 5
Fair Market Rent . . . . . . . . . . . . . . . . . . . . . . . . 6
Fair Market Rent Expansion Notice  . . . . . . . . . . . . . . . 2
First Option Rent  . . . . . . . . . . . . . . . . . . . . . . . 6
First Option Term  . . . . . . . . . . . . . . . . . . . . . . . 5
Fixed Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Force Majeure  . . . . . . . . . . . . . . . . . . . . . . . . .47
Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . .49
Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . .19


                                         (vi)




Initial Audit  . . . . . . . . . . . . . . . . . . . . . . . . .17
Intention to Transfer Notice . . . . . . . . . . . . . . . . . .34
Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . .51
JAMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Landlord Affiliates  . . . . . . . . . . . . . . . . . . . . . .50
Landlord's Broker. . . . . . . . . . . . . . . . . . . . . . . .48
Landlord's Group . . . . . . . . . . . . . . . . . . . . . . . .27
Landlord's Security. . . . . . . . . . . . . . . . . . . . . . .20
Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Lease Commencement Date. . . . . . . . . . . . . . . . . . . . . 5
Lease Expiration Date. . . . . . . . . . . . . . . . . . . . . . 5
Lease Term . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Legal Requirements . . . . . . . . . . . . . . . . . . . . . . .25
Monument Signage . . . . . . . . . . . . . . . . . . . . . . . .41
Necessary Action . . . . . . . . . . . . . . . . . . . . . . . .24
Nine Month Period. . . . . . . . . . . . . . . . . . . . . . . .34
Notice Date. . . . . . . . . . . . . . . . . . . . . . . . . . .24
Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
Offset Right . . . . . . . . . . . . . . . . . . . . . . . . . .24
On . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . 8
Option Notice. . . . . . . . . . . . . . . . . . . . . . . . . . 6
Option Notice Period . . . . . . . . . . . . . . . . . . . . . . 6
Option Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Option Rent Notice . . . . . . . . . . . . . . . . . . . . . . . 6
Option Term. . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Passenger Elevator Specifications. . . . . . . . . . . . . . . .20
Passenger Elevators. . . . . . . . . . . . . . . . . . . . . . .20
Personal Property. . . . . . . . . . . . . . . . . . . . . . . .36
Possessory Interest Tax. . . . . . . . . . . . . . . . . . . . .14
Pre-Occupancy Period . . . . . . . . . . . . . . . . . . . . . . 5
Pre-Occupancy Space. . . . . . . . . . . . . . . . . . . . . . . 5
Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Project. . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
Proposition 13 . . . . . . . . . . . . . . . . . . . . . . . . .14
Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . 1
Reassessment . . . . . . . . . . . . . . . . . . . . . . . . . .17
Recognition Agreement  . . . . . . . . . . . . . . . . . . . . .35
Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Repair Invoice . . . . . . . . . . . . . . . . . . . . . . . . .24
Repair Notice. . . . . . . . . . . . . . . . . . . . . . . . . .23
Request Notice . . . . . . . . . . . . . . . . . . . . . . . . . 4
Required Action. . . . . . . . . . . . . . . . . . . . . . . . .23
Rules and Regulations. . . . . . . . . . . . . . . . . . . . . .18
Second Notice. . . . . . . . . . . . . . . . . . . . . . . . . .24
Second Option Rent . . . . . . . . . . . . . . . . . . . . . . . 6
Second Option Term . . . . . . . . . . . . . . . . . . . . . . . 5
Security Area. . . . . . . . . . . . . . . . . . . . . . . . . .20
Security Deposit . . . . . . . . . . . . . . . . . . . . . . . .40
Services Termination Notice. . . . . . . . . . . . . . . . . . .22
Sick Building  . . . . . . . . . . . . . . . . . . . . . . . . .19
Single Policy. . . . . . . . . . . . . . . . . . . . . . . . . .13
Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . .16
Subject Space. . . . . . . . . . . . . . . . . . . . . . . . . .32
Subleasing Costs . . . . . . . . . . . . . . . . . . . . . . . .33
Suite 1000 . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Suite 1050 . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Superior Right Holders . . . . . . . . . . . . . . . . . . . . . 3
Supplemental Parking Area. . . . . . . . . . . . . . . . . . . . 1
Systems and Equipment. . . . . . . . . . . . . . . . . . . . . .13
Tax Expenses . . . . . . . . . . . . . . . . . . . . . . . . . .13
Tax Increase . . . . . . . . . . . . . . . . . . . . . . . . . .17
Telecommunications System. . . . . . . . . . . . . . . . . . . .21
Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Tenant HVAC System . . . . . . . . . . . . . . . . . . . . . . .19
Tenant's Broker. . . . . . . . . . . . . . . . . . . . . . . . .48
Tenant's Group . . . . . . . . . . . . . . . . . . . . . . . . .27
Tenant's Property. . . . . . . . . . . . . . . . . . . . . . . .26
Tenant's Security. . . . . . . . . . . . . . . . . . . . . . . .20


                                        (vii)




Tenant's Share . . . . . . . . . . . . . . . . . . . . . . . . .15
Termination Cure Period. . . . . . . . . . . . . . . . . . . . .22
Third Party Lease. . . . . . . . . . . . . . . . . . . . . . . . 3
Transfer Notice. . . . . . . . . . . . . . . . . . . . . . . . .32
Transfer Premium . . . . . . . . . . . . . . . . . . . . . . . .33
Transfer Space . . . . . . . . . . . . . . . . . . . . . . . . .34
Transferee . . . . . . . . . . . . . . . . . . . . . . . . . . .32
Transfers. . . . . . . . . . . . . . . . . . . . . . . . . . . .32
Variable Components. . . . . . . . . . . . . . . . . . . . . . . 9
Ventilation for Acceptable Indoor Air Quality  . . . . . . . . .19



                                        (viii)

                                1800 CENTURY PARK EAST

                                     OFFICE LEASE

    This Office Lease, which includes the preceding Summary of Basic Lease Information (the "SUMMARY") attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known collectively as the "LEASE"), dated as of the date set forth in SECTION 1 of the Summary, is made by and between STATE TEACHERS' RETIREMENT SYSTEM, a retirement system created under the laws of the State of California ("LANDLORD"), and HERBALIFE INTERNATIONAL OF AMERICA, INC., a California corporation ("TENANT").

                                      ARTICLE 1

                         REAL PROPERTY, BUILDING AND PREMISES

      1.1 REAL PROPERTY, BUILDING AND PREMISES. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in SECTION 6 of the Summary (the "PREMISES"), which Premises are located in the "Building," as that term is defined in this SECTION 1.1. The outline of the floor plan of the Premises is set forth in EXHIBIT A attached hereto. The Premises are a part of the building (the "BUILDING") located at 1800 Century Park East, Los Angeles, California. The Building contains 244,792 rentable square feet. Tenant's rights to the Premises do not include the right to use the janitorial closet and the fan, electrical, and telephone rooms on the floors of the Building containing all or a portion of the Premises (provided that Tenant shall be permitted to use the telephone room on the floor or floors of the Premises to terminate its telephone cable in the same and install and maintain Tenant's telephone equipment but only to the extent such equipment does not interfere with normal operation of the Building telephone equipment in such room, and thereafter Tenant shall have access thereto upon prior notice to Landlord and, except in emergencies, when accompanied by a representative of Landlord), and do not include the right to use, or access to, any ceilings or space above the ceilings on the floors of the Building containing the Premises (provided that Tenant shall be allowed to use such space on the floor or floors of the Premises as necessary for providing utility services such as the installation of computer cable conduits, as approved by Landlord, and thereafter Tenant shall have access to such space upon prior notice to Landlord and, except in emergencies, when accompanied by a representative of Landlord), nor do Tenant's rights to the Premises include the right to use, or access to, any floors or walls on the floor or floors containing the Premises (with the exception of the inner surfaces thereof and with the further exception of any walls which are constructed solely to partition space within the Premises). The Building, the parking structure beneath the Building (the "MAIN PARKING AREA") and the parking structure adjacent to the Building (the "SUPPLEMENTAL PARKING AREA") (collectively, the "ON-SITE PARKING AREA"), the land upon which the Building stands and the land and improvements surrounding the Building which are common areas appurtenant to or servicing the Building are herein sometimes collectively referred to as the "REAL PROPERTY."

      1.2 COMMON AREAS. Tenant is hereby granted the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located on the Real Property designated by Landlord for the common use of the tenants of the Building (collectively, the "COMMON AREAS"); provided, however, that the manner in which such Common Areas are maintained and operated shall be at the reasonable discretion of Landlord, and the use thereof by Tenant and other persons and entities shall be subject to the Rules and Regulations (as the same may be modified from time to time in a reasonable, non-discriminatory manner) and as required by local governmental and quasi-governmental authorities. Landlord reserves the right to make alterations or additions to or to change the location of elements of the Real Property and the Common Areas; provided, however, that, if there is no emergency condition requiring such alteration or change, Landlord shall provide Tenant with fifteen (15) business days prior notice of any of the actions set forth in this SECTION 1.2, above, to be taken by Landlord if such action will substantially interfere with Tenant's ability to (i) conduct business in the Premises, (ii) gain access to and from the On-site Parking Area and adjacent streets, or (iii) use the On-site Parking Area. Landlord shall at all times during the Lease Term, maintain and operate the Common Areas in a first-class manner customary to Comparable

Buildings. Subject to the terms of this Lease (including any provisions hereof which cover impairment of access), Tenant shall have the right of access to the Premises, the Building and the On-site Parking Area 24-hours per day, 7-days per week during the "Lease Term" as that term is defined in SECTION 2.1 of this Lease.


      1.3     VERIFICATION OF RENTABLE SQUARE FEET OF PREMISES AND BUILDING.
For purposes of this Lease, "usable square feet" shall be calculated pursuant to Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 - 1980 ("BOMA"). Landlord and Tenant agree that the number of usable and rentable square feet contained in the Premises initially leased by Tenant pursuant to this Lease are as set forth in SECTION 6 of the Summary and the number of rentable square feet in the Building is as set forth in SECTION 1.1, above. Rentable square feet for any full floors leased by Tenant of any Expansion Space or Available Space shall be the product of (i) 1.051 and (ii) the number of usable square feet contained in such space, measured pursuant to BOMA. Rentable square feet for any partial floors leased by Tenant as Expansion Space or Available Space shall be the product of (A) the number of usable square feet contained in such space measured pursuant to BOMA, and (B) the load factor for the floor such space is located on, as determined in Landlord's reasonable discretion. The current load factors for the Building are as set forth in EXHIBIT K attached hereto.

      1.4 BASE BUILDING. Landlord shall complete or cause to be completed, at its own cost and expense, the "Base Building," as that term is defined in the Tenant Work Letter, attached hereto as EXHIBIT B. Except as specifically set forth in this Lease and in the Tenant Work Letter, Landlord shall not provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises or the Building except as specifically set forth in this Lease and the Tenant Work Letter.

      1.5 EXPANSION SPACE. Landlord hereby grants to Tenant the option to lease approximately 8758 rentable square feet of space known as Suite 1000 ("SUITE 1000") and 6748 rentable square feet of space known as Suite 1050 ("SUITE 1050"), located on the tenth (10th) floor of the Building (collectively, the "EXPANSION SPACE"), as set forth in EXHIBIT A-1 attached hereto, upon the terms and conditions set forth in this SECTION 1.5 and this Lease. Notwithstanding the foregoing, Tenant's right to lease Expansion Space shall be subordinate to, and shall commence only after the expiration of, the "Existing Tenant's Rights", as that term is defined in Section 1.6, below..

      1.5.1 METHOD OF EXERCISE. Tenant's option to lease any of the Expansion Space shall be exercised in the following manner. Landlord shall inform Tenant prior to the date a particular Expansion Space will become available to occupy by Tenant, which notice in any event may not be delivered before July 31, 1998 as to Suite 1000 and November 30, 1998 as to Suite 1050. Tenant shall, within fifteen (15) business days thereafter, deliver written notice to Landlord stating that Tenant is interested in exercising its right to lease the applicable Expansion Space. Landlord, within fifteen (15) business days after receipt of Tenant's notice, shall deliver notice to Tenant (the "EXPANSION RENT NOTICE"), setting forth the "Expansion Rent", as that term is defined in SECTION 1.5.2 hereof. If Tenant wishes to exercise such option, Tenant shall, on or before the date occurring fifteen (15) business days after Tenant's receipt of the Expansion Rent Notice, exercise Tenant's option to lease by delivering written notice thereof to Landlord. Concurrent with such exercise Tenant may object to the Expansion Rent set forth in the Expansion Rent Notice, in which case Landlord and Tenant shall use good faith efforts to agree on the Expansion Rent. In the event that Landlord and Tenant do not agree to the Expansion Rent within fifteen (15) days of Tenant's election to lease any of the Expansion Space, Tenant shall deliver a notice to Landlord (the "FAIR MARKET RENT EXPANSION NOTICE") electing to submit the Expansion Rent to arbitration, and the Expansion Rent shall be determined as set forth in SECTION 2.2.2 of this Lease.

              1.5.1.1 LANDLORD'S EARLY PUT RIGHT. If for any reason Landlord is able to offer Tenant occupancy of the Expansion Space earlier than November 30, 1997 for Suite 1000, or March 31, 1998 for Suite 1050, (the "EARLY PUT DATES"), Landlord shall notify Tenant of such availability (the "EARLY PUT"), and Tenant shall then have fifteen (15) business days after Tenant's receipt of Landlord's notice to notify Landlord of its interest in exercising its option on the offered

Expansion Space. If Tenant elects to exercise its option pursuant to the Early Put the parties shall follow the procedures set forth in sentences three, four and five of SECTION 1.5.1 above.

              1.5.1.2 RIGHTS FOLLOWING EARLY PUT. If Tenant declines to then exercise its rights under SECTION 1.5.1.1 with respect to the Early Put, or fails to respond within the fifteen (15) business day period, Landlord shall have the right to lease such Expansion Space to a third party (the "THIRD PARTY LEASE") for a term with an expiration date which occurs on or before the earlier of (i) the last day of the fifth year of such term and (ii) November 30, 2000, as to Suite 1000 and March 31, 2001, as to Suite 1050. Following the expiration of the Third Party Lease, Landlord shall notify Tenant of the availability of the Expansion Space and Tenant shall then have fifteen (15) days after Tenant's receipt of Landlord's notice to notify Landlord of its interest in exercising its option on such Expansion Space. If Tenant elects to exercise its option, the parties shall follow the procedures set forth in sentences three, four and five of Section 1.5.1 above.

      1.5.2 EXPANSION RENT. The Rent payable by Tenant for Expansion Space leased by Tenant (the "EXPANSION RENT") shall be equal to the then "Fair Market Rent," as that term is defined in SECTION 2.2.1.1, below, for the applicable Expansion Space.

      1.5.3 CONSTRUCTION OF EXPANSION SPACE. Except as otherwise set forth in this SECTION 1.5 or as otherwise agreed to by Landlord and Tenant, the construction of improvements in the Expansion Space shall be governed by the applicable terms of the Expansion Rent and the Tenant Work Letter attached hereto as EXHIBIT B, and for such purposes all references in the Tenant Work Letter to the "Premises" shall mean and refer to the applicable Expansion Space. Tenant shall receive an improvement allowance for the Expansion Space as determined as a component of the applicable Expansion Rent.

      1.5.4 AMENDMENT TO LEASE. If Tenant timely exercises Tenant's right to lease Expansion Space as set forth herein, Landlord and Tenant shall within a reasonable after determination of the Expansion Rent, execute an amendment adding such Expansion Space to the Lease upon the same terms and conditions as the initial Premises, except as other-wise set forth in this
SECTION 1.5. Tenant shall commence payment of Rent for the Expansion Space and the term of the Expansion Space shall commence upon a date (the "EXPANSION SPACE COMMENCEMENT DATE") determined as a component of the applicable Expansion Rent. The lease term of the Expansion Space shall expire on the Lease Expiration Date.

      1.5.5 TERMINATION OF EXPANSION SPACE RIGHT. Tenant shall not have the right to lease the Expansion, as provided in this SECTION 1.5, if Tenant, as of the date of the attempted exercise of any right to lease the Expansion Space by Tenant, or as of the date of delivery of such Expansion Space to Tenant, is in "Material Default" under this Lease beyond applicable notice and cure periods. For the purposes of this Lease, a "Material Default" shall consist of any default under SECTION 19.1.1., or 19.1.5, below, or a material default under
SECTION 19.1.2, below. The rights contained in this SECTION 1.5 shall be personal to the Tenant named in the Summary and its "Affiliates," as that term is defined in SECTION 14.6 of this Lease, and to any assignee (and not by any sublessee or other Transferee) of the Lease approved by Landlord pursuant to the terms of ARTICLE 14, and may only be exercised by such Tenant, an Affiliate, or an assignee (and not any sublessee or other Transferee) if Tenant and its Affiliates, or the assignee occupies at least four (4) full floors of the Premises. Time is of the essence of the right of exercising Tenant's option as to the Expansion. Failure by Tenant to exercise its rights in a timely manner shall terminate the right with respect to the affected space. In addition, the right of Tenant's exercising option as to the Expansion offer shall expire if Tenant does not exercise the First Option or the Second Option as set forth in
SECTION 2.2.

      1.6     RIGHT OF AVAILABILITY.  Subject to the terms set forth in this
SECTION 1.6, Landlord hereby grants to Tenant a continuing right of availability to the "Available Space," as that term is defined below, on the terms and conditions set forth in this SECTION 1.6. Such right of availability shall be subject to the terms and conditions (including expansion and first offer rights) of leases existing in the Building as of the date of this Lease as such rights are set forth in EXHIBIT F attached hereto (the "EXISTING TENANT'S RIGHTS"), and further subject and subordinate to any and all present and future rights of other current and future tenants of the Building (collectively the "SUPERIOR RIGHT HOLDERS") with respect to such space, other than rights of first offer, first refusal, first availability or any right to expand which does not contain the right to expand into a predetermined amount of space at a predetermined time period benefiting future tenants or benefitting current tenants (unless contained in leases in existence as of the date of this Lease).

         1.6.1 PROCEDURE FOR AVAILABILITY RIGHT. Tenant may inform Landlord (the "REQUEST NOTICE"), not more than twice in any Lease Year, that Tenant desires to lease additional space in the Building. Landlord shall, within ten (10) business days of receiving the Request Notice, deliver to Tenant a notice (the "AVAILABILITY NOTICE"), which Availability Notice shall describe all space in the Building, other than on the first floor, which will become available (including space which will become available only following a tenant's failure to exercise an option to extend its term or expand its premises) for lease to Tenant within the three (3) year period commencing on the date of the Availability Notice, the lease rights relating to such space, and the projected dates upon which such space will become available to lease (the "AVAILABLE SPACE"), as well as the rentable square footage of the Available Space, and Landlord's determination of the "Availability Rent," as that term is defined in SECTION 1.6.3, below, for each such space,

         1.6.2 PROCEDURE FOR ACCEPTANCE. If Tenant wishes to exercise its right of first availability, then within ten (10) business days of delivery of the Availability Notice to Tenant, Tenant shall deliver notice (the "ACCEPTANCE NOTICE") to Landlord exercising Tenant's right of availability as to all or any portion of the space described in the Availability Notice. If Tenant timely exercises its right of availability as set forth herein, Landlord and Tenant shall, within thirty (30) days after Landlord's receipt of the Acceptance Notice, execute an amendment to this Lease adding the space described in the Acceptance Notice to the Premises upon the terms and conditions as determined as a component of the "Availability Rent" as that term is defined in Section 1.6.3, BELOW. If Tenant does not timely deliver the Acceptance Notice, then Landlord shall be free to lease any of the space described in the Availability Notice to anyone to whom Landlord desires and on any terms Landlord desires. Notwithstanding the foregoing, Tenant shall not have a right to lease less than an entire portion of Available Space offered to Tenant by Landlord in any particular Availability Notice except as follows.

              1.6.2.1 AVAILABLE SPACE ON MULTI-TENANT FLOORS. In the case of an Available Space which does not consist of all the space located on a floor, Tenant shall have the right to lease any or all of the Available Space on such floor, so long as any space remaining on such floor after Tenant's lease of the applicable Available Space remains, in Landlord's reasonable determination, in a leasable configuration,

              1.6.2.2 Available Space ON FULL FLOORS. In the case where any Available Space consists of an entire floor of the Building, Tenant shall not have the right to lease less than the full floor, unless (i) Tenant shall lease at least 10,000 rentable square feet of such floor, and (ii) Landlord is unable to deliver to Tenant a comparable amount of space on a multi-tenant floor within nine (9) months after the date the space on such full floor will be delivered to Tenant.

         1.6.3 AVAILABILITY RENT. The Rent payable by Tenant for the Available Space (the "AVAILABILITY RENT") shall be the "Fair Market Rental Value" for such space, as that term is defined in SECTION 2.2.1.1 of this Lease. In the event that, concurrently with Tenant's delivery of the Acceptance Notice, Tenant notifies Landlord that it does not accept the Availability Rent set forth in the Availability Notice, the Availability Rent shall be determined in accordance with the procedures set forth in SECTION
2.2.2 of this Lease, otherwise, the Availability Rent shall be as set forth in Landlord's Availability Notice.

         1.6.4 TERMINATION OF RIGHT OF AVAILABILITY. Tenant shall not have the night to lease Available Space, as provided in this SECTION 1.6, if Tenant, as of the date of the attempted exercise of such right by Tenant, or as of the date of delivery of such Available Space to Tenant, is in Material Default under this Lease beyond applicable notice and cure periods. The rights contained in this SECTION 1.6 shall be personal to the Tenant named in the Summary, its Affiliates, and to any assignee (but not to any sublessee or other Transferee) of the Lease approved by Landlord pursuant to the terms of
Article 14, and may only be exercised by such Tenant, an Affiliate or an assignee (and not any sublessee or other Transferee) if Tenant and its Affiliates, or the assignee occupies at least four (4) full floors of the Premises. Time is of the essence of the right of availability. Failure by Tenant to exercise its rights in a timely manner shall terminate the right with respect to the affected space. In addition, the right shall expire if Tenant does not exercise the First Option or the Second Option as set forth in SECTION 2.2.

                                      ARTICLE 2

                                      LEASE TERM

    2.1  INITIAL TERM.

         2.1.1 LEASE TERM. The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the "LEASE TERM") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "LEASE COMMENCEMENT DATE") set forth in Section 7.2 of the Summary (subject, however, to the terms of Section 5 of the Tenant Work Letter), and shall terminate on the date (the "LEASE EXPIRATION DATE") set forth in SECTION 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term commencing on the Lease Commencement Date; provided that the last Lease Year shall end on the Lease Expiration Date. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Base Building were in satisfactory condition at such time, provided that Tenant shall have the right to submit a punch list within thirty (30) days of Landlord's delivery of the Base Building to Tenant detailing any Base Building items which fail to comply with the Tenant Work Letter. Landlord shall then complete said punch list items as required in the Tenant Work Letter. Notwithstanding the definition of the Lease Commencement Date for the Premises set forth above, if Tenant commences business operations from any portion of the Premises prior to the occurrence of the Lease Commencement Date (each space occupied to be known as the "PRE-OCCUPANCY SPACE"), all of the terms and conditions of this Lease shall apply to that portion of the Premises containing the Pre-Occupancy Space, except that Tenant shall have no obligation to pay any Base Rent or Direct Expenses during the period commencing on the date Tenant commences business operations from the applicable Pre-Occupancy Space and continuing until the Lease Commencement Date (the "PRE-OCCUPANCY PERIOD"). Tenant shall however be obligated to pay parking charges during the Pre-Occupancy Period for any parking spaces used by Tenant other than in connection with the construction of the Premises. Tenant shall have the right to commence business operations from any portion of the Premises during the Pre-Occupancy Period, provided that a certificate of occupancy or its equivalent permitting occupancy shall have been issued by the appropriate governmental authorities for the Pre-Occupancy Space.

         2.1.2     Intentionally Deleted.

    2.2  OPTION TERMS.

         2.2.1 OPTION RIGHTS. Tenant shall have two (2) options to extend the Lease Term for a period of five (5) years each (the "FIRST OPTION TERM" and the "SECOND OPTION TERM," respectively), (the foregoing option terms shall be referred to hereinafter sometimes individually or collectively as the "OPTION TERM"), which options shall be exercisable by notice delivered by Tenant to Landlord as provided below. Upon the proper exercise of each such option to extend, the initial Lease Term or First Option Term, as applicable, shall be extended by the Option Term, subject to every term and condition of this Lease, except that the applicable "Option Rent," as that term is defined in SECTION 2.2. 1. 1, below, shall be determined as set forth in SECTION 2.2. 1. 1, below. Tenant shall have the right, exercisable concurrently with Tenant's delivery of the "OPTION NOTICE," as that term is defined below, to reduce the number of rentable square feet of office space which Tenant shall rent during the ensuing Option Term; provided, however, that Tenant may only reduce the size of the Premises in full floor increments (or so much of a floor as shall be leased by Tenant in the event of less that full floor leasing), and in no event shall Tenant be allowed to reduce the
Premises to less than four (4) full contiguous floors.   Tenant shall incur
no penalty or charge in connection with the reduction in the size of the Premises during the ensuing Option Term.

              2.2.1.1 OPTION RENT. The rent payable by Tenant during the First Option Term (the "FIRST OPTION RENT") or the Second Option Term ( the "SECOND OPTION RENT"), as the case may be (collectively, the "OPTION RENT"), shall be equal to the then "Fair Market Rent." "FAIR MARKET RENT," as used in this Lease, shall be equal to (a) ninety-five percent (95%) (or, in the case of Expansion Space, Available Space, or an Option Term for less than all of the Premises, 100%) of the face or stated rental rate (including all escalations thereto) and (b) one hundred percent (100%) of the other non-discounted economic terms at which tenants comparable to Tenant, as of the first day of the applicable Option Term or expansion term, are leasing for a comparable term, non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the Premises, Expansion Space or Available Space, as applicable, from a willing, comparable landlord, at arm's length in transactions where the tenant's were represented by a third party, arms length broker that received a customary commission from the landlord, which comparable space is located in the Building or in the "Comparable Buildings," as that term is defined in SECTION 29.35 hereof, taking into consideration
(i) a new base year in connection with the payment of operating and tax expenses, (ii) rental abatement concessions being given such tenants, if any, in connection with such comparable space and, except with respect to any Option Term, in connection with the period of construction of such space,
(iii) tenant improvement allowances and the value of tenant improvement work provided or to be provided for such comparable space taking into account and deducting the value of the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same can be utilized by Tenant, and in the case of any Option Term, taking into account the fact that such improvements were specifically suitable to Tenant at the time they were constructed, and, (lv) other monetary concessions, if any, paid to such tenants.

              2.2.1.2 EXERCISE OF OPTIONS, Each option shall be exercised by Tenant in the following manner: (i) Tenant shall deliver notice to Landlord (the "OPTION NOTICE") not more than twenty-one (21) months and not less than eighteen (18) months prior to the expiration of the initial Lease Term or the First Option Term, as the case may be, stating that Tenant is interested in exercising its option, (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "OPTION RENT NOTICE") to Tenant not more than eighteen (18) months and not less than sixteen (16) months prior to the expiration of the initial Lease Term or the First Option Term, as the case may be (the "OPTION NOTICE PERIOD"), setting forth the proposed First Option Rent or the proposed Second Option Rent, as the case may be, which shall be applicable to this Lease during the applicable Option Term; and (iii) if Tenant elects to exercise the option, then on or before the later of (A) sixty (60) days after delivery of the Option Rent Notice, and (B) the date which is fourteen (14) months prior to the expiration of the initial Lease Term or First Option Term, as applicable, Tenant shall deliver notice to Landlord's exercising the option and, concurrent with such exercise, Tenant may object to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the applicable Option Rent shall be determined, as set forth in SECTION 2.2.2 of this Lease. Notwithstanding the foregoing, if Tenant fails to deliver the Option Notice during the Option Notice Period, Tenant may nevertheless, on or before the date which is fourteen (14) months prior to the expiration of the initial Lease Term or First Option Term, as the case may be, deliver to Landlord notice that Tenant elects to exercise its option to extend the Lease Term, in which case the Option Rent shall be determined as set forth in Section 2.2.2, below,

         2.2.2 DETERMINATION OF OPTION RENT BY ARBITRATION. In the event Tenant timely objects to the applicable Option Rent, Landlord and Tenant shall in good faith attempt to agree upon the applicable Option Rent. If Landlord and Tenant fail to reach agreement within ten (10) days following Tenant's objection to the applicable Option Rent (the "OUTSIDE AGREEMENT DATE"), then Tenant shall make a separate determination of the applicable Option Rent (and notify Landlord of such determination), within ten (10) days, and such determination, together with Landlord's determination of the Option Rent (which may or may not be as set forth in the Option Rent Notice), shall be submitted to arbitration in accordance with SECTIONS 2.2.2.1 through
2.2.2.7 below. Failure of Tenant to make a determination of the applicable Option Rent within the ten-day period shall conclusively be deemed Tenant's approval of the applicable Option Rent determined by Landlord as set forth in the Option Rent Notice.

              2.2.2.1 Landlord and Tenant shall each appoint one arbitrator who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal or investing, as the case may be) of commercial high-rise properties in the

Century City, California area. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

              2.2.2.2   The two arbitrators so appointed shall within ten
(10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

              2.2.2.3 The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Option Rent, and shall notify Landlord and Tenant thereof The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of SECTION 2.2.1 of this Lease.

              2.2.2.4 The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

              2.2.2.5 If either Landlord or Tenant fails to appoint an arbitrator within (15) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, and notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

              2.2.2.6 If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this SECTION 2.2.3.

              2.2.2.7 The cost of arbitration shall be paid by Landlord and Tenant equally.

         2.2.3 TERMINATION OF OPTIONS. Tenant shall not have the right to exercise any Option granted in SECTION 2.2 IF Tenant, as of the date of the attempted exercise of any Option, or as of the date of commencement of the applicable Option Term, is in Material Default under this Lease beyond applicable notice and cure periods. The rights contained in this SECTION 2.2 are personal to the Tenant named in the Summary, its Affiliates, and to any assignee (but not to any sublessee or Transferee) of the Lease approved by Landlord pursuant to the terms of Article 14, and may only be exercised by such Tenant, an Affiliate, or an assignee (and not any sublessee or other Transferee) if Tenant and its Affiliate, or such assignee occupies at least four (4) full floors of the Premises. Time is of the essence of the Options.
 Failure by Tenant to exercise its rights in a timely manner shall terminate the Options. In addition, the Second Option shall terminate immediately if the First Option is not exercised.

                                      ARTICLE 3

                                      BASE RENT

    Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the management office of the Building, or at Landlord's option, at such other place in the city of Los Angeles as Landlord may from time to time designate in writing, in United States currency or a good check for United States currency, base rent ("BASE RENT") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever, except as otherwise specifically provided in this Lease. The Base Rent for the first full month of the Lease Term, which occurs after the expiration of any free rent period, shall be paid at the time of Tenant's execution of this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, the rental for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calender month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the Base Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

                                      ARTICLE 4

                                   ADDITIONAL RENT

    4.1  ADDITIONAL RENT.  In addition to paying the Base Rent specified in
Article 3 of this Lease, Tenant shall pay as additional rent "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in SECTIONS 4.2.7 and 4.2.2 of this Lease, respectively, which are in excess of the amount of Direct Expenses attributable to the "Base Year," as that term is defined in
SECTION 4.2.1 of this Lease. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (other than Base Rent and any Security Deposit), shall be hereinafter collectively referred to as the "ADDITIONAL RENT." The Base Rent and Additional Rent are herein collectively referred to as the "RENT." All amounts due under this ARTICLE 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent.
Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Landlord and Tenant provided for in this ARTICLE 4 shall survive the expiration of the Lease Term, to the extent the same is attributable to the time period prior to the expiration of the Lease Term.

    4.2 DEFINITIONS. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

         4.2.1 "BASE YEAR" shall mean the period set forth in SECTION 9.1 of the Summary.

         4.2.2 "DIRECT EXPENSES" shall mean "Operating Expenses" and "Tax Expenses."

         4.2.3 "EXPENSE YEAR" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

         4.2.4 "OPERATING EXPENSES" shall mean all reasonable and actual expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Real Property, including, without limitation, any amounts paid for (i) the cost of supplying all utilities, the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and escalator and elevator systems, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a governmentally mandated transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine; (iv) the cost of landscaping, maintenance, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Building; (v) the cost of utilities, insurance and normal repairs and maintenance, together with those items included in item (xiii), below, incurred in connection with the On-Site Parking Area (provided that, to the extent in any Expense Year following the Base Year any such expenses are incurred by Landlord which in the Base Year were not included in Operating Expenses, the Base Year parking costs shall be deemed to be retroactively adjusted to the amount they would have been had Landlord included such expenses in the Base Year); (vi) fees, charges and other costs, including consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Building and Real Property; (vii) any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (viii) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Building, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, that if any employees of Landlord provide services for more than one building of Landlord, then a prorated portion of such employees' wages, benefits and taxes shall be included in Operating Expenses based on the portion of their working time devoted to the Building; (xi) payments under any easement, license, operating agreement, declaration, restrictive covenant, instrument or agreement pertaining to the Building which comes into existence after the date of this Lease and which is approved or agreed to by Tenant;(x) operation, repair, replacement and maintenance of all "Systems and Equipment," as that term is defined in SECTION 4.2.5 hereof, and components thereof; (xi) the cost of janitorial service, alarm and security service, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest at the Interest Rate, on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building and Real Property; and (xiii) cost of capital improvements or other costs incurred in connection with the Real Property (A) which are reasonably intended to reduce Operating Expenses, provided that such costs shall be included in Operating Expenses only to the extent of Landlord's reasonably anticipated yearly reduction of Operating Expenses for that particular Expense Year caused by such capital improvement, or (B) that are required under any governmental law or regulation that was not enacted prior to the Lease Commencement Date; provided, however, that any capital expenditure shall be amortized (including interest on the unamortized cost) over its reasonable useful life. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. Notwithstanding anything to the contrary set forth herein, for any Expense Year in which other than one hundred percent (100%) of the rentable space in the Building is leased during the entire Expense Year all "Variable Components," as that term is defined in this
SECTION 4.2.4, below, of Operating Expenses for such Expense Year shall be grossed-up, employing sound accounting and property management principles, to the amount such Variable Components would have been in the event the Building has been one hundred percent (100%) leased during the entire Expense Year and the adjusted amount of the Variable Components shall be used in determining Operating Expenses for such Expense Year. Such adjustment, however shall not result in Landlord receiving from Tenant and other tenants in connection with the Variable Components more than one hundred percent (100%) of the cost of such Variable Components. "VARIABLE COMPONENTS" shall be those componenets that vary based upon occupancy levels and shall specifically exclude Fixed Costs. "FIXED COSTS" means (a) premiums incurred by Landlord for liability insurance and property damage insurance relating to Landlord's ownership and/or operation of the Building to the extent such rates are not affected by occupancy rates, (b) landscaping costs relating to the Building,
(c) Building management office rent, (d) exterior window washing costs and
(e) to the extent the same are not affected by the occupancy level of the Building, costs, including janitorial and utility costs, relating to portions of the Common Areas located outside the Building and portions of the Common Area located within the Building, which Common Areas are not located on floors of the Building above the lobby level of the Building.

    Notwithstanding the foregoing provisions of this SECTION 4.2.4, for purpose of this Lease Operating Expenses shall not, however, include:

         (1) any payments under a ground lease or master lease relating to the Building;

         (2) except as provided in item (xiii), above, costs of capital nature (including amortization payments and depreciation), including but not limited to capital improvements, replacements, alterations and additions; provided, however, that whether a cost is capital shall be determined according to the sound real estate accounting principles consistently applied by Comparable Buildings;

         (3) rentals for items which if purchased, rather than rented, would constitute a non-expensable capital improvement under item (2) above;

         (4) the cost of any item (including costs incurred for the repair of damage to the Building pursuant to the terms of Article 11 of this Lease or otherwise) to the extent Landlord receives reimbursement from insurance or condemnation proceeds or which would be reimbursable from insurance required (but failed) to be maintained by Landlord under this Lease, (provided that as to any deductible amount paid by Landlord in connection with damage and destruction, which deductible amount is not excluded from Operating Expenses under item (2), above, up to $75,000 of such deductible amount related to any one or more damage and destruction events may be included as an Operating Expense provided that in no event shall more than $25,000 in the aggregate relating to deductible amounts be included in Operating Expenses in any single Expense Year);

         (5) costs, including permit, license and inspection costs, incurred with respect to the installation of tenants' or other occupants' improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Building;

         (6) except as otherwise permitted in this Section 4.2.4, depreciation and amortization;

         (7) marketing and promotional costs, including but not limited to leasing commissions, real estate brokerage commissions, and attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

         (8) costs of services, utilities, or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building free of charge, including, but not limited to, above Building standard heating, ventilation and air-conditioning and Janitorial services (but only to the extent Tenant is charged for the identical benefit);

         (9) costs incurred by Landlord due to any violation of the terms and conditions of any lease of space or occupancy agreement in the Building;

         (10) costs of overhead or fees paid to Landlord, to affiliates or partners of Landlord, partners or affiliates of such partners, or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs or fees of such goods and/or services rendered by unaffiliated third parties on a competitive basis in Comparable Buildings;

         (11) interest, principal, attorneys' fees, environmental investigations or reports, points, fees and other lender costs and closing costs on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or any part thereof or on any unsecured debt;

         (12) Landlord's general corporate overhead and general, non-Building related administrative expenses,

         (13) salaries of officers, executives or other employees of Landlord, any affiliate of Landlord, or partners or affiliates of such partners or affiliates, other than any personnel engaged in the management, operation, maintenance, and repair of the Building (and only to the extent they are so engaged) who are working in the Building management office and whose salaries are not typically included in the management fee being paid and included in Operating Expenses; provided Operating Expenses shall in no event include salaries of individuals who hold a position which is generally considered to be higher in rank than the position of the manager of the Building or the chief engineer of the Building;

         (14) all items and services for which Tenant or any other tenant in the Building reimburses Landlord (other than through Tenant's Share or any other tenant's share of Operating Expenses);

         (15) advertising and promotional expenditures, including but not limited to tenant newsletters and Building promotional gifts, events or parties for existing or future occupants, and the costs of signs (other than the Building directory) in or on the Building identifying the owner of the Building or other tenants' signs and any unreasonable costs related to the celebration or acknowledgment of Holidays;

         (16) electric power or other utility costs for which any tenant directly contracts with the local public service company and pays directly therefore;

         (17) except as specifically set forth in item number (v) of the inclusions to Operating Expenses, above, and except as included in Tax Expenses, cost and expenses relating to the On-Site Parking Area;

         (18) costs incurred in complying with any governmental laws and regulations applicable to the Building and enacted prior to Lease Commencement Date, including, but not limited to life, fire and safety codes, environmental and "Hazardous Materials," as that term is defined in Section 29.33, below, laws and federal, state or local laws or regulations relating to disabled access, including, but not limited to, the Americans With Disabilities Act;

         (19) costs, penalties, fines, or awards and interest incurred as a result of Landlord's negligence in Landlord's operation of the Building, Landlord's violations of law, negligence or inability or unwillingness to make payments and/or to file any income tax, other tax or informational returns when due;

         (20) costs which are covered by and have been reimbursed under any contractor, manufacturer or supplier warranty,

         (21) costs arising from the negligence or intentional acts of Landlord or its agents, or of any other tenant, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents;

         (22) costs arising from Landlord's charitable or political contributions;

         (23) costs for sculpture, paintings or other objects of art or the insuring, repair or maintenance thereof,

         (24) costs (including in connection therewith all attorneys fees and costs of settlement judgments and payments in lieu thereof arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Landlord and/or the Building, except that any such costs directly relating to the operation of the Building for the general benefit of the tenants may be included in Operating Expenses;

         (25) costs, including but not limited to attorneys' fees associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building or any part thereof, costs of any disputes between Landlord and its employees, disputes of Landlord with Building management or personnel, or outside fees paid in connection with disputes with other tenants;

         (26) costs incurred in removing and storing the property of former tenants or occupants of the Building;

         (27) the cost of any work or services performed for any tenant (including Tenant) at such tenant's cost;

         (28) the cost of any parties, ceremonies or other events for tenants or third parties which are not tenants of the Building, whether conducted in the Building or in any other location, which are in excess of similar costs included in operating expenses by Comparable Buildings;

         (29) the cost of installing, operating and maintaining any specialty service, observatory, broadcasting facilities, luncheon club, museum, athletic or recreational club, or child care facility;

         (30) the cost of furnishing and installing non-Building standard replacement bulbs and ballasts in tenants' spaces, provided that at any one time the Building may have several types of Building standard replacement bulbs;

         (31) the cost of correcting latent defects in the design, construction or equipping of the Base Building;

         (32) reserves, and reserves for bad debts or lost rent or any similar charge;

         (33) costs incurred by Landlord in connection with rooftop communications equipment of Landlord which is not generally available to all tenants;

         (34) costs relating to any management office for the Building, including rent, in excess of management office charges charged by Comparable Buildings, provided that Landlord's management office may contain a maximum of 3,000 usable square feet and the rent charged for the management office must be comparable to the rent then being received by Landlord for comparable space in the Building;

         (35) payment of any management fee, whether paid to Landlord or an outside managing agent, in excess of the prevailing management fee per rentable square foot charged in the Comparable Buildings, provided that, regardless of the management fee percentage used in the Base Year, Landlord shall not increase, during any Expense Year, the percentage of such fee from the Base Year unless (i) Landlord adjusts the Base Year to such new percentage or (ii) such increase is limited to and in accordance with the actual increase in percentage in Comparable Buildings, and provided further that during the Base Year, Landlord shall gross-up the gross revenues used to calculate the management fee based on an occupancy level of one hundred percent (100%) (with all tenants deemed to be paying full rent);

         (36) any costs expressly excluded from Operating Expenses or Tax Expenses elsewhere in this Lease or included as Tax Expenses,

         (37) costs for services not included in the Base Year and normally provided by a property manager in return for a management fee;

         (38) "takeover" expenses, including, but not limited to, the expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Building;

         (39) costs incurred in connection with the original construction of the Building or any addition to the Building or in connection with any renovation, alteration or major change in the Building for which Operating Expense treatment is not specifically permitted in SECTION 4.2.4(x) or (xii);

         (40) any costs, fees, dues, contributions or similar expenses for industry associations or similar organizations;

         (41) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord in the Building;

         (42) insurance costs in excess of the costs incurred in the Base Year of any earthquake insurance policies caused by (and only to the extent caused by) a material decrease in the deductible amount of such policy, or by a change from a so-called "blanket" policy to a single building policy (provided that, in the event a subsequent purchaser of the Property shall carry a single building earthquake policy (The "SINGLE POLICY"), increases in the cost of such single policy, except those relating to a material increase in the deductible amount of such single policy, may be included in Operating Expenses provided that the Base Year Operating Expenses are retroactively adjusted to the amount they would have been had Landlord carried a Single Policy in the Base Year);

         (43) the entertainment expenses and travel expenses of Landlord, its employees, agents, partners and affiliates;

         (44) costs of traffic studies, environmental impact reports, transportation system management plans and reports, and non-governmentally mandated traffic mitigation measures,

         (45) any costs recovered by Landlord to the extent such cost recovery allows Landlord to recover more than 100% of Operating Expenses for the same Expense Year from tenants of the Building,

         (46) any costs for which Landlord has been reimbursed or receives a credit, refund or discount;

         (47) any cost incurred in Landlord's compliance with the terms of Los Angeles Municipal Code Section 91.8908 enacted and approved by the City Council of Los Angeles on March 1, 1995, as in effect on or before the Lease Commencement Date; and

         (48) any costs related to inspections, repairs, improvements, alterations or modifications made to investigate and/or correct damage to the Building specifically attributable to and caused by the "Northridge Earthquake" of January 17, 1994.

         Operating Expenses relating to periods of the Lease Term that fall partly within any Expense Year shall be reasonably allocated when determining Tenant's Share of Operating Expenses. In the event any portion of the Building is covered by a warranty at any time during the Base Year, Operating Expenses for the Base Year shall be deemed increased by such amount as Landlord would have incurred during the Base Year with respect to the items or matters covered by the subject warranty, had such warranty not been in effect during the Base Year (provided that no such increase shall be required if such item or matters are not treated or passed through as Operating Expenses in subsequent Expense Years). Any additional annual premium resulting from any new forms of insurance (which are not in replacement of previous coverage), any commercially unreasonable increase in insurance limits or coverage, or any commercially unreasonable decrease in deductibles in any year after the Base Year, shall be deemed to be included in Operating Expenses for the Base Year. The foregoing, however, shall not prevent Landlord from revising its insurance coverages in the normal course of business in accordance with Comparable Buildings, and in such event, there shall be no Base Year adjustment.

         4.2.5 "SYSTEMS AND EQUIPMENT" shall mean any plant, machinery, transformers, elevators, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building in whole or in part.

         4.2.6 "TAX EXPENSES" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building), which Landlord shall pay during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Real Property. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Building were fully constructed and the Real Property, Building, Base, Shell, and Core, and all tenant improvements in the Building were fully assessed for real estate tax purposes, and accordingly, during any Expense Year, Tax Expenses shall be deemed to be increased appropriately.

              4.2.6.1   Tax Expenses shall include, without limitation:

                        (i) Any tax on Landlord's rent, right to rent or other income from Real Property or as against Landlord's business of leasing any of the Real Property;

              (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("PROPOSITION 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any Governmental or private assessments or the Building's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

              (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating-, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

              (lv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

              (v) So long as the Building is owned by the State of California or any local public entity of government, including, without limitation, a state public retirement system, this Lease and the Tenant's interest hereunder may constitute a possessory interest subject to the payment of property taxes levied on the "full cash value" of that interest (the "POSSESSORY INTEREST TAX"). The full cash value, as defined in Sections 110 and 110.1 of the California Revenue and Taxation Code, of the possessory interest, upon which property taxes will be based will equal the greater of
(A) the full cash value of the possessory interest, or (B) if Tenant has leased less than all of the Real Property, Tenant's Proportionate Share of the full cash value of the Real Property that would have been enrolled if the Real Property had been subject to property tax upon acquisition by the state public retirement system; provided, however, that Landlord agrees that the Possessory Interest Tax allocable to Tenant shall not exceed Tenant's Proportionate Share of the ad valorem real property taxes that would have otherwise been payable by Tenant under this Lease had Landlord not been a governmental entity (the "Ad Valorem Taxes").

              4.2.6.2 With respect to any assessment that may be levied against, upon, or in connection with, the Real Property, or any portion thereof, and may be evidenced by improvement or other bonds, or may be paid in annual installments, there shall be included within the definition of Tax Expenses with respect to any tax fiscal year only the amount currently payable on such bonds, including interest, for such tax fiscal year, or the current annual installment for such tax fiscal year.

              4.2.6.3 If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed, or imposed upon Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Real Property shall be included within the term "Tax Expenses" except that the same shall not include any enhancement of said tax attributable to other income of Landlord.

              4.2.6.4 Any expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid.

              4.2.6.5 Tax refund received by Landlord shall be retroactively deducted from Tax Expenses for the Expense Year to which they apply.

              4.2.6.6 If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof by Landlord for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord within thirty (30) days of demand Tenant's Share of such increased Tax Expenses.

              4.2.6.7 Notwithstanding anything to the contrary set forth in this Lease, Tax Expenses shall not include (1) any excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents or receipts), (ii) taxes on tenant improvements in any space in the Building based on an assessed level in excess of the assessed level for which Tenant is individually and directly responsible under this Lease, (iii) penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments of, and/or to file any tax or informational returns with respect to, any Tax Expenses, when due, (lv) any real estate taxes directly payable by Tenant or any other tenant in the Building under the applicable provisions in their respective leases, (v) any items included as Operating Expenses or specifically excluded from Operating Expenses (other than Tax Expenses permitted in Article 4).

              4.2.6.8 The Tax Expenses for the Base Year shall be calculated without regard to any reduction to such taxes pursuant to the terms of Proposition 8, and if the Tax Expenses are calculated using a Possessory Interest Tax, the Tax Expenses for the Base Year shall be calculated as if they were Ad Valorem Taxes, without regard to any reduction to such taxes pursuant to the terms of Proposition 8. Tenant, however, shall have no right to credits or offsets against Rent, Operating Expenses or Tax Expenses by reason of Proposition 8 reductions obtained by Landlord in any other Expense Year.

              4.2.6.9 During the Base Year, the amount of Tax Expenses shall be determined using Ad Valorem Taxes as if the Real Property, the Building, the Base Building and all "Tenant Improvements," as that term is defined in Section 2.1 of the Tenant Work Letter, were fully constructed, occupied and assessed for real estate tax purposes, and shall be increased to reflect any real estate tax assessments relating to building renovations commenced or complete prior to the Lease Commencement Date, and any gross receipts tax which is part of Direct Expenses for the Base Year shall be grossed up during the Base Year as though the Building was fully occupied with rent paying tenants.

         4.2.7     "TENANT'S SHARE" shall mean the percentage set forth in
Section 9.2 of the Summary. Tenant's Share was calculated by multiplying the number of rentable square feet of the Premises by 100 and dividing the product by the total rentable square feet in the Building. In the event either the rentable square feet of the Premises and/or the total rentable square feet of the Building is changed pursuant to the terms of this Lease, Tenant's Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant's Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.

    4.3  CALCULATION AND PAYMENT OF ADDITIONAL RENT.

         4.3.1 CALCULATION OF EXCESS. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of the Direct Expenses attributable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in
SECTION 4.3.2, below, and as Additional Rent, an amount equal to the excess (the "EXCESS").

         4.3.2 STATEMENT OF ACTUAL DIRECT EXPENSES AND PAYMENT BY TENANT. Landlord shall endeavor to give to Tenant on or before the first day of April following the end of April following the end of each Expense Year, a statement (the "STATEMENT") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due (but not prior to thirty (30) days after Tenant's receipt of the Statement), the full amount of the Excess for such Expense Year, less the amount, if any, paid during such Expense Year as "Estimated Excess", as that term is defined in SECTION 4.3.3., below. If the amount of Tenant's Share of Direct Expenses is less than the amount paid by Tenant as Estimated Excess during the applicable Expense Year, Landlord shall credit such amount against the next Rent due or pay the difference to Tenant within thirty (30) days if this Lease has terminated or expired (other than pursuant to a default by Tenant). The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall within thirty (30) days after Tenant's receipt of the Statement pay to Landlord an amount as calculated pursuant to the provisions of Section 4.3 of this Lease. The provisions of THIS SECTION
4.3.2 shall survive the expiration or earlier termination of the Lease Term.

         4.3.3 STATEMENT OF ESTIMATED DIRECT EXPENSES. In addition, Landlord shall give Tenant a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable estimate (the "ESTIMATE") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Excess (the "ESTIMATED EXCESS") as calculated by comparing Tenant's Share of Direct Expenses attributable to the then-current Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses attributable to the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated
Excess under this Article 4.   If pursuant to the Estimate Statement an
Estimated Excess 'is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

    4.4 ALLOCATION OF DIRECT EXPENSES. Certain of the Direct Expenses are determined annually in the aggregate for the Real Property and the building located at 1840 Century Park East (collectively, the "PROJECT"). Such Direct Expenses shall be separately allocated by Landlord to each building. The portion of Direct Expenses allocated to the Building shall consist of (i) all Direct Expenses attributable solely to the Building and (11) an equitable portion (either split evenly among the two buildings of the Project or divided based upon the ratio of the number of rentable square feet in the Building to the total number of rentable square feet in the Project) of Direct Expenses attributable to the Project as a whole and not attributable solely to either building.

    4.5 TAXES AND OTHER CHARGES FOR WHICH TENANT IS DIRECTLY RESPONSIBLE. Tenant shall reimburse Landlord upon demand for any and all taxes required to be paid by Landlord (except to the extent included in Tax Expenses), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when-.

         4.5.1 Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the leasehold improvements regardless of whether title to such improvements shall be vested in Tenant or Landlord are assessed for real property tax purposes at a valuation higher than $40.00 per usable square foot of the Premises (the "CUT-OFF POINT"), provided that any amount of real estate taxes attributable to tenant improvements made in or to the Premises or in or to any other premises in the Building paid directly by Tenant and such other tenants in excess of the Cut-Off Point shall not be included in Tax Expenses;

         4.5.2 Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Real
Property, including Taxes on Tenant's right to use the On-site Parking Area; or

         4.5.3 Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

    4.6 TENANT'S PAYMENT OF CERTAIN TAX EXPENSES. Notwithstanding anything to the contrary contained in this Lease, in the event that after the commencement of the Lease Term any sale, refinancing, or change in ownership of the Real Property is consummated, and as a result thereof, and to the extent that in connection therewith, the Real Property is reassessed (the "Reassessment") for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition I') (as adopted by the voters of the State of California in the June, 1978 election), then the terms of this Section I shall apply.

         4.6.1     THE TAX INCREASE.   For purposes of this SECTION 4.6, the
term "Tax INCREASE" shall mean that portion of the Tax Expenses, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Tax Expenses, as calculated immediately following the Reassessment, which (i) is attributable to the initial assessment of the value of the Real Property, the base, shell and core of the Building, or the tenant improvements located in the Building, (11) is attributable to assessments pending immediately prior to the Reassessment, which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment, or (iii) is attributable to the annual inflationary increase to real estate taxes.

         4.6.2 TENANT'S Protection. During the first five (5) years of the Lease Term, Tenant shall not be obligated to pay any portion of the Tax
Increase relating to any Reassessment.     4.7  LANDLORD'S BOOKS AND RECORDS,
TENANT AUDIT.

         4.7.1 In connection with each Statement of Direct Expenses, Tenant's professional audit or accounting staff shall have the right, after reasonable notice and at reasonable times, to inspect and photocopy Landlord's accounting records at the office in the Building and Landlord shall reasonably cooperate with such staff to adequately substantiate such expenses. If, after such inspection and photocopying, Tenant continues to dispute the amount due, Tenant shall be entitled to retain, on a non-contingency fee basis, an independent, certified public accountant of regional or national prominence, or the real estate audit service known as Kislak, to audit and/or review Landlord's records to determine the proper amount of Direct Expenses (the "INITIAL AUDIT"). Tenant may exercise such audit night only once per year and any such audit must be completed by Tenant within one hundred eighty (180) days after commencement thereof If such audit or review- reveals an overpayment and if Landlord does not reasonably dispute the result of such audit or review, then Tenant shall provide Landlord a copy of such audit or review and within thirty (30) days after the results of such audit or review are made available to Landlord, Landlord shall credit the next monthly rent payment of Tenant (or if the Term has expired, refund the overpayment) in the amount of the overpayment. If the audit or review (or any other audit or review) reveals an underpayment, then within thirty (30) days after the results of the audit or review are made available to Tenant, Tenant shall reimburse Landlord the amount of such underpayment. If Landlord or Tenant disagrees with respect to such audit or review results, and notifies the other party of such disagreement or dispute within thirty (30) days of receipt of the results of such audit or review, either party may submit the results of the audit or review to arbitration pursuant TO ARTICLE 24 hereof Tenant agrees to pay the costs of such audit or review, provided that, if the audit or review reveals that Landlord's determination sent to Tenant was in error in Landlord's favor by more than two percent (2%) in the aggregate, Landlord shall pay the reasonable cost of such audit or review. Landlord shall be required to maintain records of all Direct Expenses for two
(2) years after the completion of each Lease Year provided that Landlord shall maintain a reasonable Base Year records (but not invoices) throughout the Lease Term. The payment by Tenant of any Direct Expenses shall not preclude Tenant or Landlord from questioning the correctness of any actual statement provided by Landlord at any time during the period ending two (2) years after receipt of Landlord's Statement, but the failure of Tenant to object thereto within two (2) years after receipt of Landlord Statement for a particular Expense Year shall be conclusively deemed Tenant's approval of the actual Statement. The failure of Landlord to question any statement within
(2) years after Tenant's receipt thereof for a particular Expense Year shall be conclusively deemed Landlord's approval of the actual statement.

         4.7.2 Landlord shall have the right to recover from Tenant the amount of Tenant's Share of any Direct Expenses attributable to a Expense Year, but paid in a subsequent Expense Year; provided, however, that except as set forth below in this Section 4 7.2, Landlord may only adjust the Direct Expenses for any given Expense Year within two (2) years after the expiration of such Expense Year. Notwithstanding the foregoing, Landlord may adjust Direct Expenses more than two (2) years after the expiration of any given Expense Year in connection with Tax Expenses or other governmental or public sector charges (including, but not limited to utility charges) first billed to Landlord after such two (2) year period but which relate to Direct Expenses for such Expense Year.

         4.7.3     If Landlord has acknowledged in writing an error in    the
computation of Direct Expenses to another tenant, Landlord shall correct such error to the extent it appears in Tenant's Direct Expenses computation for the same Expense Year.

                                      ARTICLE 5

                                   USE OF PREMISES

    5.1 PERMITTED USE. Tenant shall use the Premises solely for general business and professional offices, all as shall be consistent with the character of the Building as a first-class office building, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion.

    5.2 PROHIBITED USES. Tenant further covenants and agrees that it shall not use, or suffer or pen-nit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit D, attached hereto (the "RULES AND REGULATIONS"), or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building. Tenant shall not at any time use or occupy knowingly or allow any person to use or occupy the Premises or the Building or do or knowingly permit anything to be done or kept in the Premises or the Building or perform any other action in any manner which: (1) violates any certificate of occupancy in force for the Premises, or the Building; (ii) causes or is likely to cause damage to the Building, the Premises or any equipment, facilities or other systems therein;
(iii) results in repeated demonstrations, bomb threats or other events which require evacuation of the Building or otherwise unreasonably disrupt the use, occupancy or quiet enjoyment of the Building by other tenants and occupants (provided that this clause (iii) is not intended to prohibit the customary and foreseeable practices of Tenant); or (iv) unreasonably interferes (after notice of such interference) with the transmission or reception of microwave, television, radio or other communications signals by antennae located on the roof of the Building or elsewhere in the Building. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage (no matter how temporary), use, treatment, analysis, manufacture or sale of any Hazardous Materials. Landlord acknowledges, however, that Tenant will maintain products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized as Hazardous Materials. Landlord agrees that the use of such products in the Premises in compliance with all applicable laws and in the manner in which such products are designed to be used shall not be a violation by Tenant of this SECTION 5.2.

                                      ARTICLE 6

                                SERVICES AND UTILITIES

    6.1 STANDARD TENANT SERVICES. Landlord shall provide the following services on all days during the lease term, unless otherwise stated below.

         6.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 8 A.M. to 6 P.M. and on Saturday during the period from 9 A.M. to 1

P.M., except for the date of observation of New Year's Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, and Christmas Day and other holidays generally recognized by Comparable Buildings (collectively, the "HOLIDAYS"). The HVAC equipment in the Building (the "BUILDING HVAC SYSTEM") is designed to perform substantially in accordance with the HVAC specifications attached to this Lease as EXHIBIT H (the "HVAC SPECIFICATIONS"). Landlord shall maintain and repair the Building HVAC System in a manner reasonably calculated to conform to the HVAC Specifications; provided, however, in no event shall Landlord be liable to Tenant for any failure of the Building HVAC System to conform to the HVAC Specifications due to (i) any normal wear and tear or obsolescence of the Building HVAC System, or (ii) Tenant's particular use of the Premises, or Tenant's actions or omissions which causes such non-conformance (including, without limitation Tenant's use of heat-generating machines, equipment or lighting which is not standard for the Building, and/or use of the Premises by greater than the typical amount of persons commonly using comparable space in the Building). Tenant shall have the right, at Tenant's sole expense and in accordance with plans and specifications therefor approved in writing by Landlord, to install, maintain and replace a private HVAC system or systems (the "TENANT HVAC SYSTEM") separate from the Building HVAC System, in Tenant's computer rooms, user rooms and other areas contained wholly within the Premises, provided that (1) such Tenant HVAC System does not interfere with the operation, maintenance, or replacement of the Building HVAC System and (ii) Landlord's contractor (or a contractor approved by Landlord in writing), shall install the Tenant HVAC System. Landlord shall also cause the Building HVAC System and indoor air quality of the Common Areas within the Building and the Premises to meet, for the entire Lease Term and the Pre-Occupancy Period, the standards (the "AIR QUALITY STANDARDS") which are the lesser of (i) those standards set forth in Standard 62-1989 ("VENTILATION FOR ACCEPTABLE INDOOR AIR QUALITY"), including both the requirements of the Ventilation Rate Procedure and Indoor Air Quality Procedure and the maintenance requirements, recommendations and guidelines contained therein, promulgated by the American Society of Heating, Refrigerating and Air Conditioning Engineers ("ASHRAE"), and any laws, ordinances, rules or regulations now in effect or hereafter promulgated by any governmental authority having jurisdiction over the Building or persons occupying or working in the Building relating to office building indoor air quality, or
(ii) the level of indoor air quality maintained in the buildings located at 2020 and 2040 Century Park East, 1900 and 1901 Avenue of the Stars, 1875 and 1925 Century Park East, and 10100 Santa Monica Boulevard, all in Los Angeles, California (the "COMPARABLE SYSTEMS BUILDINGS"). In the event the indoor air quality of the Premises or the Building Common Areas does not meet the Air Quality Standards, such condition shall be referred to as a "SICK BUILDING."

         6.1.2 Landlord shall at all times provide electricity to the Premises (including adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and other equipment) for lighting and power suitable for the use of the Premises up to seven (7) watts per rentable square foot demand load on a continuous annualized basis (the "AVAILABLE ELECTRICITY"). Such electrical usage, to the extent the same exceeds four and one half (4.5) watts per rentable square foot of the Premises demand load on a continuous, annualized basis shall be known as "EXCESS CONSUMPTION." The amount of Excess Consumption used within the Premises shall be verifiable by meters or submeters, installed at Tenant's sole cost and expense upon Landlord's veri reasonable expectation of Excess Consumption. Landlord shall charge Tenant for its Excess Consumption at Landlord's actual average cost per kilowatt-hour therefor. Tenant shall pay Landlord, as Additional Rent, the cost of its Excess Consumption within ten (10) days of billing. The cost of the Excess Consumption shall not be charged to Operating Expenses. Landlord shall bear the cost of making the Available Electricity available at the bus riser on each floor of the Premises. Tenant shall bear the cost of horizontally distributing the Available Electricity to the Premises, including costs related to transformers and disconnect switches necessitated by Tenant's Excess Consumption. Tenant shall bear the cost of replacement of nonstandard lamps and/or starters and ballasts for lighting fixtures within the Premises.

         6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

         6.1.4 Landlord shall provide janitorial services five (5) days a week except the days of observation of the Holidays, in and about the Premises substantially in accordance with the cleaning specifications attached hereto as EXHIBIT I (the "CLEANING SPECIFICATIONS") and shall provide exterior window washing services not less than two (2) times per year and interior window washing services no less than one (1) time per year. Landlord shall provide janitorial services in a manner reasonably calculated to conform to the Cleaning Specifications; provided, however, Landlord shall have the right to change the Cleaning Specifications from time to time so long as the janitorial services and window washing services of the Building remain consistent with that of Comparable Buildings. Notwithstanding the foregoing, Tenant reserves the right to provide, at its own cost and expense, its own Janitorial service to any part of the premises designated in writing to Landlord as a high-security area, as determined by Tenant ("SECURITY AREA").

         6.1.5 Except as otherwise provided in the "Passenger Elevator Specifications," as that term is defined below, Landlord shall provide nonexclusive automatic passenger elevator service. At least four (4) passenger elevators serving the Premises shall be operational during normal business hours (subject to normal servicing and repair) and at least one (1) passenger elevator shall be operational at all other times. The passenger elevators located in the Building (collectively, the "PASSENGER ELEVATORS") are designed to substantially comply with the passenger elevator specifications dated as of August 16, 1993, prepared for Landlord by Lerch, Bates & Associates, Inc. (the "PASSENGER ELEVATOR SPECIFICATIONS"). Landlord shall maintain and repair the Passenger Elevators in a manner reasonably calculated to conform to the Passenger Elevator Specifications; provided, however, in no event shall Landlord be liable to Tenant for any failure of the Passenger Elevators to conform to the Passenger Elevator Specifications due to any normal wear and tear or obsolescence of the Passenger Elevators.

         6.1.6 Landlord shall provide, at no charge, nonexclusive freight elevator service during the normal business hours, subject to reasonable AND nondiscriminatory scheduling by Landlord. Tenant shall also be entitled to non-exclusive use of the freight elevator service, at no charge, at all times other than normal business hours, subject to reasonable and nondiscriminatory scheduling by Landlord.

         6.1.7 Landlord shall provide, twenty-four (24) hours per day, seven (7) days per week, throughout the Lease Term, including the periods of occupancy by Tenant prior to the Lease Commencement Date, security for the Building, and the On-site Parking Area, including all pedestrian and vehicular entries thereto in a manner consistent with the security personnel and equipment maintained at Comparable Buildings ("LANDLORD'S SECURITY"). Landlord's Security shall provide Tenant, upon Tenant's request and subject to availability, on weekdays after normal Building hours, with an escort to the vehicles of Tenant's employees located in the On-site Parking Area through the use of Landlord's Security personnel. Tenant may, at its own expense, install its own security system ("TENANT'S SECURITY") in the Premises and common stairwells of the Building (which Tenant's Security shall not include any armed security personnel); provided, however, that Tenant shall coordinate the installation and operation of Tenant's Security with Landlord to assure that Tenant's Security is compatible with Landlord's Security. Tenant shall be solely responsible for the monitoring and operation of Tenant's Security system. Tenant shall have the right to refuse admission of persons to the Premises, except for Landlord's representatives in the event of an emergency or pursuant to Landlord's entry fights set forth in this Lease.

         6.1.8 Landlord shall provide, maintain, and repair during the Lease Term the currently existing telephone and telecommunications systems and equipment from the minimum point of entry of the Building through the Building telephone risers to the Building telephone closets located on each floor of the Building containing the Premises, as set forth in Section 1. I of the Tenant Work Letter (the "TELECOMMUNICATIONS SYSTEM"). Tenant shall have access at all times (accompanied, except in the case of an emergency, by a representative of Landlord to the extent such representative is reasonably available) to the Building telephone closets on the floors of the Building containing the Premises. Landlord shall notify Tenant, except in case of emergency, prior to any work requiring access to any Building telephone closets located on floors containing the Premises. Landlord shall allow Tenant to observe any work performed by Landlord in such telephone closets.

    6.2 OVERSTANDARD TENANT USE. Tenant shall not, without Landlord prior written consent, use heat-generating machines or equipment or lighting which
(i) causes Tenant to use Excess Consumption if such Excess Consumption affects the temperature maintained by the air conditioning system or (II) increases the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment, and other similar charges, including the removal thereof upon the expiration or earlier termination of the Lease Term, shall be paid by Tenant to Landlord within ten (10) days after Tenant's receipt of invoice. If Tenant uses water in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, within ten (10) days after Tenant's receipt of an invoice therefor, the Actual Cost of such excess consumption, and the Actual Cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such Excess Consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord on demand, including the cost of such additional metering devices and the cost of the removal thereof upon the expiration or earlier termination of the Lease Term. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease (the "AFTER
HOURS HVAC"), Tenant shall give Landlord such prior notice, as Landlord shall from time to time reasonably and on a non-discriminatory basis establish as appropriate (which may be no prior notice at all during such times as Landlord may keep in effect an automated system that requires no prior notice), of Tenant's desired use and Landlord shall supply such utilities to Tenant at Landlord's Actual Cost therefor. Amounts payable by Tenant to Landlord for such use of additional utilities shall be deemed Additional Rent hereunder and shall be billed on a monthly basis, Notwithstanding the foregoing, in no event shall the amount paid by Tenant for After Hours HVAC exceed $50.00 per hour for each floor for which After Hours HVAC is ordered by Tenant (the "AFTER HOURS HVAC CAP"), during the first (1st) through fifth
(5th) Lease Years. On the first day of the sixth (6th) Lease Year and on the first day of each Lease Year thereafter, the After Hours HVAC Cap may increase to an amount equal to the product of (1) the After Hours HVAC Cap for the prior Lease Year, and (ii) 1.05. Landlord may increase the hours or days during which air conditioning, heating and ventilation are provided to the Premises and the Building to conform to practices of Comparable Buildings.

    6.3 INTERRUPTION OF USE. Tenant agrees that, except as otherwise provided in this Lease, Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this ARTICLE 6.

         6.3.1 Notwithstanding anything to the contrary contained in this Lease (except for Articles I I and 13 which shall govern and control the rights and remedies of the parties incident to damage, destruction and condensation), if Tenant IS prevented from using the Premises or any portion thereof (the "AFFECTED AREA") to conduct its normal business operations and Tenant does not, in fact, use the Affected Area due to any of the following (not caused by the acts or omissions of Tenant or Tenant's employees, agents, contractors or subtenants except to the extent covered by Landlord's insurance): (i) any service required to be provided by landlord to Tenant hereunder (including but not limited to passenger elevator service, the Telecommunications Systems, janitorial service, HVAC, electricity or water) (collectively, the "ESSENTIAL SERVICES") not being provided to the Affected Area as required by the terms of this Lease, (ii) the presence, in a form or concentration in violation of applicable law then in effect, of Hazardous Materials (which Hazardous Materials were not brought onto the Premises by Tenant or Tenant's employees, agents, licensees or invitees), (111) a Sick Building condition, or (iv) Force Majeure, the following shall apply (collectively, the "Abatement Event").

              6.3.1.1 Tenant shall promptly deliver to Landlord notice (the "CURE NOTICE") of the Abatement Event and if Landlord fails to cure such condition within five (5) consecutive business days after the subject loss of use of the Affected Area, then Rent applicable to the Affected krea (and to the extent parking passes rented by Tenant pursuant to this Lease correspond to the Affected Area and are not used by Tenant, then fees for such applicable parking passes) shall be abated from the date which is three (3) days after delivery of the Cure Notice (the "Abatement Start Date") until the date when such failure is cured-, provided, however, that if Tenant has previously paid Rent, including parking fees to Landlord for a period of time subsequent to the Abatement Start Date, then Landlord shall, within ten (10) business days following the Abatement Start Date, reimburse to Tenant the amount of such excess payments.

              6.3.1.2 If any Abatement Event shall not be cured within one hundred eighty (I 80) days after the Abatement Start Date, then Tenant, upon notice to Landlord (the "SERVICES TERMINATION Notice") delivered within thirty (30) days after the expiration of such one hundred eighty (180) day period after the Abatement Start Date (the "TERMINATION CURE PERIOD"), may terminate this Lease as to the entire Premises, which termination shall be deemed effective upon Tenant's vacation of the entire Premises. Notwithstanding anything to the contrary contained herein, the Termination Cure Period shall be extended for each day Landlord is delayed by Force Majeure, for a maximum of ninety (90) days, from curing the event which gave rise to the rent abatement pursuant to SECTION 6.3.1 hereof

              6.3.2 If any governmental entity promulgates or revises any statute, ordinance, building code, fire code or other code or imposes mandatory controls on Landlord or the Real Property or any part thereof, relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions or the provision of any other utility or service provided with respect to this Lease or if Landlord is required to make alterations to the Building or any other part of the Real Property in order to comply with such mandatory or voluntary controls or guidelines, then Landlord shall comply with such mandatory controls and may, in its sole election, comply with voluntary controls or make such alterations to the Building or any other part of the Real Property related thereto without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable.
 Such compliance and the making of such permitted alterations shall, except as provided in SECTION 6.3. 1, not entitle Tenant to any damages, relieve Tenant of the obligation to pay the full Rent reserved hereunder or constitute or be construed as a constructive or other eviction of Tenant.
The cost of such compliance and/or alterations (whether mandatory or voluntary) shall be included in Operating Expenses to the extent allowed pursuant to Section 4.2.4, above.

              6.4 ADDITIONAL SERVICES. Landlord shall also have the non-exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional 'anitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, Landlord's Actual Costs of such additional services.

              6.5 ACTUAL COST. As used herein, "ACTUAL COST" shall be (i) the actual costs paid or incurred by Landlord (unless such actual costs paid or incurred cannot be readily ascertained, in which event actual costs shall be the amount reasonably estimated by Landlord), and (ii) a percentage of the cost thereof, as reasonably established by Landlord, sufficient to reimburse Landlord for all overhead, fees and other costs or expenses incurred by third parties that are not paid for through Operating Expenses, which third parties are involved in such repairs, replacements, administration, furnishing of goods and material and the like. In the event that more than one tenant orders any extra service or utility, if any cost item is applicable to more than one tenant, such cost shall be equitably apportioned by Landlord. Any Actual Cost, to the extent reimbursed to Landlord by Tenant and/or other tenants, shall be netted out of Operating Expenses to the extent previously charged to Operating Expenses or to the extent that the work was performed by individuals whose entire salaries or charge for the subject services are included in Operating Expenses.

                                      ARTICLE 7

                                       REPAIRS

    7.1 LANDLORD AND TENANT REPAIR OBLIGATIONS. Landlord shall, as part of Operating Expenses to the extent permitted under Article 4 of this Lease, maintain and repair the structural portions of the Building in a manner substantially consistent with the Comparable Buildings, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking garage, stairwells, elevator cabs, plazas, art work, sculptures, washrooms, Building mechanical, electrical and telephone closets, and all common and public areas (collectively, "BUILDING STRUCTURE") and the Base Building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems (the "BUILDING SYSTEMS"). Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to make any repair to, modification of, or addition to the Building Structure and/or the Building Systems except and to the extent required because of (i) Tenant's use of the Premises for other than normal and customary business office operations or
(II) Tenant's construction or installation of the Tenant Improvements, any Alterations, or the "Building Top Signage" or "Monument Signage" (as those ten-ns are defined in SECTION 23.4, below). Tenant shall, at Tenant's own expense, pursuant to the terms of this Lease, including without limitation
Article 8 hereof, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, except as provided as part of Landlord's repair obligations set forth above or elsewhere in this Lease, Tenant shall, at Tenant's own expense but under the supervision and subject to the prior written approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including without limitation Article 8 hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landiord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Preraises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-govemmental authority or court order or decree; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry into the Premises by Landlord shall be performed in a manner so as not to materially interfere with Tenant's use of, or access to, the Premises. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

    7.2  TENANT SELF-HELP AND OFFSET RIJZHTS.

         7.2.1 If Tenant provides notice (the "REPAIR NOTICE") to Landlord of an event or circumstance which pursuant to the terms of this Lease requires Landlord to fulfill an obligation, including, without lirm'tation, to provide services or utilities, or repair, alter, improve and/or maintain the Premises or to comply with law (a "REQUIRED ACTION"), and Landlord fails to provide the Required Action within the time period required by this Lease, or a reasonable period of time, if no specific time period is specified in this Lease, after the receipt of the Repair Notice (the "NOTICE DATE"), or, in any event, does not commence the Required Action within ten
(10) davs after the Notice Date and complete the Required Action within thirty (30) days after the Notice Date (provided that if the nature of the Required Action is such that the same cannot reasonably be completed within a thirty (30) day period, Landlord's time period for completion shall not be deemed to have expired if Landlord diligently commences such cure within such period and thereafter diligently proceeds to rectify and complete the Required Action, as soon as possible), then, provided that the Required Action is limited to the floors on which full floors of the Premises are located, Tenant may proceed to take the Required Action, pursuant to and in accordance with all of the terms of this Lease, and shall deliver a second notice to Landlord specifying that Tenant is taking the Required Action (the "SECOND NOTICE").

         7.2.2 Notwithstanding the foregoing, and except as provided in Articles 11 and 13), below, if there exists an emergency such that the Premises or a portion thereof are rendered untenantable and Tenant's personnel are forced to vacate the Premises or such portion thereof and if Tenant gives the Building's management office notice (the "EMERGENCY NOTICE") of Tenant's intention to take action with respect thereto (the "NECESSARY ACTION") and the Necessary Action is also a Required Action, then, provided that the Necessary Action is limited to the floors on which full floors of the Premises are located, Tenant may take the Necessary Action if Landlord does not commence the Necessary Action within two (2) business days after the Emergency Notice (the "EMERGENCY CURE PERIOD") and thereafter use its best efforts and due diligence to complete the Necessary Action as soon as possible.

         7.2.3 If any Necessary Action will affect the Building Systems, the Building Structure or the structural integrity of the Building, Tenant shall use only those contractors used by Landlord in the Building for work on the Building Systems, or its structure, and Landlord shall provide Tenant (when available and upon Tenant's request) with notice identifying such contractors and any changes to the list of such contractors, unless such contractors are unwilling or unable to perform such work or the cost of such work is not competitive, in which event Tenant may utilize the services of any other qualified contractors which normally and regularly performs similar work in the Comparable Buildings and which Landlord reasonably approves in writing, provided that Landlord's failure to approve or disapprove such contractors within five (5) business days of Landlord's receipt of a Repair Notice or within two (2) business days of Landlord's receipt of an Emergency Notice such contractors shall be deemed to be approved.

         7.2.4 If any Required Action or Necessary Action is taken by Tenant pursuant to the terms of this Section 7.2, then Landlord shall reimburse Tenant for its reasonable and documented actual costs and expenses in taking the Required Action or Necessary Action within thirty (30) days after receipt by Landlord of an invoice from Tenant which sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking the Required Action or Necessary Action on behalf of Landlord (the "REPAIR INVOICE"). In the event Landlord does not reimburse Tenant for the Repair Invoice within thirty (30) days of receipt, then Tenant may deduct from the next Rent payable by Tenant under this Lease, the amount set forth in the Repair Invoice plus interest at the Interest Rate (the "OFFSET RIGHT"). Notwithstanding the foregoing, if Landlord delivers to Tenant within thirty (30) days after receipt of the Repair Invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reason for its claim that the Required Action or Necessary Action did not have to be taken by Landlord pursuant to the terms of this Lease or that Tenant breached the terms of this Section 7.2, or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to deduct such amount from Rent, but the dispute may be submitted to arbitration in accordance with the terms of Section 29.32 of this Lease for resolution.

    7.3 COMPLIANCE WITH LAW BY LANDLORD AND TENANT. Landlord shall keep and maintain the Building Structure and Building Systems, the Building (excluding those portions of the Building required to be maintained by tenants and other occupants), the Base Building and the On-site Parking Area in compliance with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated, including any standard or regulation now or hereafter imposed on Landlord by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational health or safety standards for employers, employees, landlords or tenants, that relates to the operation of the Building (collectively, "LEGAL REQUIREMENTS"); provided, however, that tenant hereby covenants and agrees that if such compliance is required with respect to the Tenant Improvements or Alterations or such compliance is required in any part of the Building or Base Building as a result of any Tenant Improvements, Alterations or Personal Property of Tenant which are not general office improvements or as a result of the Building Top Signage, Monument Signage, or any other Tenant Signage , Tenant shall be responsible for the cost of causing, and Tenant shall cause, the Premises, the Building and the Base Building, as the case may be, to comply with such legal requirements. Without limiting the foregoing, Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

                                      ARTICLE 8

                              ADDITIONS AND ALTERATIONS

    8.1 LANDLORD'S CONSENT TO ALTERATIONS. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "ALTERATIONS") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the requested commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided however, that Tenant may make changes in the Premises, not requiring any structural modifications to the Premises or any modifications to the Systems and Equipment upon fifteen (15) days prior notice to Landlord. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this ARTICLE 8.

    8.2 MANNER OF CONSTRUCTION. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant perform any work which in Landlord's judgment is likely to disturb other tenants of the Building only during non-business hours, and/or the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen reasonably approved by Landlord. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the City of Los Angeles, in conformance with Landlord's reasonable and nondiscriminatory construction rules and regulations. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to unreasonably obstruct access to the Building or the common areas for any other tenant of the Building, and as not to unreasonably obstruct the business of Landlord or other tenants in the Building. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with
Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations, if any, provided, however, that if Tenant does not cause a timely Notice of Completion to be recorded, such failure shall not constitute a default under this Lease but Tenant shall protect, defend, indemnify and hold Landlord harmless from any loss, cost, damage, claim or expense incurred by Landlord in connection with Tenant's failure to record the Notice of Completion.

    8.3 PAYMENT FOR IMPROVEMENTS. In the event Tenant orders any Alteration or repair work directly from Landlord, the charges for such work shall be deemed Additional Rent under this Lease, payable upon billing therefor, either periodically during construction or upon the substantial completion of such work, at Landlord's option. Upon completion of such work not ordered from Landlord, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. In the event of any work ordered directly from Landlord, Tenant shall pay to Landlord a percentage of the cost of such work (such percentage, which shall vary depending on whether or not Tenant orders the work directly from Landlord, to be established by Landlord on a uniform basis for the Building) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.

    8.4 CONSTRUCTION INSURANCE. In the event that Tenant makes any Alteration, Tenant agrees to carry "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by

Tenant pursuant to ARTICLE 10 of this Lease immediately upon completion thereof In addition, the original Landlord under this Lease may, in its discretion, require Tenant or its contractor to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee; provided that no such bond shall be required for the Tenant named in the Summary unless legally mandated by the California Public Contracts Code.

    8.5 LANDLORD'S PROPERTY, All Tenant Improvements and Alterations which may be installed or placed in or about the Premises or the Real Property, and all signs installed in, on or about the Premises or the Real Property, from time to time, shall be at the sole cost of Tenant and (except for any signs) shall be and become the property of Landlord, except that Tenant may remove any signs and any Improvements and Alterations which Tenant can substantiate to Landlord have not been paid for with any tenant improvement allowance funds provided to Tenant by Landlord, (collectively, the "TENANT'S PROPERTY") and Tenant may also remove any Personal Property, provided, in each instance, Tenant repairs any damage to the Premises and Building caused by such removal. Furthermore, Landlord may, at the time of granting Landlord's consent to any Alteration which is atypical for normal and customary office purposes, require that Tenant, at Tenant's expense (i) remove such Alteration upon the expiration or early termination of the Lease Term and (11) repair any damage to the Premises and Building caused by such removal. If Tenant falls to complete such removal and/or to repair any damage caused by the removal of such Alterations, Landlord may do so and may charge the cost thereof to Tenant.

                                      ARTICLE 9

                                COVENANT AGAINST LIENS

    Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any
notice which it deems necessary for protection from such liens.   Tenant
covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be released and removed of record within thirty (30) days after Tenant's receipt of notice from Landlord regarding the existence of such lien. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring thirty (30) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all reasonable action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall be due and payable by Tenant within ten (10) business days after Tenant's receipt of an invoice therefor.

                                      ARTICLE 10

                                      INSURANCE

    10.1 INDEMNIFICATION AND WAIVER. To the extent not prohibited by law, and except to the extent caused by the negligence or willful misconduct of Landlord, its agents and employees, neither Landlord nor any member of the "Landlord's Group" (as defined in this Section 10.1) shall be liable for any damage either to persons or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, due to the Building, the On-site Parking Area, the Real Property or any part of any of the foregoing or any appurtenances thereof becoming out of repair (including any improvements, materials, or equipment relating to telephone or telecommunication systems), or due to the occurrence of any accident or event in or about the Building, the On-site Parking Area, the Real Property, or any part of any of the foregoing or any appurtenances thereof or due to any act or neglect of any tenant or occupant of the Building, including the Premises, or of any other person. The provisions of this

SECTION 10.1 shall apply particularly, but not exclusively, to damage caused by gas, electricity, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different nature. Tenant further agrees that all Personal Property upon the Premises, or upon loading docks, receiving and holding areas, or freight elevators of the Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof Tenant shall indemnify, defend, protect, and hold harmless Landlord, and its parent, subsidiary and affiliate companies, including but not limited to their respective directors, officers, agents, servants, employees and independent contractors and other entities constituting "Landlord Affiliates," as defined in SECTION 29.33, (both groups, collectively, the "LANDLORD'S GROUP") from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any of the followings (i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed; (ii) the use or occupancy of the Premises by Tenant or any person claiming by, through or under Tenant; (iii) the condition of the Premises or any occurrence or happening on the Premises from any cause whatsoever; (iv) any acts of Tenant pursuant to Section 7.2, above, and (v) any acts, omissions or negligence of Tenant or any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person, in, on or about the Premises or the Real Property, either prior to, during, or after the expiration of the Lease Term, including, without limitation, any acts, omissions or negligence in the making or performance of any Alterations, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord or its agents, contractors, employees or licensees (except for damage to the Tenant Improvements, Alterations and Personal Property, and damage covered by Tenant's insurance). Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees. Landlord shall indemnify, defend, protect, and hold harmless Tenant and its parent, subsidiary and affiliated companies, including but not limited to their respective directors, officers, agents, servants, employees and independent contractors (collectively, the "TENANT'S GROUP"), from any and all loss, cost, damage, expense and liability (including, without limitation, court costs and reasonable attorneys' fees) incurred in connection with or arising from any of the following: (i) any default by Landlord in the observance or performance of any of the terms, covenants or conditions of this Lease on Landlord's part to be observed or performed; and
(ii) any acts, omissions or negligence of Landlord or of the contractors, agents, servants or employees of Landlord in, on or about the Building, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Tenant (except as to damages covered by Landlord's insurance). Should Tenant be named as a defendant in any suit brought against Landlord in connection with the Building, Landlord shall pay to Tenant its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees if the claim is one to which Tenant is entitled to be indemnified by Landlord under this SECTION 10.1. The provisions of this
SECTION 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

    10.2 LANDLORD'S INSURANCE. From and after the date hereof and throughout the Lease Term, Landlord shall maintain in full force and effect the policies of insurance set forth below in SECTIONS 10.2.1 THROUGH 10.2.2.

         10.2.1 A policy or policies of insurance insuring the Building and On-site Parking Area against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, and special extended coverage on building. Such coverage shall be in amounts as Landlord may from time to time determine, but in no event less than one hundred percent (100%) of the full insurable value of the Building and the On-site Parking Area. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Real Property or the ground or underlying lessors of the Real Property, or any portion thereof. Tenant shall neither use the Premises nor permit the Premises to be used or acts to be done therein which will (i) increase the premium of any insurance described in this SECTION 10.2; (ii) cause a cancellation of or be in conflict with any such insurance policies; (iii) result in a refusal by insurance companies of good standing to insure the Building or On-site Parking Area in amounts reasonably satisfactory to Landlord; or (iv) subject Landlord to any liability or responsibility for injury to any person or property by reason of any operation being conducted in the Premises. Tenant shall, at Tenant's expense, comply as to the Premises with all reasonable insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase.
Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

         10.2.2 Commercial liability in at least those amounts customarily carried by landlords of Comparable Buildings.

    10.3 TENANT'S INSURANCE. Tenant shall maintain the following coverages in the following amounts:

         10.3.1 Comprehensive General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Comprehensive General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in SECTION 10.1 of this Lease, for limits of liability not less than:

         Bodily Injury and
         Property Damage Liability          $3,000,000 each occurrence
                                            $3,000,000 annual aggregate

         Personal Injury Liability          $3,000,000 each occurrence
                                            $3,000,000 annual aggregate

         10.3.2 Physical Damage Insurance covering (i) the Tenant Improvements, and (ii) all Building Top Signage and Monument Signage. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

    10.4 FORM OF POLICIES. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party Landlord may reasonably specify, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under SECTION 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise reasonably acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder arising within the Premises and provide that any insurance carried by Landlord with respect to claims arising within the Premises is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord or any mortgagee of Landlord whose names and addresses have been provided by Landlord together with a specific reference to this requirement; and (vi) contain a cross-liability endorsement or severability of interest clause reasonably acceptable to Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration date thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, upon five business days prior notice to Tenant, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery to Tenant of bills therefor.

    10.5 SUBROGATION. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby, As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance. If either party fails to carry the amounts and types of insurance required to be carried by it pursuant to this ARTICLE 10, such failure shall be deemed to be a covenant and agreement by such party to self-insure with respect to the type and amount of insurance which such party so failed to carry, with full waivers of subrogation with respect thereto.

    10.6 ADDITIONAL INSURANCE OBLIGATIONS. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this
Article 10, and such other reasonable types of insurance coverage which may replace the types currently required to be carried by Tenant, as may be reasonably requested by Landlord; provided that such types and/or amounts of insurance are comparable to that being required by other landlords of their tenants in Comparable Buildings and are also comparable to that being generally required of other tenants in the Building.

                                      ARTICLE II

                                DAMAGE AND DESTRUCTION

    11.1 REPAIR OF DAMAGE TO PREMISES BY LANDLORD. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas of the Building serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this ARTICLE 11, restore the Base Building, the Premises, and such Common Areas. Such restoration shall at least be to substantially the same condition of the Base Building, the Premises, and Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, to the extent this Lease is not terminated, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under SECTION 10.3 of this Lease, and Landlord shall thereupon repair any injury or damage to the Tenant Improvements and Alterations installed in the Premises and shall return such Tenant Improvements and Alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord as construction progresses on a reasonable basis. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Tenant and Landlord shall select the contractors to perform such improvement work. Such submittal of plans and construction of improvements shall be performed in substantial compliance with the terms of the Tenant Work Letter as though such construction of improvements were the initial construction of the Tenant Improvements. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and if such damage is not the result of the gross negligence or willful misconduct of Tenant or Tenant's employees, contractors, lisencees, or invitees, and is not covered by Tenant's or Landlord's insurance, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, however, that if more than 60,000 usable square feet of the Premises is damaged and the remaining portion of the Premises is not reasonably sufficient to allow Tenant or an independent unit of Tenant to conduct its business operations from such remaining portion and Tenant does not conduct its business operations therefrom, Landlord shall allow Tenant a total abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result of the subject damage.

    11.2 LANDLORD'S OPTION TO REPAIR.  Notwithstanding the terms of SECTION
11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within two hundred seventy (270) days of the date of damage (when such repairs are made without the payment of overtime or other premiums) certified by a contractor mutually acceptable to Landlord and Tenant; or (ii) the dollar amount of the damage or condition arising as a result of such damage not covered, including deductible amounts, by Landlord's insurance policies is equal to or greater than Five Million Dollars ($5,000,000.00); provided, however, that Landlord shall only have the right to terminate this Lease under items (i) and (ii), above, if Landlord terminates the leases of tenants occupying at least seventy-five percent (75%) of the rentable square footage of the Building (inclusive of the square footage of the Premises) and Landlord does not, in good faith, intend to relet such space so terminated for a period of twelve (12) months after the date of such termination; provided, further, however, that if Landlord's general contractor within sixty (60) days after the date of the damage fails to certify in writing to Tenant (after written request by Tenant to Landlord for such certification) that the Building can be restored within two hundred seventy (270) days after the date of the damage, Tenant shall then have the right, to be exercised not later than ninety (90) days after the date of such damage, to elect to terminate this Lease by written notice to Landlord on the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant have terminated this Lease, and the repairs are not actually completed within such two hundred seventy (270) day period, Tenant shall have the right to terminate this Lease, which right if exercised must be exercised by Tenant in writing (the "DAMAGE TERMINATION NOTICE") within the thirty (30) day period immediately following the expiration of the foregoing two hundred seventy (270) day period, and which termination shall be effective as of a date set forth in the Damage Termination Notice (the "DAMAGE TERMINATION DATE"), which Damage Termination Date shall not be earlier than thirty (30) days nor more than sixty (60) days after the sending of such Damage Termination Notice. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending sixty (60) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord's receipt of the Damage Termination Notice, a certificate of Landlord's contractor responsible for the repair of the damage certifying that it is such contractor's good faith judgment that the repairs shall be substantially completed within sixty (60) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such sixty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such sixty-day period, then this Lease shall terminate upon the expiration of such sixty-day period. At any time, from time to time, after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord's reasonable opinion of the date of completion of the repairs and Landlord shall reasonably respond to such request within ten (10) days.

    11.3 WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including this ARTICLE 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.

    11.4 DAMAGE NEAR END OF TERM. In the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twenty-four (24) months of the Lease Term, and Tenant has not previously or within sixty (60) days after the date of the casualty duly exercised an available option to extend the Lease Term pursuant to SECTION 2.2 of this Lease, then notwithstanding anything contained in this ARTICLE 11, either Landlord or Tenant shall have the option to terminate this Lease by giving written notice to the other party of the exercise of such option within sixty
(60) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice.

    11.5 TERMINATION. Except as set forth in Section 11.1, above, in the event of any termination of this Lease under this ARTICLE 11, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term, and each party shall retain the insurance proceeds from policies carried by each party.

                                      ARTICLE 12

                                      NONWAIVER

    No waiver of any provision of this Lease shall be implied by (i) any failure of either party to insist in any instance on the strict keeping, observance or performance of any covenant or agreement contained in this Lease or to exercise any election contained in this Lease or (ii) any failure of either party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently. Any waiver by either party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

                                      ARTICLE 13

                                     CONDEMNATION

    13.1 PERMANENT TAKING. If ten percent (10%) or more of any of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If so much of the Premises is taken so as to substantially interfere with the conduct of Tenant's business from the Premises, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Real Property or its mortgagee, and such claim is payable separately to Tenant and Tenant shall be entitled to receive fifty percent (50%) of the "Bonus Value" of the leasehold estate in connection with this Lease, which Bonus Value shall be equal to the sum paid by the condemning authority as the award for compensation for taking the leasehold created by this Lease. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

    13.2 TEMPORARY TAKING,. Notwithstanding anything to the contrary contained in this ARTICLE 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the number of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking, except that Tenant shall have the right to file any separate claim available to Tenant for claims made by Tenant as a result of the necessity of Tenant's moving to temporary space during the period of such temporary taking.

                                      ARTICLE 14

                              ASSIGNMENT AND SUBLETTING

    14.1 TRANSFERS. Tenant acknowledges that the economic concessions and rental rates set forth in this Lease were negotiated by Landlord and Tenant in consideration of, and would not have been granted by Landlord but for, the specific nature of the leasehold interest granted to Tenant hereunder, as such interest is limited and defined by various provisions throughout this Lease, including, but not limited to, the provisions of this ARTICLE 14 which define and limit the transferability of such leasehold interest. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than 15 business days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "SUBJECT SPACE"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the "Transfer Premium", as that term is defined in SECTION 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect. Tenant shall pay Landlord, in connection with any request for consent to a Transfer a processing fee of Five Hundred Dollars ($500.00).

    14.2 LANDLORD'S CONSENT. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Landlord shall notify Tenant in writing within ten (10) business days after Landlord's receipt of a Transfer Notice as to whether Landlord consents to the proposed Transfer or withholds its consent thereto; failure of Landlord to so notify Tenant in writing within five (5) business days of a second Transfer Notice delivered after the ten (10) business day period set forth above, which second notice indicates that failure to respond will be deemed approval, shall be deemed to constitute Landlord's consent to the proposed Transfer. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable ground for withholding consent:

        14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building, or would be a significantly less prestigious occupant of the Building than Tenant;

        14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

        14.2.3 The Transferee is either a governmental agency or instrumentality thereof of a type which does not then occupy space in the Building and (i) which is capable of exercising the power of eminent domain or condemnation, or (ii) which is of a character or reputation, is engaged in a business, or is of, or is associated with, a political orientation or faction, which is not consistent with the quality of the Building, or which would reasonably offend Landlord or a tenant which leases one or more floors of the Building or which (in Landlord's reasonable judgment) may cause or present a possible security threat to the Building (e.g., bomb threats and the like);

        14.2.4 The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

        14.2.5 Unless Tenant will continue to occupy at least four (4) full floors of the Building (in which case this Section 14.2.5 will not apply), the Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested; or

        14.2.6 The proposed Transfer would cause Landlord to be in violation of any current or future lease or agreement for space on the ground floor of the Building to which Landlord is a party, or would give any current or future tenant of the ground floor of the Building a right to cancel its lease.

If Landlord consents to any Transfer pursuant to the terms of this SECTION
14.2 (and does not exercise any recapture rights Landlord may have under SECTION 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to SECTION 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this SECTION 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this ARTICLE 14 (including Landlord's right of recapture, if any, under SECTION 14.4 of this Lease).

    14.3 TRANSFER PREMIUM. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of the amount of any "Transfer Premium," as that term is defined in this SECTION 14.3, received by Tenant from such Transferee. Notwithstanding the foregoing, during any period in which Tenant fails to occupy at least four (4) full floors of the Building, Tenant shall pay to Landlord one hundred percent (100%) of the amount of any Transfer Premium received by Tenant during such period. "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses actually incurred by Tenant for the following costs (collectively, the "SUBLEASING COSTS"): (i) any changes, alterations and improvements to the Premises in connection with the Transfer which comply with the terms of this Lease, (ii) any brokerage commissions in connection with the Transfer, (iii) reasonable legal fees incurred in connection with the Transfer, including those fees and costs reimbursed to Landlord pursuant to the last sentence of SECTION 14.1, (iv) the amount of any Base Rent and Additional Rent paid by Tenant to Landlord with respect to the Subject Space during the period commencing on the later of (a) the date Tenant contracts with a reputable broker to market the Subject Space, or (b) the date Tenant vacates the Subject Space, until the commencement of the term of the Transfer, and (v) any other "out-of-pocket" monetary concessions reasonably provided in connection with the Transfer, including, but not limited to, tenant improvement or decorating allowances. "TRANSFER PREMIUM" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. If part of the Transfer Premium shall be payable to the Transferee other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. The determination of the amount of the Transfer Premium shall be made on an annual basis in accordance with the terms of this SECTION 14.3.1, but an estimate of the amount of the Transfer Premium shall be made each month and one-twelfth of such estimated amount shall be paid to Landlord promptly, but in no event later than the next date for payment of Base Rent hereunder, subject to an annual reconciliation on each anniversary date of the Transfer.
 If the payments to Landlord under this SECTION 14.3.1 during the twelve (12) months preceding each annual reconciliation exceed the amount of Transfer Premium determined on an annual basis, then Landlord shall credit the overpayment against Tenant's future obligations under this SECTION 14.3.1 or if the overpayment occurs during the last year of the Transfer in question, refund the excess to Tenant. If Tenant has underpaid Landlord's share of the Transfer Premium, as determined by such annual reconciliation, Tenant shall pay the amount of such deficiency to Landlord promptly, but in no event later than the next date for payment of Base Rent hereunder,

      14.4 LANDLORD'S OPTION AS TO SUBJECT SPACE. Notwithstanding anything to the contrary contained in this ARTICLE 14, if during any Option Term Tenant desires to transfer a portion of the Premises (the "TRANSFER SPACE"), other than pursuant to any "Non-Transfer" as that term is defined in
Section 14.6, below, which Non-Transfer shall not be subject to the terms of this Section 14.4, for all or substantially all of the balance of the Lease Term, including the Second Option Term if the same shall have been exercised (I.E., a Transfer so that six (6) months or less of the Lease Term remains after the expiration of the term of such Transfer), Tenant shall give Landlord notice (the "INTENTION TO TRANSFER NOTICE") of any contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined) and the Intention to Transfer Notice shall specify that the same is delivered pursuant to this SECTION 14.4 in order to allow Landlord to elect to recapture the Transfer Space for the remainder of the Lease Term. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of the Intention to Transfer Notice, to recapture the Transfer Space. Such recapture notice shall cancel and terminate this Lease with respect to the Transfer Space as of the expiration of such thirty-day period (or such later date as Tenant may specify in the Intention to Transfer Notice as the effective date of the contemplated Transfer). In the event of a recapture by Landlord-of less than a full floor, Landlord shall, at its sole cost and expenses, cause a demising wall to be erected between the Subject Space and the Premises and shall perform all other work necessary to separate such spaces in accordance with plans approved by Tenant, and Tenant shall reimburse Landlord for one-half of its partitioning costs. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. Notwithstanding the foregoing, any Transfer Space recaptured by Landlord shall, for the purposes of Section 11 of Exhibit G attached hereto only, be deemed to be space leased by Tenant. If and to the extent Landlord declines, or falls to elect in a timely manner to recapture under this
SECTION 14.4 within such thirty-day period, then, Landlord shall not have the right to recapture any of the Transfer Space described in the Intention to Transfer Notice for a period of nine (9) months (the "NINE MONTH PERIOD") and commencing on the expiration of such thirty-day period, Tenant shall have the right (subject to all the terms and conditions of this ARTICLE 14) to consummate a Transfer of the Transfer Space within the Nine Month Period, and, if a Transfer of all of the Transfer Space is not consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any such Transfer), if the provisions of this
SECTION 14.4 are applicable, Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect to any contemplated Transfer of such Transfer Space.

      14.5 EFFECT OF TRANSFER. If Landlord consents to a Transfer, (i) the terms and conditions of this lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) tenant shall furnish upon Landlord's request a complete statement, certified by an officer of Tenant, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, (v) no Transfer relating to this lease or agreement entered into with respect thereto. whether with or without Landlord's consent, shall relieve tenant or any guarantor of the Lease from liability under this Lease, and (vi) such Transfer shall at all times be subject and subordinate to the terms of this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within ten
(10) days after demand, pay the deficiency and if understated by more than two percent (2%), Landlord's reasonable cost of such audit.

      14.6 NON-TRANSFERS. Notwithstanding anything to the contrary contained in this ARTICLE 14, an assignment or subletting of all or a portion of the Premises to an entity which is controlled by, controls, or is under common control with, Tenant, or to a purchaser of all or substantially all of the assets of Tenant, or to an entity resulting, by operation of law or otherwise, from the merger, consolidation or other reorganization of Tenant (any such entity, an "AFFILIATE") shall not be deemed a Transfer (for such purposes, a "NON-TRANSFER") under this ARTICLE 14, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. "Control," as used in this SECTION 14.6, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, or ownership of any sort, whether through the ownership of voting securities, by contract or otherwise.

      14.7     LANDLORD'S RECOGNITION OF SUBLEASES UPON LEASE TERMINATION.
At Tenant's request, Landlord shall execute a recognition agreement (the "RECOGNITION AGREEMENT") in favor of any sublessee of a sublease, which sublessee is otherwise approved by Landlord pursuant to the terms of this
Article 14, which Recognition Agreement shall provide that in the event this Lease is terminated, Landlord shall recognize the Transfer and not disturb such Transferee's possession of the Premises, or applicable portion thereof, due to such termination; provided that: (1) such sublease is made upon the same terms and conditions set forth in this Lease, subject to equitable modifications based on the number of rentable square feet contained in the Subject Space-, provided, however, the economic terms of such sublease may be more favorable to Landlord than those set forth in this Lease, (ii) the Subject Space shall contain either (1) one or more contiguous full floors in the Building, or (II) one or more contiguous floors along with space on any partial floor located immediately above or below the full floor or floors included in such sublease, (in either of I or II, above, such Subject Space shall not vertically bisect the initial Premises) (iii) all Subject Space which is located on the same floor is contiguous, (iv) Landlord shall not be liable for any act or omission of Tenant, (v) Landlord shall not be subject to any offsets or defenses which the sublessee might have as to Tenant or to any claims for damages against Tenant, nor shall Landlord be obligated to fund to, or for the benefit of, such sublessee, any undisbursed tenant improvement or refurbishment allowance or other allowances or monetary concessions, (vi) Landlord shall not be required or obligated to credit the sublessee with any rent or additional rent or security deposit paid by the sublessee to Tenant, (vii) Landlord shall not be bound by any terms or conditions of the sublease which are inconsistent with the terms and conditions of this Lease, (viii) such recognition shall be effective upon, and Landlord shall be responsible for performance of only those covenants and obligations of Tenant pursuant to the sublease accruing after, the termination of this Lease and the vacation by Tenant of the entire Premises,
(ix) as a condition to Landlord's obligation to enter into the Recognition Agreement, Landlord shall have the right to reasonably approve the creditworthiness and financial strength of the sublessee, which reasonable approval shall be based upon the creditworthiness and financial strength then generally required by Landlord and landlords of the Comparable Buildings of new tenants leasing space of a rentable area comparable to the rentable area of the Subject Space for a term equal to the remaining Lease Term and at a rental rate equal to that payable under the sublease, (x) the sublessee shall make full and complete attornment to Landlord, as lessor, pursuant to a written agreement executed by Landlord and the sublessee, and (xi) the term of such sublease shall not be less than eighteen (18) months. Upon Landlord's written request given any time after the termination of this Lease, the sublessee shall execute a lease for the space subject to the applicable sublease upon the same terms and conditions as set forth in the Recognition Agreement. Tenant agrees to pay Landlord's reasonable legal fees incurred in Landlord's preparation and approval of such Recognition Agreement.

                                      ARTICLE 15

                         SURRENDER OF PREMISES; OWNERSHIP AND
                              REMOVAL OF TRADE FIXTURES

      15.1 SURRENDER OF PREMISES. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord.
The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises,

      15.2 REMOVAL OF PERSONAL PROPERTY BY TENANT. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this ARTICLE 15 and SECTION 8.5, above, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and Tenant shall remove those items of furniture, furnishings, business machines and equipment, communications equipment and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises and such similar articles of any other persons or entities claiming under Tenant (collectively, "PERSONAL PROPERTY") and Tenant shall remove Personal Property at times reasonably acceptable to Landlord and subject to the availability of freight elevator(s), provided that Landlord shall use good faith efforts to make the freight elevator(s) reasonably available to Tenant for such removal.
 Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

      15.3 REMOVAL OF TENANT'S PROPERTY BY LANDLORD. Whenever Landlord shall re-enter the Premises as provided in this Lease, any Personal Property not removed by Tenant upon the expiration of the Lease Term, or within forty-eight (48) hours after a termination by reason of Tenant's default as provided in this Lease, shall be deemed, abandoned by Tenant and may be disposed of by Landlord in accordance with Sections 1980 through 1991 of the California Civil Code and Section 1 174 of the California Code of Civil Procedure, or in accordance with any laws or Judicial decisions which may supplement or supplant those provisions from time to time.

      15.4 LANDLORD'S ACTIONS ON PREMISES. Tenant hereby waives all claims for damages or other liability in connection with Landlord's reentering and taking possession of the Premises or removing, retaining, storing or selling the property of Tenant as herein provided, and Tenant hereby indemnifies and holds Landlord harmless from any such damages or other liability, and no such re-entry shall be considered or construed to be a forcible entry.

                                      ARTICLE 16

                                     HOLDING OVER

      If tenant holds over after the expiration of the Lease term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and (i) for the first two (2) months of such month-to-month tenancy, Base Rent shall be payable at a monthly rate equal to one hundred ten percent (110%) of the Base rent applicable during the last rental period of the Lease Term under this Lease, and (ii) for the remainder of such month-to-month tenancy, Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this ARTICLE 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this ARTICLE 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

                                      ARTICLE 17

                                ESTOPPEL CERTIFICATES

      Within fifteen (15) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of EXHIBIT E, attached hereto, (or such other form as may be required by any prospective mortgagee or purchaser of the Building, or any portion thereof, indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements made in good faith included in the
estoppel certificate are true and correct, without exception.   Landlord
hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information, and within the same period of time, as set forth above, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant, rather than from Tenant to Landlord or a lender of Landlord.

                                      ARTICLE 18

                                    SUBORDINATION

      This Lease is subject and subordinate to all present and future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. In consideration of, and as a condition precedent to, Tenant's agreement to permit its interest pursuant to this Lease to be subordinated to any particular future ground or underlying lease of the Building or the Real Property or to the lien of any first mortgage or trust deed hereafter enforced against the Building or the Real Property and to any renewals, extensions, modifications, consolidations and replacements thereof, Landlord shall deliver to Tenant a commercially reasonable non-disturbance agreement executed by the landlord under such ground lease or underlying lease or the holder of such mortgage or trust deed, which agreement shall contain a mutually agreeable provision granting such mortgage holder a right to cure a Landlord default under this Lease. Additionally, each such non-disturbance agreement provided by landlord shall acknowledge that tenant may offset against Rent next owing under this Lease (i) any improvement allowance granted pursuant to the Tenant Work Letter or this Lease, including Sections 1.5 or 1.6 of this Lease, to the extent they have not been paid when due, (ii) any unpaid commission due and owing to Tenant Broker as set forth in SECTION 29.95, (iii) any abatements of Rent as allowed pursuant SECTION
6.3.1 of this Lease, and (iv) any abatements of rent as allowed pursuant to
SECTION 7.2 of this Lease. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, to attorn, without any deductions or offsets whatsoever, to the purchaser upon any such foreclosure sale if so requested to do so by such purchaser, and to recognize such purchaser as lessor under this Lease.

Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.

                                      ARTICLE 19

                                  DEFAULTS; REMEDIES

      19.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute a default of this Lease by Tenant-.

               19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, on or before (i) fifteen (15) business days after notice that the same is overdue, or (ii) where Tenant has failed to pay such amounts within five (5) business days of notice that the same was overdue on two prior occasions in any twelve
(12) month period, five (5) business days after notice that the same is over due, which notices shall be in lieu of any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; or

               19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or

               19.1.3 To the extent permitted by law, a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within ninety (90) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within ninety (90) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or.- of Tenant's interest in this Lease, unless such seizure is discharged within ninety (90) days; or

               19.1.4 The failure by Tenant to observe or perform according to the provisions of Article 5 of this Lease where such failure continues for more than (i) fifteen (15) business days of notice of such failure, or (ii) where Tenant has failed to cure such failures within five (5) business days after notice of the same on two prior occasions in any twelve (12) month period, five (5) business days after notice of such failure; or

               19.1.5 The hypothecation or assignment of this Lease or subletting of the Premises, or attempts at such actions, in violation of
Article 14 hereof where such violation has not been cured within five (5) business days after notice from Landlord.

      19.2 REMEDIES UPON DEFAULT. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever:

               19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                   (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

                   (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                   (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                   (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (as allowed by applicable law); and

                   (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this SECTION 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs
19.2. 1 (i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate. As used in Paragraph
19.2. 1 (iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (I%).

               19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable notations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

      19.3 SUBLESSEES OF TENANT. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this ARTICLE 19, Landlord shall have the night to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises except as to a Transfer subject to a Recognition Agreement pursuant to SECTION 14.7 of this Lease, Alternately, Landlord may, in Landlord's sole discretion, except as to a Transfer subject to a Recognition Agreement pursuant to Section 14.7 of this Lease, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements; provided however, that in such event (i) Landlord shall not be liable for any previous act or omission of Tenant under such sublease or agreement, (ii) Landlord shall not be subject to any defense or offset previously accrued in favor of the Transferee against Tenant, (iii) Landlord shah not be bound by any previous amendment or modification of any sublease or agreement made without Landlord's prior written consent, and (iv) Landlord shall not be required to acknowledge any prepayment by Transferee of more than one month's rent.

      19.4 WAIVER OF DEFAULT. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord or Tenant in enforcement of one or more of the remedies available to such party upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the rent so accepted.

      19.5 EFFORTS TO RELET. For the purposes of this ARTICLE 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

                                      ARTICLE 20

                             COVENANT OF QUIET ENJOYMENT

      Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

                                      ARTICLE 21

                                   SECURITY DEPOSIT

      Concurrent with the full execution and delivery of this Lease, Tenant shall deposit with Landlord a security deposit (the "SECURITY DEPOSIT") in the amount set forth in Section 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. The Security Deposit shall not be mortgaged, assigned or encumbered in any manner whatsoever by either party without the prior written consent of the other. If Tenant defaults with respect to any provisions of this Lease, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not (a) prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the Security Deposit, nor (b) operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Real Property and the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Security Deposit to the transferee or mortgagee. Upon such transfer or assignment of the Security Deposit, provided that the transferee acknowledges receipt of the Security Deposit, Landlord shall thereby be released by Tenant from all liability or obligation for the return of such Security Deposit and Tenant shall took solely to such transferee or mortgagee for the return of the Security Deposit. Tenant shall earn interest on the unapplied Security Deposit at the rate of 6% per annum; provided that, at Landlord's option, Landlord may elect (which election must be made, if at all, within thirty
(30) business days after Landlord's receipt of the Security Deposit) to deposit the Security Deposit in a bank and account mutually acceptable to Landlord and Tenant, in which case the Security Deposit shall earn interest at the rate earned in such account. Within thirty (30) days after the expiration or earlier termination of this Lease, any unapplied portion of the Security Deposit plus accrued interest shall be returned to Tenant.

                                      ARTICLE 22

                                INTENTIONALLY DELETED

                                      ARTICLE 23

                                        SIGNS

      23.1 FULL FLOOR Tenants. Tenant and its Affiliates, on each full-floor portion of the Premises, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

      23.2 MULTI-TENANT FLOOR TENANTS. If other tenants occupy space on the floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors In the Building and shall comply with Landlord's Building standard signage program, or, if no such program exists, shall be subject to the reasonable approval of Landlord.

      23.3 PROHIBITED SIGN AGE AND OTHER ITEMS. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except to the extent specifically set forth herein, Tenant may not install any signs on the exterior or roof of the Building or the Common Areas of the Building or the Real Property. Any signs, window coverings, or blinds (except if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole discretion.

      23.4 BUILDING TOP SIGN AGE. Subject to all the terms and conditions set forth in Exhibit G. Tenant shall be entitled to design and install, at Tenant's sole cost (subject to the Tenant Improvement Allowance), signage identifying Tenant at the top of the exterior of the Building, with such signs to be located on the north end of each of the eastern and western faces of the Building (the "BUILDING TOP SIGN AGE") and signage identifying Tenant (the "MONUMENT SIGN AGE") on each of two (2) of the Building's seven
(7) existing monument signs. The first such sign shall face Santa Monica Boulevard and be located on the existing monument, situated on the planter, which is closest to the corner of Santa Monica Boulevard and Century Park East. The second sign shall face Century Park East and be located on the existing monument, situated on the planter, which is the center monument sign of the three (3) monument signs, situated on the planter, which face Century Park East. Landlord reserves the right to maintain the existing monument signs at the Building, and to install, from time to time, other monument signs, which are not larger than either of Tenant's monument signs (except as needed to accommodate the signage of a tenant with a longer name than Tenant) and which do not contain signage that identifies an entity, which signage uses lettering larger than the lettering in Tenant's Monument Signage.
Except as provided below with respect to the name of the Project, Landlord will not use the name of another company to identify the Building or install any exterior tenant identification signs on the Building (other than signs identifying tenants occupying all or any part of the first floor of the Building, in which case such signs shall be located on such tenant's storefront or on a monument as permitted above) so long as Tenant retains its rights hereunder to and maintains in existence pursuant to the terms and conditions of Exhibit G, the Building Top Signage and Monument Signage. Tenant understands and consents to the fact that the Project is currently referred to as "Northrop Plaza". Landlord reserves the right, from time to time, to change the name of the Project in Landlord's sole discretion.

      23.5 DIRECTORY BOARD SPACE. A building directory is located in the lobby of the building. Tenant shall have the right, at no cost to tenant, to designate names to be displayed under Tenant's entry in such directory at the rate of two (2) names per each 1,000 rentable square feet of the Premises; provided, however, any changes made to such names (which Tenant may make from time to time) shall be made at Tenant's cost.

                                      ARTICLE 24

                                     ARBITRATION

      24.1 SUBMITTALS TO ARBITRATION. The parties agree that disputes between Landlord and Tenant arising under the terms of SECTIONS 1.3 (as to measurement of space not included in initial Premises), 6.3, or 7.2, ARTICLES 4 (following Tenant's "Initial Audit," as that term is defined in SECTION 4.7, above), 11 or 14, or the Tenant Work Letter shall be settled by arbitration in accordance with the terms of this ARTICLE 24 and, therefore, this ARTICLE 24 shall be the sole and exclusive method, means and procedure to resolve each such dispute. The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete and timely accordance with the terms of this ARTICLE 24 and all attempts to circumvent the terms of this ARTICLE 24 shall be absolutely null and void and of no force or effect whatsoever. As to any matter submitted to arbitration (except with respect to the payment of money) to determine whether a matter would, with the passage of time, constitute a default, such passage of time shall not commence to run until any such affirmative arbitrated determination, as long as it is simultaneously determined in such arbitration that the challenge of such matter as a potential Tenant default was made in good faith. As to any matter submitted to arbitration with respect to the payment of money, to determine whether a matter would, with the passage of time, constitute a default, such passage of time shall not commence to run in the event that the party which is obligated to make the payment does in fact make the payment to the other party. Such payment can be made "under protest," which shall occur when such payment is accompanied by a good faith notice stating the reasons that the party has elected to make a payment under protest. Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in this ARTICLE 24.

      24.2 JAMS. Any dispute to be arbitrated pursuant to the provisions of this Article 24 shall be determined by binding arbitration before a retired judge of the Superior Court of the State of California (the "ARBITRATOR") under the auspices of Judicial Arbitration & Mediation Services, Inc. ("JAMS"). Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends written notice (the "ARBITRATION NOTICE") of a demand to arbitrate by registered or certified mail to the other party and to JAMS. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. The parties may agree on a retired judge from the JAMS panel. If they are unable to promptly agree, JAMS will provide a list of three available judges and each party may strike one. The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator.
 In the event that JAMS shall no longer exist or if JAMS fails or refuses to accept submission of such dispute, then the dispute shall be resolved by binding arbitration before the American Arbitration Association ("AAA") under the AAA's commercial arbitration rules then in effect.

      24.3     ARBITRATION PROCEDURE.

               24.3.1 PRE-DECISION ACTIONS.   The Arbitrator shall schedule a
pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances. Discovery as reasonably necessary shall be permitted, the type and quantity therof to be agreed upon by the parties, or if the parties fail to so agree, by the Arbitrator.

               24.3.2 THE DECISION   The arbitration shall be conducted in Los
Angeles, California. Any party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the parties according to the substantive procedural laws of the State of California and the terms and provisions of this Lease. The Arbitrator's decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination, and/or grant any remedy or relief that is just and equitable with respect to the subject dispute. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in the California Code of Civil Procedure Section 1286.2. The validity and enforceability of the Arbitrator's decision is to be determined exclusively by the California courts pursuant to the provisions of this Lease. The Arbitrator may award costs, including without limitation attorneys' fees, and expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in his discretion. The Arbitrator's fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in his discretion. A party shall be determined by the Arbitrator to be the prevailing party if its proposal for the resolution of dispute is the closer to that adopted by the Arbitrator.

                                      ARTICLE 25

                                     LATE CHARGES

      Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after Tenant's receipt of notice from Landlord that said amount is overdue, then Tenant shall pay to Landlord a late charge equal to $400; provided, however, that if such failure of receipt within such time occurs three (3) or more times in any twelve (12) month period, then for such third and any subsequent occurrence in such twelve (12) month period the late charge shall be the greater of $1,000 or two percent (2%) of the amount due. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment of Rent by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall thereafter bear interest (commencing as of the date due notwithstanding the foregoing five (5) day grace period) until paid at the Interest Rate.

                                      ARTICLE 26

                 LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

      26.1 LANDLORD'S CURE. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except as otherwise expressly provided in this Lease. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease (and after the expiration of any applicable cure period provided for herein), Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant (except in the event of an emergency, Landlord shall only give notice when and if feasible under the circumstances), make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

      26.2 TENANT'S REIMBURSEMENT. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefor; sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of SECTION 26.1. Tenant's obligations under this
SECTION 26.2 shall survive expiration or sooner termination of the Lease Term.

                                      ARTICLE 27

                                  ENTRY BY LANDLORD

      Landlord reserves the right at all reasonable times, and with reasonable frequency, upon reasonable notice to the Tenant, and in compliance with all other terms of this Lease, to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or ground or underlying lessors, or during the last twelve (12) months of the initial Lease Term (or Option Term, as applicable), to prospective tenants; (iii) post notices of nonresponsibility or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this ARTICLE 27, Landlord may enter the Premises at any time to
(A) perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant falls to perform. Landlord may make any such entries without the abatement of Rent (except as otherwise provided herein) and may take such reasonable steps as required to accomplish the stated purposes; provided, however, that any such entry shall be accomplished as expeditiously as reasonably possible and in a manner so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claims for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

                                      ARTICLE 28

                                    TENANT PARKING

      28.1 PARKING. Tenant shall be entitled to rent parking passes on a monthly basis throughout the Lease Term up to the amount set forth in SECTION 11 of the Summary, which parking passes shall pertain to the On-site Parking Area. Tenant shall be required to rent, at a minimum, one (1) pass per one thousand (1,000) rentable square feet of the Premises on a monthly basis throughout the Lease Term. At Tenant's option, up to ten (10) of such parking passes shall be reserved parking passes located within the "Special Valet" parking area of the Main Building Parking Area as that area is set forth in Exhibit M attached hereto. In addition, also at Tenant's option, up to twenty-five (25) of the parking passes shall be designated "Valet" parking passes for parking on Level P-1 of the Main Building Parking Area. The remainder of such parking passes shall provide for non-reserved parking in the Main Building Parking Area and/or Supplemental Parking Area, as Landlord may designate from time to time to Tenant. Tenant shall be entitled to vary the number of parking passes rented by Tenant (up to the maximum amount set forth in SECTION 11 of the Summary but in any event no less than the minimum amount set forth in this ARTICLE 28) upon at least thirty (30) days notice to Landlord. Tenant shall pay to Landlord for automobile parking passes on a monthly basis the prevailing rate charged for such parking passes; provided, however, that during the first three (3) Lease Years, the monthly rates for such parking passes, inclusive of all taxes, shall not exceed, for reserved parking passes, $250.00; for "Special Valet" and "Valet" parking passes, $160.00; and for unreserved parking passes, $110.00. Commencing in the fourth (4th) Lease Year such rates may be subject to annual adjustment, but in no event shall such rates be greater than the product of (i) the applicable rate during the prior Lease Year, and (ii) 1.05. Tenant shall instruct its employees to abide by all rules and regulations which are prescribed from time to time for the orderly operation and use of the On-site Parking Area. Landlord specifically reserves the right to reasonably change the size, configuration, design, layout and all other aspects of the On-site Parking Area at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the On-site Parking Area for purposes of permitting or facilitating any such construction, alteration or improvements so long as Landlord provides adequate substitute parking reasonably acceptable to Tenant. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval; provided, however, Tenant may transfer a reasonable allocation of such spaces to an assignee or subtenant permitted pursuant to Article 14 of this Lease. Landlord shall provide adequate visitor parking for Tenant's visitors, subject to their payment of an hourly rate which shall not exceed the hourly rate generally charged in Comparable Buildings. Landlord shall provide Tenant with parking validations for such visitors at a rate not to exceed ninety percent (90%) of Landlord's prevailing rate for such validations.

      28.2 PARKING CREDIT. Notwithstanding anything to the contrary set forth in Section 28. 1, above, Landlord hereby grants Tenant a credit for the parking charges first due Landlord under the terms of this Lease, which credit shall be in the amount of $31,321.28.

                                      ARTICLE 29

                               MISCELLANEOUS PROVISIONS

      29.1 TERMS. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

      29.2 BINDING EFFECT. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

      29.3 NO AIR RIGHTS. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

      29.4 MODIFICATION OF LEASE. Should any current or prospective mortgagee or ground lessor for the Building require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way adversely change the rights and obligations of Tenant hereunder, or diminish the obligations of Landlord hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. Should Landlord or any such prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor.

      29.5 TRANSFER OF LANDLORD'S INTEREST. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and Building and in this Lease, and Tenant agrees that in the event of any such transfer, provided and to the extent that the transferee has agreed to assume liability (subject to the next succeeding sentence), Landlord shall automatically be released from all further liability under this Lease arising after the date of such transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. The liability of any transferee of Landlord shall be limited as provided in SECTION 29.14 below. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

      29.6 MEMORANDUM OF LEASE. Concurrently with the execution and delivery of this Lease by Landlord and Tenant, Landlord shall execute and notarize a short form Memorandum of

Lease, in recordable form, and shall deliver same to Tenant for Tenant's recording in the form attached hereto as EXHIBIT L.

      29.7 LANDLORD'S TITLE. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

      29.8 CAPTIONS. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

      29.9 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any associations between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

      29.10 APPLICATION OF PAYMENTS. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

      29.11 TIME OF ESSENCE. Time is of the essence of this Lease and each of its provisions.

      29.12 PARTIAL INVALIDITY. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

      29.13 NO WARRANTY. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

      29.14 LANDLORD AND TENANT EXCULPATIONS. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, neither Landlord (including any successor landlord) nor any members of Landlord's Group shall have any liability whatsoever under this Lease and the liability of Landlord hereunder and any recourse by Tenant against Landlord shall be limited solely and exclusively to the interest of Landlord in and to the Real Property and Building including Landlord's interests in any proceeds resulting from any sale or condemnation of the Building or insurance payments made to Landlord in connection with the Building, and neither Landlord (including any successor landlord) nor any members of Landlord's Group shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. It is further expressly understood and agreed that, notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the obligations of the Tenant named in the Summary (the "Original Tenant") under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Original Tenant, and Landlord will not seek recourse against the individual partners, directors, officers or shareholders of Original Tenant or any of their personal assets for satisfaction of any liability of Original Tenant in respect of this Lease. This Lease is being executed by Trust Company of the West on behalf of Landlord. No present or future officer, director, employee, trustee, member, retirant, beneficiary, internal investment contractor, investment manager or agent of Landlord shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, employee, trustee, member, retirant, beneficiary, internal invest contractor, investment manager or agent under or in connection with this Lease, or any other document or instrument heretofore or hereafter executed in connection with this Lease.

Tenant hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this SECTION 29.14 are in addition to, and not in limitation of, any limitation on liability applicable to Landlord provided by law or in any other contract, agreement or instrument.

      29.15 ENTIRE AGREEMENT. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter hereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreements between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements between the parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

      29.16 RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

      29.17 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the "FORCE MAJEURE"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure. Notwithstanding the foregoing, Force Majeure shall not extend any time periods set forth in SECTION 2.1.2, 6.3, 7.2 OR 11.2.

      29.18 WAIVER OF REDEMPTION BY TENANT. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

      29.19 NOTICES. All notices, demands, statements or communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address or addresses, not to exceed two (2), set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in SECTION 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date (a) in the case of mailed notice, on the date which is two
(2) business days after the date it is mailed, and (b) in the case of notice personally delivered, on the date of confirmed delivery of same to Landlord or Tenant, as applicable. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail. A notice may be sent by a party or its attorneys. Any such notice shall also be delivered via facsimile to the applicable facsimile number set forth in the Summary.

      29.20 JOINT AND SEVERAL. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

      29.21 AUTHORITY. If Landlord or Tenant is a corporation or partnership, each individual executing this Lease on behalf of such party hereby represents and warrants that such party is a duly formed and existing entity qualified to do business in California and that such party has full right and authority to execute and deliver this Lease and that each person signing on behalf of such party is authorized to do so.

      29.22 ATTORNEYS' FEES. If either party commences litigation against the other for the specific performance of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred.

      29.23 GOVERNING LAW. This Lease shall be construed and enforced in accordance with the laws of the State of California.

      29.24 SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

      29.25 BROKERS. Landlord shall pay all brokerage commissions owing to CB Commercial Real Estate Group, Inc. ("LANDLORD'S BROKER") and Cushman Realty Corporation ("TENANT'S BROKER") in connection with the transaction contemplated by this Lease. Landlord's obligation to pay Tenant's Broker shall be pursuant to that certain letter agreement dated April 24, 1995 ("COMMISSION AGREEMENT").Landlord's Broker and Tenant's Broker may be collectively referred to herein as the "BROKERS." Landlord and Tenant each represent and warrant to the other that other than the Brokers, no broker, agent, or finder negotiated or was instrumental in negotiating or consummating this Lease on its behalf and that it knows of no broker, agent, or finder, other than the Brokers, who is, or might be, entitled to a commission or compensation in connection with this Lease. In the event of any such claims for additional brokers' or finders' fees or commissions in connection with the negotiation, execution or consummation of this Lease, then Landlord shall indemnify, save harmless and defend Tenant from and against such claims if they shall be based upon any statement, representation or agreement by Landlord, and Tenant shall indemnify, save harmless and defend Landlord if such claims shall be based upon any statement, representation or agreement made by Tenant.

      29.26 INDEPENDENT COVENANTS. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Real Property or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

      29.27 BUILDING NAME AND SIGNAGE. Subject to Tenant's rights pursuant to ARTICLE 23, Landlord shall have the fight at any time to install, affix and maintain any and all signs on the exterior and on the interior of the Building as Landlord may, in Landlord's sole discretion, desire. Tenant covenants and agrees that Tenant shall not use pictures or illustrations of the Building in advertising or other publicity, without the prior written consent of Landlord.

      29.28 TRANSPORTATION MANAGEMENT. Tenant shall fully comply with all present and future governmentally mandated programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

      29.29 CONFIDENTIALITY. Landlord and Tenant acknowledge that the content of this Lease and any related documents are confidential information. Landlord and Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than their financial, legal, and space planning consultants.

      29.30 REASONABLENESS AND GOOD FAITH. Except for determinations expressly described as being in the "absolute discretion" of the applicable party, neither Landlord nor Tenant shall unreasonably withhold or delay any consent, approval or other determination provided for hereunder, and determinations subject to absolute discretion shall not be unreasonably delayed. In the event that either Landlord or Tenant disagrees with any determination made by the other hereunder (other than a determination in the absolute discretion of the determining party) and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within five (5) business days following such request. Furthermore, in addition to the foregoing, whenever the Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations, make allocations or other determinations, or otherwise exercise rights or fulfill obligations, Landlord and Tenant shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated landlord and sophisticated tenant concerning the benefits to be enjoyed under this Lease.

      29.31 MINIMIZATION OF INTERFERENCE. Landlord shall exercise its rights and perform its obligations hereunder, and otherwise operate the Building, in a manner reasonably calculated to minimize any resulting interference with Tenant's use of the Premises, and Tenant shall exercise its rights and perform its obligations hereunder, and otherwise operate the Premises in a manner reasonably calculated to minimize any resulting interference with the operation of the Building.

      29.32    HAZARDOUS MATERIALS.

               29.32.1 "HAZARDOUS Materials" means any hazardous or toxic substance, material or waste which is (1) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25112.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25136 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under
Section 25501 of the California Health and Safety Code, Division 20, Chapter
6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) listed under ARTICLE 9 or defined as hazardous or extremely hazardous pursuant to ARTICLE 11 of Title 22 of the California Code of Regulations, Division 4, Chapter 20, (vi) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (vii) defined as a "hazardous waste" pursuant to
Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 ET SEQ., (viii) defined as a "hazardous substance" pursuant to
Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., (ix) defined as a hazardous waste, "hazardous material", "hazardous substance", "toxic chemical", "toxic air contaminant", or "hazardous air pollutant" under the Clean Water Act, 33 U.S.C. Section 1251 ET SEQ., the Clean Air Act, 42 U.S.C. Section 7901 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ., the Porter-Cologne Water Quality Control Act, California Water Code Section 13000 ET SEQ., or listed as a substance known to cause cancer or reproductive toxicity pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986 (Proposition 65), the California Health and Safety Code Section 25249.5 ET SEQ., Chapter 3.5, Division 26, the California Health and Safety Code (Toxic Air Contaminants), Superfund Amendments and Reauthorization Act of 1986, Occupational Safety and Health Act of 1970, or California Occupational Safety and Health Act of 1973, (x) defined as a hazardous waste, hazardous material or hazardous substance under any regulations promulgated under any of the foregoing laws, or (xi) any hazardous or toxic material , substance, chemical, waste, contaminant, emission, discharge or pollutant or comparable material listed, identified, or regulated pursuant to any federal, state or local law, ordinance or regulation which has as a purpose the protection of health, safety or the environment, including but not limited to petroleum or petroleum products or wastes derived therefrom. Each reference to a statute, law or regulation herein shall be deemed to include any amendments or successor statutes thereto which are enacted from time to time.

      29.32.2 COMPLIANCE COST. Tenant acknowledges that Landlord may incur costs for complying with laws, codes, regulations or ordinances relating to Hazardous Material, including, without limitation, the following: (1) Hazardous Materials present in soil or ground water; (ii) Hazardous Materials that migrates, flows, percolates, diffuses or in any way moves onto or under the Real Property; (iii) Hazardous Materials present on or under the Real Property as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Real Property by other tenants of the Real Property or their agents, employees, contractors or invitees, or by others; and (iv) material which becomes Hazardous Materials due to a change in laws, codes, regulations or ordinances which relate to hazardous or toxic material, substances or waste. Notwithstanding the foregoing, the following costs shall not be Operating Expenses and shall not be the obligation of Tenant: (i) costs incurred to comply with laws relating to the removal or other abatement of Hazardous Materials which were in existence on the Real Property prior to the Lease Commencement Date and which were of such nature that (A) a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state and under the conditions that it existed on the Real Property, would have then required the removal of such Hazardous Materials or other remedial or containment action with respect thereto, or (B) reasonably prudent landlords of Comparable Buildings would not include such compliance costs in operating expenses; (ii) costs incurred to remove, remedy, contain, or treat Hazardous Materials, which Hazardous Materials are brought onto the Real Property after the date hereof by Landlord or any other tenant of the Building and are of such a nature, at that time, that a federal, state or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Materials, in the state and under the conditions that they exist on the Real Property, would require the removal, remediation, containment or treatment of such Hazardous Materials; and (iii) costs incurred to remove, remedy, contain, or treat Hazardous Materials, which Hazardous Materials are brought onto the Real Property after the date hereof if reasonably prudent landlords of Comparable Buildings would not include such costs in operating expenses. To the extent any such Operating Expense relating to Hazardous Materials is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties, or other action, Tenant shall be entitled to a proportionate share of such reimbursement.

      29.33 PROHIBITED TRANSACTIONS. Tenant hereby acknowledges that Landlord is a unit of the California State and Consumer Services Agency established pursuant to Title I, Division 1, Part 13 of the California Education Code, Sections 22000 et seq., as amended (the "ED CODE"). As a result, Landlord is prohibited from engaging in certain transactions with a "school district or other employing agency" or a "member, retirant or beneficiary" (as those terms are defined in the Ed Code). In addition, Landlord may be subject to certain restrictions and requirements under the Internal Revenue Code, 26 U.S.C. Section 1 et seq. (the "CODE").
Accordingly, Tenant represents and warrants to Landlord that (a) Tenant is neither a school district or other employing agency nor a member, retirant or beneficiary; (b) has not made any contribution or contributions to Landlord;
(c) neither a school district or other employing agency, nor a member, retirant or beneficiary, nor any person who has made any contribution to Landlord, nor any combination thereof, is related to Tenant by any relationship described in Section 267(b) of the Code; (d) neither Trust Company of the West, its affiliates, related entities, agents, officers, directors or employees, nor any State Teachers' trustee, agent, related entity, affiliate, employee or internal investment contractor (both groups collectively, "LANDLORD AFFILIATES") has received or will receive, directly or indirectly, any payment, consideration or other benefit from, nor does any Landlord Affiliate have any agreement or arrangement with Tenant or any person or entity affiliated with Tenant relating to the transactions contemplated by this Lease; and (e) no Landlord Affiliate is controlled by, controls, or is under common control with, Tenant.

      29.34 As used herein, the tem "COMPARABLE BUILDINGS" means the high-rise commercial office buildings located in Century City, California which are of comparable size, age and quality as the Building. For purposes of this Lease, "CENTURY CITY, CALIFORNIA" shall be defined as that area of Los Angeles, California which has as its Northern boundary, the Southern most boundary of Santa Monica Boulevard, as its Southern boundary, the Northern most boundary of Pico Boulevard, as its Western Boundary the Eastern most boundary of Century Park West (as though such street was extended to intersect Pico Boulevard), and as its Eastern boundary, the Eastern most boundary of the legal lots upon which all of the buildings and improvements which front onto the Eastern boundary of Century Park East are located.

      29.35 As used herein, the term "INTEREST RATE" shall mean the lesser of (i) two percent (2%) over the interest rate publicly announced from time to time by the Bank of America as its prime rate and if such term is no longer utilized, the interest rate utilized by the Bank of America (or if the Bank of America ceases to exist, the largest state chartered bank operating in the State of California) to replace the prime rate, or (ii) the maximum rate permitted by law.

      29.36 WAIVER OF CONSEQUENTIAL DAMAGES. Notwithstanding anything to the contrary contained in this Lease, and except as set forth in Article 16, or as to damage caused during Tenant's exercise of its rights under SECTION 7.2, Tenant shall not be liable under any circumstances, for injury or damage to, or interference with, Landlord's business, including but not limited to loss of title to the Building or any portion thereof, loss of profits, loss of rents or other revenues (excluding payments thereof which Tenant is otherwise obligated to make under this Lease), loss of business opportunity, loss of goodwill or loss of use, in each case however occurring. Likewise, Landlord shall not be liable under any circumstances, for injury or damage to, or interference with, Tenant's business, including but not limited to loss of profits or revenues, loss of business opportunity, loss of goodwill or loss of use, in each case however occurring.

      29.37 TELECOMMUNICATION EQUIPMENT. At any time during the Lease Term, Tenant may install, at Tenant's sole cost and expense, telecommunication equipment reasonably approved by Landlord, upon the roof of the Building in locations reasonably approved by Landlord, without the payment of Base Rent or Operating Expenses or any charge for the same except utilities necessary to Tenant's operation of the telecommunication equipment.
 Landlord may require Tenant to install screening around such equipment, at Tenant's sole cost and expense, as reasonably designated by Landlord. Tenant shall maintain such equipment at Tenant's sole cost and expense. In the event Tenant elects to exercise its right to install telecommunication equipment as set forth in this SECTION 29.37, then Tenant shall give Landlord prior written notice thereof and Landlord and Tenant shall execute an amendment to this Lease covering the installation and maintenance of such equipment, Tenant's indemnification of Landlord with respect thereto, Tenant's obligation to remove such equipment upon the expiration or earlier termination of this Lease, and other related matters.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.


                                  LANDLORD:

                                  STATE TEACHERS' RETIREMENT SYSTEM,
                                  a retirement fund created under the
                                  laws of the State of California

                                  By:  TRUST COMPANY OF THE WEST
                                       a California corporation,
                                       Its Investment Manager

                                       By: /s/ Hugh Dirstine
                                            ------------------------------------
                                           HUGH DIRSTINE
                                           Its Authorized Representative

                                       By:  /s/ Gary Neumeier
                                            ------------------------------------
                                           GARY NEUMEIER
                                           Its Authorized Representative



                                  TENANT:

                                  HERBALIFE INTERNATIONAL OF
                                  AMERICA, INC.,
                                  a California corporation

                                  By: /s/ Conrad Lee Klein
                                      ---------------------------
                                      CONRAD LEE KLEIN
                                       Its Authorized Agent

                                      EXHIBIT A

                          OUTLINE OF FLOOR PLAN OF PREMISES


[FLOOR PLAN]



                                   EXHIBIT A-Page 1

                                      EXHIBIT A
                          OUTLINE OF FLOOR PLAN OF PREMISES


[FLOOR PLAN]


                                   EXHIBIT A-Page 2

                                      EXHIBIT A
                          OUTLINE OF FLOOR PLAN OF PREMISES


[FLOOR PLAN]


                                   EXHIBIT A-Page 3

                                      EXHIBIT A
                          OUTLINE OF FLOOR PLAN OF PREMISES


[FLOOR PLAN]


                                   EXHIBIT A-Page 4

                                      EXHIBIT A
                          OUTLINE OF FLOOR PLAN OF PREMISES


[FLOOR PLAN]


                                   EXHIBIT A-Page 5

                                      EXHIBIT A-1
                              OUTLINE OF EXPANSION SPACE


[FLOOR PLAN]


                                  EXHIBIT A-1-Page 2

                                      EXHIBIT B

                                  TENANT WORK LETTER

      This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises.
This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of the Lease to which this Tenant Work Letter is attached and of which this Tenant Work Letter forms a part.

                                      SECTION I

                   LANDLORD'S INITIAL CONSTRUCTION IN THE PREMISES

      Landlord has constructed, at its sole cost and expense the base building (i) of the Premises and (ii) of the floors of the Building on which the Premises is located (collectively, the "BASE BUILDING"). The Base Building shall be delivered to Tenant, and Tenant agrees to accept the same, in its currently existing, "as-is" condition, except as set forth below; provided, however, that the Base Building shall include the following items.

      1.1 TELEPHONE ROOM AND ELECTRICAL ROOM. The telephone and electrical rooms will include a telephone backboard and electrical distribution panelboards, respectively. Conduit runs from the electrical closet to individual ceiling junction boxes, as installed. The 11th and 12th floor telephone rooms shall each contain 300 pair of telephone capacity. The 13th floor telephone room shall contain 900 pair, currently configured as 300 pair to be used for each of the 13th, 14th and 15th floors.

      1.2 PUBLIC EXIT STAIRWAYS. Stairways in compliance with applicable laws as of the Lease Commencement Date ("Laws") to the extent necessary for Tenant to obtain its certificate of occupancy, assuming a standard buildout for office space.

      1.3 ACCESS TO SYSTEMS. Access to domestic cold water, drainage and vent systems at readily accessible locations on the 11th, 13th and 15th floors.

      1.4 WINDOW COVERINGS. Building Standard draperies, cleaned and installed on each exterior window.

      1.5 FLOORING. Concrete floor with trowelled finish designed to support a minimum live load of 70 pounds per square foot.

      1.6 CHILLED WATER. Condenser and chilled water loop on the 11th, 13th and 15th floors of the Premises. If Landlord allows any other tenant to tap into the Building's condenser and/or chilled water, Landlord shall allow Tenant to do so on the same terms and conditions, subject to overall restrictions on capacity, as determined in Landlord's reasonable discretion.

      1.7   ACOUSTICS.   To Landlord's best knowledge and belief, the
Building has been constructed in a manner and at a level at least consistent with the sound production and vibration standards for normal office requirements maintained in the Comparable Systems Buildings, as that term is defined in Section 6.1 of the Lease.

      1.8 BASE AND SHELL IMPROVEMENTS. The structural frame of the Building shall be complete including finished slab.

      1.9 DEMOLITION Prior to Landlord's delivery of the Premises to Tenant, Landlord, at its sole cost and expense, shall demolish the improvements currently located in the Premises in accordance with the demolition plan attached to this Tenant Work Letter as Schedule 1 (the "DEMOLITION PLAN").


                                   EXHIBIT B-Page 1

      1.10 EXISTING STAIRWELLS. Except as otherwise described on the Demolition Plan, Landlord shall deliver the internal stairways currently located in the Premises in their currently existing, "as-is" condition.

                                      SECTION 2

                                 TENANT IMPROVEMENTS

      2.1   ALLOWANCES.

            2.1.1 TENANT IMPROVEMENT ALLOWANCE. Tenant shall be entitled to a one-time tenant improvement allowance (the "TENANT IMPROVEMENT ALLOWANCE") in the amount of $4,155,203.00 (composed of a core and shell allowance in the amount of $305,803.00, and an additional allowance in the amount of $3,849,400.00) for the costs relating to the initial design and construction of Tenant's improvements (the "TENANT IMPROVEMENTS"). Tenant agrees that not more than Eleven Dollars ($11.00) per usable square foot of the Premises of the Tenant Improvement Allowance (the "Eleven Dollar Amount") shall be spent on those items set forth in SECTIONS 2.2.1.1, 2.2.1.2, 2.2.1.7 AND 2.2.1.8, below. Additionally, the first $80,000.00 spent in connection with items set forth in SECTION 2.2.1.9, below (the "Signage Costs"), may be included within the Tenant Improvement Allowance. Signage Costs in excess of $80,000.00 may be included in the Tenant Improvement Allowance to the extent that they, together with the other items listed above, do not exceed the Eleven Dollar Amount. Additionally, Landlord shall have no obligation to disburse any amounts of the Tenant Improvement Allowance for costs of those items set forth in SECTION 2.2.1.8, below, until Landlord has first disbursed at least $40.00 per usable square foot of the Premises of the Tenant Improvement Allowance.

            2.1.2 SPACE PLANNING ALLOWANCE. Landlord shall pay $0.10 per usable square foot of the Premises (the "DESIGN ALLOWANCE"), in addition to the Tenant Improvement Allowance, for the cost of the "Architect" and "Engineers," as those terms are defined in SECTION 3.1, below, to prepare the "Final Space Plan," as those terms are defined in SECTIONS 3.1 and 3.2, below, respectively. Any additional design costs may be deducted from the Tenant Improvement Allowance.

            2.1.3 STAIR PRESSURIZATION ALLOWANCE. Landlord agrees that it shall pay up to $50,000.00 in aggregate (the "Pressurization Allowance"), as necessary for the pressurization and ventilation of the existing interior staircases connecting floors 12, 13, 14 and 15, as such pressurization and ventilation is required by the Laws. Landlord shall have no obligation to pay any amounts for such pressurization or ventilation in excess of the Pressurization Allowance.

      The Tenant Improvement Allowance and Design Allowance are sometimes referred to herein collectively as the "ALLOWANCES."

      2.2   DISBURSEMENT OF THE TENANT IMPROVEMENT ALLOWANCE.

            2.2.1 TENANT IMPROVEMENT ALLOWANCE ITEMS. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "TENANT IMPROVEMENT ALLOWANCE ITEMS"):

                    2.2.1.1 Payment of the fees of the "Architect" and the "Engineers," as those terms are defined in SECTION 3.1 of this Tenant Work Letter;

                    2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

                    2.2.1.3 The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, trash removal costs and contractors' fees and general conditions;

                    2.2.1.4 The cost of any changes in the base building or the floor of the Building on which the Premises is located, when such changes are requred by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an


                                   EXHIBIT B-Page 2
unoccupied basis) or to comply with Code, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

                    2.2.1.5 The cost of any chances to the Construction Drawings or Tenant Improvements required by Code;

                    2.2.1.6  Sales and use taxes and Title 24 fees;

                    2.2.1.7 Any moving or relocation costs incurred by Tenant;

                    2.2.1.8 The cost of free-standing workstations, furniture, fixtures and equipment for the Premises;

                    2.2.1.9 The cost of signs installed by Tenant in accordance with the provisions of the Lease;

                    2.2.1.10 The cost of cable and other telecommunications lines installed as part of the Tenant Improvements; and

                    2.2.1.11 All other costs of labor and materials approved by or expended by Tenant directly in connection with the construction of the Tenant Improvements.

            2.2.2 DISBURSEMENT OF TENANT IMPROVEMENT ALLOWANCE. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

                    2.2.2.1  MONTHLY DISBURSEMENTS.    On or before the first
day (the "SUBMITTAL DATE") of each calendar month commencing with the first calendar month following the execution of the Lease, Tenant shall deliver to
Landlord: (i) a request for payment of the "Contractor," as that term is defined in SECTION 4.1 of this Tenant Work Letter, approved by Tenant, on the standard AIA (G702) form showing, by trade, the percentage of completion of the Tenant Improvements in the Premises (as reasonably extrapolated by Tenant through the end of the applicable month), and detailing the portion of the work completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in SECTION 4.1.2 of this Lease, for labor rendered and materials delivered to the Premises for the applicable payment period; (111) executed conditional mechianic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions of California Civil Code Section 3262(d); provided, however, that with respect to fees and expenses of the Architect or Engineers, the FF&E Costs items, or any other pre-construction items for which the payment scheme set forth in items (i) through (iii), above, is not applicable (collectively, the "NON-CONSTRUCTION ALLOWANCE ITEMS"), Tenant shall only be required to deliver to Landlord on or before the applicable Submittal Date, reasonable evidence of having paid the cost for the applicable Non-Construction Allowance Items (unless Landlord has received a preliminary notice in connection with such costs in which event conditional lien releases must be submitted in connection with such costs); and (iv) all other information reasonably requested in good faith by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request vis-a-vis the Landlord, On or before the twenty-fifth (25th) day of each such calendar month (the "PAYMENT DATE"), and assuming Landlord receives the applicable information described in Items (i) through (iv), above, and unconditional lien releases, as applicable, for all work paid for from the Tenant Improvement Allowance as of the previous Payment Date, Landlord shall deliver a check to Tenant made jointly payable to Contractor, or any other provider of goods and services designated by Tenant to Landlord, and Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this SECTION 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "FINAL RETENTION," but in no event shall the Final Retention be in excess of ten percent (10%), inclusive of the retention amount provided pursuant to the Standard AIA (G702) Form); provided, however, that no such retention shall be applicable to Non-Construction Allowance Items or, in Landlord's resonable discretion, other Tenant Improvement Allowance Items in connection with the payment of suppliers for materials delivered to the Premises and subcontractors for completing performance of their work substantially in advance of the substantial completion of the


                                   EXHBIT B-Page 3

Tenant Improvements, and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on material non-compliance of any work with the "Approved Working Drawings", as that term is defined in SECTION 3.4 below, or due to any materially substandard work as identified in good faith by Landlord. In the event that Landlord identifies any material non-compliance with the Approved Working Drawings or substandard work, Tenant shall be provided a detailed statement identifying such material non-compliance or substandard work. Landiord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

            2.2.2.2 FINAL RETENTION. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (1) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or
Section 3262(d)(4), and (ii) Landlord has reasonably determined that no materially substandard work exists which materially and adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, or the structure or exterior appearance of the Building.

            2.2.3 FAILIURE TO DISBURSE TENANT IMPROVEMENT ALLOWANCE. In the event that Landlord fails to fulfill its obligation to disburse the Tenant Improvement Allowance in accordance with the terms of SECTION 2.2.2, above, following five (5) business days notice from Tenant and Landlord's failure to cure within such period, Tenant shall have the right, at Tenant's option, in addition to any rights or remedies available to Tenant under this Lease, at law or in equity, to continue to perform the work of the Tenant Improvements, and offset any unpaid portions of the Tenant Improvement Allowance plus interest at the Interest Rate against Tenant's obligation for Rent next coming due under this Lease.

                                      SECTION 3

                                CONSTRUCTION DRAWINGS

      3.1 SELECTION OF ARCHITECT/CONSTRUCTION DRAWINGS. Tenant shall retain an architect/space planner reasonably approved by Landlord (the "ARCHITECT") to prepare the Construction Drawings, which approval shall be granted or denied by Landlord within five (5) business days after Tenant has submitted the proposed architect to Landlord. Tenant shall retain an engineering consultant reasonably approved by Landlord (the "ENGINEER") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work of the Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineer hereunder shall be known collectively as the "CONSTRUCTION DRAWINGS." All Construction Drawings shall be subject to Landlord's approval pursuant to the terms set forth in SECTIONS 3.2 and 3.3, below. Landlord's review of the Construction Drawings as set forth in this
SECTION 3, shall be for its sole purpose and shall not imply Landiord's review of the same, or obligate Landlord to review the same, for quality, design, Laws compliance or other like matters.

      3.2 FINAL SPACE PLAN. Tenant and the Architect shall prepare the final space plan for Tenant Improvements in the Premises (collectively, the "Final Space Plan"), and shall deliver the Final Space Plan to Landlord for Landlord's approval. Landlord shall, within eight (8) business days after Landlord receives such Final Space Plan, (i) approve the Final Space Plan,
(ii) approve the Final Space Plan subject to specified conditions to be complied with when the Final Working Drawings are submitted by Tenant to Landlord, or (iii) disapprove the final space plan and return the same to Tenant with requested revisions; provided however that Landlord shall only be entitled to dispprove the Final Space Plan for the following reasons: (i) an adverse effect on the structural integrity of the Building; (ii) non-compliance with Laws; (iii) an adverse effect on the systems and equipment of the Building; or (iv) an adverse effect on the exterior apperance of the Building (individually or collectively, a "DESIGN PROBLEM").
 If Landlord disapproves the Final Space Plan, Tenant may resubmit the Final Space Plan to Landlord at any time, and Landlord shall approve or disapprove of the resubmitted Final Space Plan, based upon the criteria set forth in this


                                   EXHIBIT B-Page 4

SECTION 3.2, within two (2) business days after Landlord receives such resubmitted Final Space Plan.

      3.3 FINAL WORKING DRAWINGS. Tenant, the Architect and the Engineer shall complete the architectural and engineering drawings for the Premises in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "FINAL WORKING DRAWINGS") and shall submit the same to Landlord for Landlord's approval. The Final Working Drawings may be submitted in one or more stages at one or more times, provided that Tenant shall ultimately supply Landlord with four (4) completed copies signed by Tenant of such Final Working Drawings. Landlord shall, within ten (10) business days after Landlord receives the Final Working Drawings, either (i) approve the Final Working Drawings, (ii) approve the Final Working Drawings subject to specified conditions to be satisfied by Tenant prior to submitting the Approved Working Drawings for permits as set forth in SECTION 3.4, below, if the Final Working Drawings do not comply with the Final Space Plan or contain a Design Problem, or (iii) disapprove and return the Final Working Drawings to Tenant with requested revisions if the Final Working Drawings do not comply with the Final Space Plan or contain a Design Problem. If Landlord disapproves the Final Working Drawings, Tenant may resubmit the Final Working Drawings to Landlord at any time, and Landlord shall approve or disapprove of the resubmitted Final Working Drawings, based upon the criteria set forth in this SECTION 3.3, within two (2) business days after Landlord receives such resubmitted Final Working Drawings.

      3.4 PERMITS. The Final Working Drawings shall be approved by Landlord (the "APPROVED WORKING DRAWINGS") prior to the commencement of the construction of the Tenant Improvements. Architect shall submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow "Contractor," as that term is defined in
SECTION 4.1, below, to commence and fully complete the construction of the Tenant Improvements. Tenant shall be responsible for obtaining any building permit or certificate of occupancy for the Premises; provided however that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.

      3.5 CHANGE ORDERS. In the event Tenant desires to change the Approved Working Drawings, Tenant shall deliver notice (the "DRAWING CHANGE NOTICE") of the same to Landlord, setting forth in detail the changes (the "TENANT CHANGE") Tenant desires to make to the Approved Working Drawings. Landlord shall, within three (3) business days of receipt of the Drawing Change Notice, either (i) approve the Tenant Change, or (ii) disapprove the Tenant Change and deliver a notice to Tenant specifying in detail the reasons for Landlord's disapproval; provided, however, that Landlord may only disapprove of the Tenant Change if the Tenant Change contains a Design Problem. Any additional costs which arise in connection with such Tenant Change shall be paid by Tenant.

                                      SECTION 4

                       CONSTRUCTION OF THE TENANT IMPROVEMENTS

      4.1   TENANT'S SELECTION OF CONTRACTORS.

            4.1.1 THE CONTRACTOR. Tenant shall retain a licensed general contractor (the "CONTRACTOR"), as contractor for the construction of the Tenant Improvements, which Contractor shall be selected by Tenant pursuant to a competitive bidding of the general conditions, profit and overhead fees for construction of the Tenant Improvements, and which Contractor shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or conditioned, and which approval or refusal shall be granted or denied within five (5) business days after Tenant has submitted the name of the contractor.

            4.1.2 TENANT'S AGENTS. Tenant agrees to cause Contractor to solicit bids from at least three (3) subcontractors for each item or trade involved in the construction of the Tenant improvements, which subcontractors shall be subject to Landlord's approval within five (5) business days after Tenant has submitted the name of a subcontractor. All of the subcontractors selected by Tenant, together with the laborers, materialmen, suppliers and the Contractor shall be known collectively as "TENANT'S AGENTS."


                                   EXHIBIT B-Page 5

      4.2 NOTICE OF COMPLETION. Within ten (10) days after the issuance of the permanent or temporary certificate of occupancy for the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with
Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation.

      4.3 LIEN AND COMPLETION BOND. Prior to the commencement of construction of the Tenant Improvements, Landlord shall require that Tenant or Contractor post a lien and completion bond or some alternative form of security to ensure the lien free completion of the Tenant Improvements.

      4.4 OVER-ALLOWANCE AMOUNT. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in SECTIONS 2.2.1.1 THROUGH 2.2.1.11, above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of Tenant's contract with Contractor (the "Final Costs"). Prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with cash in an amount (the "Over-Allowance Amount") equal to the amount by which the Final Costs exceed, by more than One Million Dollars ($1,000,000.00), the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any of the then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be paid by Tenant to Landlord immediately as an addition to the Over-Allowance Amount or at Landlord's option, Tenant shall make payments for such additional costs out of its own funds.

                                      SECTION 5

                                    MISCELLANEOUS

      5.1 LEASE COMMENCEMENT DATE DELAYS. The Lease Commencement Date shall occur as provided in Article 2 of this Lease, provided that the Lease Commencement Date shall be delayed by the number of days of delay of the "substantial completion of the Tenant Improvements," as that term 'is defined below in this SECTION 5, in the Premises to the extent caused by a "Commencement Date Delay," provided that a Commencement Date Delay shall only occur to the extent the substantial completion of the Tenant Improvements is delayed beyond January 1, 1996. In addition, the Lease Expiration Date shall be automatically extended one day for each day the Lease Conunencement Date is delayed. As used herein, the term "COMMENCEMENT DATE DELAY" shall mean only a "Force Majeure Delay" or a "Landlord Caused Delay," as those terms are defined below in this Section 5.1. As used herein, the term "FORCE MAJEURE DELAY" shall mean only an actual delay resulting from fire, earthquake, explosion, flood, hurricane, the elements, acts of God or the public enemy, war, invasion, insurrection, rebellion, riots, industry-wide labor strikes or lockouts (which objectively preclude Tenant from obtaining from any reasonable source of labor or substitute materials at a reasonable cost necessary for completing the Tenant Improvements), or governmental acts, including law changes, changes in interpretation of laws or the construction rules and regulations, delays attributable to the acts of third parties not under contract with Tenant in obtaining the issuance of permits and the obtaining of inspections beyond customary time periods, which objectively preclude construction of tenant improvements in the Building by any person. As used in this Tent Work Letter, "LANDLORD CAUSED DELAY" shall mean actual delays to the extent resulting from the acts or omissions of Landlord (which acts are not expressly permitted by the terms of the Lease or this Tenant Work Letter) including, but not limited to, (i) failure of Landlord to timely approve or disapprove any Construction Drawings; (ii) subject to Landlord's reasonable construction rules and regulations and reasonable notice requirements contained therein, material interference by Landlord, its agents or contractors with the completion of the Tenant Improvements and which objectively preclude


                                   EXHIBIT B-Page 6
construction of tenant improvements in the Building by any person, which interference relates to access by Tenant, its agents and contractors to the Building or any Building facilities (including loading docks and freight elevators) or service (including temporary power and parking areas as provided herein) during normal construction hours, or the use thereof during normal construction hours; (iii) delays due to the acts or failures to act of Landlord, its agents or contractors with respect to payment of the Tenant Improvement Allowance and/or any cessation of work upon the Tenant Improvements as a result thereof; and (iv) Landlord's failure to complete and deliver the Base Building on or before the date which is thirty (30) days after the full execution and delivery of this Lease.

    Landlord hereby agrees that, notwithstanding the occurrence of the Lease Commencement Date, Landlord shall use commercially reasonable efforts to avoid any Landlord Caused Delay.

    5.2 DETERMINATION OF COMMENCEMENT DATE DELAY. If Tenant contends that a Commencement Date Delay has occurred, Tenant must notify Landlord in writing (the "DELAY NOTICE") of the event which constitutes such Commencement Date Delay, and, assuming such event qualifies as a Commencement Date Delay, a Commencement Date Delay shall be deemed to have occurred commencing as of the date of Landlord's receipt of the Delay Notice.

    5.3 DEFINITION OF SUBSTANTIAL COMPLETION OF THE TENANT IMPROVEMENTS. For purposes of this SECTION 5, "substantial completion of the Tenant Improvements" shall mean completion of construction of the Tenant Improvements in the Premises pursuant to the "Approved Working Drawings," with the exception of any punch list items, but including any furniture, fixtures, workstations, built-in furniture or equipment.

                                      SECTION 6

                                    MISCELLANEOUS

    6.1 TENANT'S REPRESENTATIVE. Tenant has designated Conrad Lee Klein as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

    6.2 LANDLORD'S REPRESENTATIVE. Landlord has designated Hank Metzger as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

    6.3 TIME OF THE ESSENCE IN THIS TENANT WORK LETTER. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at the end of such period the item shall automatically be deemed disapproved by Tenant.

    6.4  MISCELLANEOUS CHARGES.   Prior to the Lease Commencement Date,
Tenant or Tenant's agents shall not be charged for, directly or indirectly, Landlord's supervision and/or overhead, parking, restrooms, HVAC usage, electricity, water, elevator usage, hoists, access to loading docks, freight elevator usage, or security. After the Lease Commencement Date, the terms of the Lease shall govern the payment of such charges. Parking for Tenant's Agents shall be in an area designated by Landlord and subject to Landlord's reasonable procedures regarding the same.

    6.5 MOVE-IN PRIORITY. Subject to mutually agreeable scheduling and use procedures, Tenant shall have the exclusive right to use one passenger elevator and the freight elevator during the weekend days that it moves into the Building.

    6.6 CLEAN-UP. Prior to the delivery of the Premises to Tenant for the commencement of the construction of the Tenant Improvements, Landlord shall remove all rubbish and debris therefrom and reasonably clean the premises.


                                  EXHIBIT B - Page 7

    6.7 PUNCH LIST ITEMS. Within thirty (30) days of Landlord's delivery of the Base Building to Tenant, Tenant shall Provide Landlord a punch list (latent and hidden defects excepted), which punch list shall consist of those mechanical type adjustments which vary materially from the Demolition Plan and the terms of SECTION I of this Tenant Work Letter. Upon receipt of the punch list, Landlord shall, at Landlord's sole cost and expense, proceed to diligently remedy all such items. Landlord shall not be responsible for any damage to the Base Building caused by Tenant or its agents.

    6.8 HAZARDOUS MATERIALS. In the event that during construction of the Tenant Improvements, the Premises and/or the Common Areas are determined to contain hazardous or toxic materials, and to the extent such actions are required by Law, Tenant shall have the right to cause Landlord to remove, encapsulate, contain, or otherwise dispose of such hazardous or toxic materials, and the cost incurred in connection therewith shall be paid by Landlord. The amount of such payment shall be separate and apart from, and in addition to, the Tenant Improvement Allowance and shall not be deducted from the Tenant Improvement Allowance.


                                  EXHIBIT B - Page 8

                                      SCHEDULE 1

                                   DEMOLITION PLAN

TENANT SPACE:

Landlord shall demolish and/or remove the following:

1. Gypsum board partitions and ceilings, including metal studs, black iron, above ceiling bracing and support of same.

2.  Doors, frames and hardware.

3.  Ceiling tiles and grid, including suspension, hang wires and bracing.

4. Light fixtures, controls and switching, power and data outlets, and all conduit and cables which are not a part of the fire-life safety system. All conduit, wiring and cables shall be removed back to their respective panels, backboards and punchdown blocks.

5. HVAC supply and return air diffusers, ductwork (excluding main loop), mixing boxes and all controls. All mixing boxes shall be held for possible reuse by tenant.

6. All millwork, cabinetry and paneling, including hand rail at connecting stair.

7.  All decorative metals, including stair railing at connecting stair.

8. All pluming fixtures, including supply, waste and vent lines back to their connections with base building systems. Cap off all exposed base building connections. This shall include all auxiliary restrooms.

9. Kitchen on 12th floor, including fire suppression system, gas lines, exhaust/grease ducts, and equipment.

10. Pre-action fire sprinkler systems.

11. All floor finishes including raised floors and concrete curbs, leaving floors in a broom clean condition.

12. All wall finishes on existing core and shell walls.

13. All decorative and functional finishes at connecting stair , including wood paneling and gypsum board.

Additionally, all electrical work remaining in electrical rooms shall be left in a safe condition and Landlord shall be responsible for the removal and disposal of all Hazardous Materials in a safe and approved manner, as required by law. Landlord shall not encapsulate or contain any Hazardous Materials.


                                 SCHEDULE 1 - Page 1

                                      EXHIBIT C

                              NOTICE OF LEASE TERM DATES


To:
    -------------------------

    -------------------------

    -------------------------

    -------------------------

    Re:  Office Lease dated ____________, 19__, between ______________________
         a _______________________ ("Landlord"), and ______________________, a
         _______________________ ("Tenant") concerning Suite _____ on floor(s)
         ______ of the office building located at ____________________, Los Angeles, California.

Gentlemen:

    In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

    That the Substantial Completion of the Premises has occurred, and that the Lease Term shall commence as of _______________ for a term of ________________ ending on ________________.

    That in accordance with the Lease, Rent commenced to accrue on
_________________.

    If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

    Rent is due and payable in advance on the first day of each and every month during the Lease Term. Your rent check should be made payable to _____________________ at _________________________________.

The exact number of rentable square feet within the Premises is _________ square feet.

    Tenant's Share as adjusted based upon the exact number of rentable square feet within the Premises is ______%.

                                       "Landlord":

                                       ------------------------------

                                       ------------------------------
                                       By:
                                          ---------------------------
                                        Its:
                                           --------------------------
                                       By:
                                          ---------------------------
                                        Its:
                                            -------------------------


                                  EXHIBIT C - Page 1

Agreed to and Accepted as
of ______________, 1995

"Tenant"

By:
   -----------------------------
  Its:
     --------------------------
By:
   -----------------------------
  Its:
     --------------------------


                                  EXHIBIT C - Page 2

                                      EXHIBIT D

                                RULES AND REGULATIONS

    Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by any other tenants or occupants of the Building except to the extent such noncompliance unreasonably and materially interferes with Tenant's use of the Building, Real Property, or Premises.

    1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

    2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

    3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for Comparable Buildings. Tenant shall cause its employees and agents (and those holding under or through Tenant) to use their respective reasonable efforts to ensure that the doors to the Premises are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. The Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person (unless due to Landlord's or such agent's negligence or intentional misconduct). In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

    4. No furniture, freight or equipment which requires use of the Building's freight elevator shall be brought into or removed from the Building without prior notice to Landlord. All moving of the same into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord shall reasonably designate. Landlord shall have the right to reasonably approve the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if reasonably considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property of Tenant or its agents, employees or contractors shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

    5. No furniture, packages, supplies, equipment or merchandise will be carried up or down in the elevators, except between such hours and in such specific elevator as shall be designated by Landlord.

    6. Subject to the terms of the Lease, Landlord shall have the right to control and operate the public portions of the Building, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for Comparable Buildings.

    7. The requirements of Tenant will be attended to only upon application at the Office of the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under specific instructions from Landlord.


                                  EXHIBIT D - Page 1

    8. Tenant shall not disturb, solicit or canvass any occupant of the Building and shall cooperate with Landlord or Landlord's agents to prevent same.

    9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

    10. Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained.

    11. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

    12. Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material.

    13. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

    14. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

    15. Tenant shall not bring into or keep within the Building or the Premises any animals (except seeing-eye dogs), birds, bicycles or other vehicles.

    16. No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, inventory or for lodging. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants.

    17. Landlord will reasonably approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the reasonable approval of Landlord.

    18. Landlord reserves the right to exclude or expel from the Building any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

    19. Tenant, its employees and agents shall not loiter in the entrances or common area corridors, nor in any way obstruct the sidewalks, lobby, common area halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

    20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the Los Angeles area without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

    21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations reasonably established by Landlord or established by any governmental agency.


                                  EXHIBIT D - Page 2

                                      EXHIBIT E

                             FORM OF ESTOPPEL CERTIFICATE

    The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of ____________, 19__ and between __________________
a ________________, as Landlord, and the undersigned as Tenant, for Premises on the ________ floor(s) of the Office Building located at _________________, Los Angeles, California, certifies as follows:

    1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

    2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on
_________________.

    3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

    4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

    5. Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord's mortgagee.

    6.   Base Rent became payable on _________________.

    7.   The current Lease Term (including all exercised options) expires on
___________________.

    8. To the best of Tenant's knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and to Tenant's actual knowledge, Landlord is not in default thereunder.

    9. To the best of Tenant's knowledge, all initial improvement work required to be performed by Landlord under the Lease has been performed.

    10, No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

    11. As of the date hereof, to the best of Tenant's knowledge, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

    12. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through __________________. The current monthly installment of Base Rent is $__________.

    13. The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

    14. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.


                                  EXHIBIT E - Page 1

                                      EXHIBIT F

                          EXISTING SUPERIOR TENANTS' RIGHTS

                                Tenant Option Summary

2ND FLOOR:

A. YOUNG & RUBICAM - 10,556 r.s.f. lease with one option to renew at market for one 5 year period beyond an initial 10 year term that commenced 3/l/95.

B.  1st offer on balance of floor - PLUS OR MINUS 6,000 s.f.

C. Options to expand on 1,934 s.f. (NP Building office) at anytime and on 1,000 s.f. after a lease that will be between 48 and 72 months in length.

3RD FLOOR:

A. BIERRE & MILLER - 6,271 r.s.f., expires 5/31/99, plus one 5 year renewal at market and no expansion rights.

B. QUEENSLAND TOURIST AND TRAVEL CORPORATION - 2,795 r.s.f., expires 4/30/96, plus one 5 year renewal at market and no expansion rights.

C. AFG SERVICES - 3,336 r.s.f., expires 5/31/99 - no renewal or expansion rights.

D. KORN FERRY INTERNATIONAL - 3,449 r.s.f., see 9th floor for expiration, renewal and expansion information.

4TH FLOOR:

A. CHEMICAL BANK - 10,422 r.s.f., expires 2/29/2000, plus one 5 year renewal at market and no expansion rights.

B. NORMAN ROBERTS - 2,419 r.s.f., expires 6/30/96, plus one 3 year renewal at market and no expansion rights.

C. HEARST/ABC-NBC - 3,404 r.s.f., expires 10/31/95, no options to renew or expand.

8TH FLOOR:

A. WINSFORD CORPORATION - 5,939 r.s.f., expires 6/30/96, plus one 5 year market renewal, no expansion rights.

B. KORN FERRY INTERNATIONAL - 10,389 r.s.f., see 9th floor for expansion, renewal and expansion information.

9TH FLOOR:

A. KORN FERRY INTERNATIONAL - 15,989 r.s.f., expires 5/31/2002, plus one 5 year option at market and First Right of Offer on 8th floor space at market.

10TH FLOOR:

A. AURORA CAPITAL PARTNERS (SUITE 1000) - 9,037 r.s.f., expires 1/31/99, no renewal or expansion rights.

B. DRESSLER, REIN & RAYLE (SUITE 1050)- Expires 5/31/99, plus one 5 year market renewal, expansion rights are 1st right of offer on balance of floor and 5,871 r.s.f. on the 11th floor or another space in the building if landlord has a full floor tenant for the 11th floor.

C. DRESSLER, REIN & RAYLE STORAGE (SUITES 1098 & 1099) - 791 r.s.f., expires 6/30/97, no renewal or expansion rights. This space will be offered at the same time as Suite 1000.


                                  EXHIBIT F - Page 1

1ST FLOOR/MEZZANINE:

A. CNB - 8,024 r.s.f., expires 6/30/05, plus one 5 year market renewal option. Right of Offer to expand between 7/l/97 and 6/30/2000 into 2,400-3,600 r.s.f. on either the 2nd, 3rd or 4th floor. If tenant does not expand at that time, landlord must reoffer the same size space on one of the same floors between 7/l/2000 and 6/30/2003.

B. HAMBURGER HAMLET - 9,811 r.s.f. expires 10/31/99, plus one 5 year market renewal option.


                                  EXHIBIT F - Page 2

                                      EXHIBIT G

    SPECIFICATIONS - BUILDING TOP SIGNAGE AND MONUMENT SIGNAGE

    1 . The Building Top Signage shall bear the logo and name "Herbalife", provided that the Building Top Signage may be changed, subject to Landlord's approval, upon Tenant's assignment of the Lease as set forth below. The location of the Building Top Signage shall be at the upper north end of the eastern and western faces of the Building, or as otherwise reasonably approved by Landlord. The Building Top Signage may, at Tenant's discretion, be up to the lesser of (i) 9 feet or (ii) the distance between the top two horizontal joints in the masonry columns of the Building, in height, and of a length to be reasonably agreed upon by the parties. The color of the Building Top Signage shall be "Herbalife Green," or, subject to Landlord's prior reasonable approval, any other color as determined by Tenant. Tenant's Monument Signage (on each of the two existing monuments) shall be in Building standard materials, and shall contain Tenant's name and logo, in Tenant's type style, all as reasonably approved by Landlord.

    2. Tenant shall not install the Building Top Signage or thereafter replace or make alterations to the Building Top Signage until: (a) Landlord has approved in writing, which approval shall not be unreasonably withheld or delayed, the sign planner, engineer and installation company and professionally prepared sign plans submitted by Tenant showing the design, size, content, color, illumination and quality of materials and placement of the sign, all required engineering and, as to the Monument Signage, any required modifications to either of the two existing monuments (which modification, if approved by Landlord, which approval shall not be unreasonably withheld or delayed, shall be performed at Tenant's sole cost and expense), and (b) Tenant has obtained and submitted to Landlord evidence of the insurance required hereunder and under the Lease and any permits or approvals required by law. The original installation work for the Building Top Signage shall be performed pursuant to a design-build contract between Tenant and a contractor approved by Landlord, which approval shall not be unreasonably withheld or delayed. Such work shall be performed in a manner so as to minimize damage to the Building and interference with the operation of the Building or any of its occupants (including without limitation, minimizing any noise and other disruptions caused by the construction), Subject to the terms of Sections 6 and 8 of this Exhibit G, Landlord agrees that Tenant's contractor may utilize the Building's window washing equipment for the installation and maintenance of the Building Top Signage. Without limiting the generality of the foregoing, Landlord shall have the right to approve all staging and other construction procedures, which approval shall not be unreasonably withheld or delayed, and Tenant shall be responsible for assuring that such installation or other work does not affect any of Landlord's then existing warranties and does not damage the Building (including, without limitation, the roof membrane). All installation or other work hereunder shall be performed in a good and workmanlike manner, in accordance with all governmental requirements, and at Tenant's sole cost and expense. If Tenant is required to remove any glass or other material from the Building, Tenant will obtain Landlord's prior written approval to such removal, which approval shall not be unreasonably withheld or delayed, (unless such removal is shown on the plans previously approved by Landlord) and shall store all such material with appropriate care and replace it when the Building Top Signage is removed. If the window washing equipment for the Building or any other Building equipment requires modification to accommodate installation or repair of the Building Top Signage, Tenant shall perform such modification at its sole cost and expense, subject to Landlord's approval of the nature and scope of such modification. Tenant shall promptly repair, to the extent reasonably practical, at its sole cost and expense, any and all damage to the Building and the Real Property (including damage for any landscaping) caused by the installation or subsequent removal, of the Building Top Signage and Monument Signage.

    3. Once installation of an of the Building Top Signage has commenced it shall be completed as soon as possible, and (subject to Force Majeure and delays caused by Landlord) in no event later than (1) month thereafter.

    4. The Building Top Signage shall, at all time, be fully and completely illuminated each night between sunset and sunrise, at Tenant's sole cost and expense, based on separate meters (to be installed at Tenant's sole cost and expense), and Tenant shall pay any meter-reading charges in connection therewith. Tenant shall not be permitted to illuminate the Building Top


                                  EXHIBIT G - Page 1

Signage until the foregoing described separate meters have been installed. Such illumination shall be in compliance with applicable governmental requirements.

    5. Tenant shall maintain the Building Top Signage in good, sightly and first-class appearance, condition and repair, and so as not to detract from the appearance of the Building. Landlord shall have the right to reasonably approve the maintenance personnel. If Tenant shall fail to maintain, repair, or illuminate Tenant's Exterior Signs in the condition required hereunder within three (3) business days after written notice by Landlord, Landlord may so repair, maintain and illuminate the Building Top Signage, at Tenant's sole cost and expense (which Tenant shall pay to Landlord as Additional Rent when billed by Landlord), without limiting Landlord's other rights and remedies.

    6. Landlord shall permit Tenant reasonable access to the roof and Building window washing equipment for the purposes permitted hereunder, upon reasonable advance notice (except in cases of emergency, in which case only such notice as is feasible under the circumstances shall be given) and scheduling through Landlord's management and security personnel. Access after normal business hours may be granted or required by Landlord in its reasonable discretion, and for such reasonable charges as Landlord shall impose to cover any out-of-pocket costs incurred by Landlord in connection therewith. Tenant shall properly engineer its use of Landlord's equipment for the installation and maintenance of the Building Top Signage, and Landlord does not represent or warrant the condition of such equipment or its suitability for Tenant's intended use.

    7. Landlord does not represent or warrant that installation of the Building Top Signage hereunder will comply with any applicable federal, state, county or local law or ordinances or the regulations of any of their agencies or any quasi-governmental requirements or any other applicable agreements; however, Landlord has no actual knowledge (with no duty to investigate) that the Building Top Signage will violate any such laws, ordinances, regulations or other agreements. Landlord shall use its good faith efforts (without the expenditure of any money unless paid by Tenant in advance of the required expenditure) to assist Tenant in obtaining such approvals. Tenant shall at all times comply with any applicable laws, ordinances, regulations and requirements pertaining to the Building Top Signage.

    8. Except to the extent arising out of the negligence or willful misconduct of Landlord, its agents or employees, Tenant shall defend, indemnify and hold Landlord and all persons and entities comprising Landlord's Group harmless from and against any and all loss, cost, claim, damage, liability or expense which Landlord may incur as a result of the Building Top Signage and Monument Signage or Tenant's installation, maintenance or other activities in connection therewith, including but not limited to Tenant's use of the roof or Landlord's scaffolding, window washing equipment, or other Landlord equipment. Tenant shall maintain commercial general liability insurance covering risks of bodily injury, death or property damage arising directly or indirectly out of the Building Top Signage and Monument Signage or Tenant's installation, maintenance or other activities in connection therewith, including but not limited to, Tenant's use of the roof or scaffolding or other equipment, as set forth in Article 10 of the Lease. Tenant shall provide a certificate of such insurance to Landlord prior to commencing the installation work for the Building Top Signage and Monument Signage, and such insurance policy shall not be cancelable without at least fifteen (15) days' written notice to Landlord. Except to the extent arising out of the negligence or willful misconduct of Landlord, its agents and employees, Landlord shall not be responsible for the Building Top Signage or Monument Signage in the event of loss or damage thereto from any cause whatsoever. Tenant, on behalf of its insurers, hereby waives any rights of subrogation against Landlord and any persons and entities comprising Landlord's Group.

    9. Landlord shall have the right to use photographs of the Building, including the Buildings Top Signage and Monument Signage, in Landlords brochures and or other materials without compensation to Tenant.

    10. Upon the earlier of termination of the Lease or the termination of Tenant's sign rights hereunder, by expiration of the Lease or otherwise, Tenant shall (and may at any time during the Lease Term upon three (3) months' prior written notice) disconnect and remove the Building Top Signage and Monument Signage and, to the extent reasonably practical, repair and restore the building and monuments. Tenant shall promptly and properly repair (or at Landlord's


                                  EXHIBIT G - Page 2
option, pay Landlord's reasonable charges for repairing) during the Lease Term and upon termination of the Lease or the sign rights hereunder, any roof leaks or other damage or injury to the roof, or the Building (or any portion thereof, contents thereof or equipment associated therewith) caused by the Building Top Signage and Monument Signage or their installation, use, maintenance or removal, except to the extent arising out of the negligence or willful misconduct of Landlord, its agents or employees. If Tenant does not commence to repair any such leaks, damage or injury, or does not commence to remove (after Tenant's sign rights hereunder have terminated) the Building Top Signage and Monument Signage within seven (7) business days after written request, or if Tenant does not thereafter proceed to diligently complete such work, Tenant hereby authorizes Landlord to make such repairs or remove the Building Top Signage and Monument Signage, and Tenant shall promptly pay Landlord's reasonable charges for doing so as Additional Rent. With respect to any property so removed by Landlord, Landlord shall comply with applicable law.

    11. Tenant may not assign, sublease, or otherwise transfer such Signage rights to any third party or transferee or change the name on any of the Building Top Signage or Monument Signage without the prior written consent of the Landlord, which consent shall not be unreasonably withheld if the transaction is a permitted Non-Transfer with an Affiliate of Tenant; in the event of any other transaction (including a permitted Non-Transfer transaction with an entity not affiliated with Tenant), Landlord's consent may be withheld in its sole and absolute discretion. In the event Landlord is subject to a reasonability standard, the parties agree that it shall be reasonable for Landlord to withhold consent to any transfer or name change where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

    (a) The transfer or name change may have a materially greater detrimental effect on the Building, its reputation, value, quality or prestige than the Signage existing on the Building prior to such name change or transfer; or

    (b) The transfer is not permitted pursuant to another lease in the Building.

In the event of any change of name on any of the Building Top Signage or Monument Signage: even if Landlord would otherwise be subject to a reasonability standard, Landlord's consent to use of the word "Center" or any other word when used in a manner implying that the Building is taking on the name of the transferee shall be subject to Landlord's sole and absolute discretion.

    Not withstanding anything to the contrary in the Lease or this Exhibit G, Tenant's Building Top Signage rights and the Signage restrictions on Landlord (contained in Section 23.4 of the Lease) shall automatically terminate under the following circumstances:

         (i) Tenant (or its assignee or sublessee to whom Tenant's sign rights have been validly transferred under this Exhibit G) fails, in the aggregate, to occupy at least three (3) full floors of the Premises, (ii) Tenant (or its assignee or sublessee to whom Tenant's sign rights have been validly transferred under this Exhibit G) fails to maintain the Premises as its world headquarters or (iii) Tenant (or its assignee or sublessee to whom Tenant's sign rights have been validly transferred under this Exhibit G) fails, in the aggregate, to occupy at least four (4) full floors of the Premises and another tenant in the Building at such time or any time thereafter occupies (pursuant to a direct lease or a sublease) more rentable square footage in the Building than Tenant occupies.

                             Landlord              Tenant

                   initials pp           initials  ck
                            ----------             --------
                            qm
                            ----------             --------

    12. Except as expressly set forth in the Lease, including the Tenant Work Letter, or this Exhibit G, Tenant shall pay all costs directly or indirectly related to the Building Top Signage and Monument Signage, including, but not limited to their design, installation, maintenance, replacement, lighting and removal, and except as expressly set forth in the Lease, including the Tenant Work Letter, or this Exhibit shall reimburse Landlord for any costs reasonably incurred by Landlord that Landlord would not have incurred but for Tenant's exercise of its rights with respect to the Building Top Signage and Monument Signage.


                                  EXHIBIT G - Page 3

                                      EXHIBIT H

                                 HVAC SPECIFICATIONS


OUTSIDE DESIGN CONDITIONS:              DRY BULB       WET BULB
- -------------------------               --------       --------

     Summer Outside Air Temperature         95            72

     Winter Outside @r Temperature          55            50


COOLING INSIDE DESIGN CONDITIONS:

     Inside Temperature (Offices)           73             N/A

     Inside Temperature (Lobbies)           75             N/A


HEATING INSIDE DESIGN CONDITIONS:
     Inside Temperature (Offices)           73             N/A
     Inside Temperature (Lobbies)           73             N/A



                                  EXHIBIT H - Page 1

[CB LETTERHEAD]                     EXHIBIT I                             [LOGO]


                                 NORTHROP PLAZA
                             1800 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA  90067

                            JANITORIAL SPECIFICATIONS


I.   SCOPE

    A.   COVERAGE

         The Contractor shall perform the following specified services throughout the entire premises, including but not limited to all office space, lobbies, corridors, plaza area, roof areas, stairways, restrooms, passageways, service and utility areas, elevator cabs, computer rooms and private restrooms, as requested by Owner.

    B.   QUALITY

         The intent of this specification is that the Contractor will provide cleaning services of a character customarily provided in first class office buildings whether such services are included in the specifications or are special services required by the Owner or a tenant of the Owner and that the building be kept neat and clean at all times. Owner shall be sole judge of said quality and required frequency of services to be provided. These minimum specifications should, therefore, be referred to as a guide for, rather than a limitation to, the services required to effectively maintain the building. The building is to be staffed to maintain an optimum condition of cleanliness. If the level of cleaning at any time is considered to be unacceptable to Owner, then the Contractor will be required to overcome this unacceptable situation and any additional cost resulting from actions so taken shall be borne by the Contractor.

II.  GENERAL

    A.   SCHEDULE

         All nightly cleaning services shall be performed five nights per week, Sunday through Thursday (except as stated below). Required make up work will be performed on Saturdays, Sundays or legal holidays, if so directed by Owner. Nightly cleaning operations will begin at 5:30 p.m. This schedule may be adjusted by Owner to meet requirements by tenants.

    B.   SUPERVISION

    1. Contractor shall employ competent supervisory personnel, and place in the building one a qualified foreman who will be capable of, and will provide, all reports required by Owner and will have the authority to immediately execute orders given by Owner's representatives.


                                      (1)

    2. The foreman shall not leave the premises until all work is completed each night.

         In addition to the supervision of all cleaning services, Contractor's supervisory staff will be responsible for the following:

         a. Instruct personnel and ensure their compliance in shutting off all lighting as soon as possible each night.

         b. Instruct janitorial personnel and assure their compliance in securing all suite entrances and building entrances in conjunction with the building security staff.

         c. Immediate transmittal of all accident and/or damage reports to the security staff.

         d. Become familiar with the emergency, fire and disaster plans for the building.

         e. Comply with and assist the building security staff in enforcing the security plan relating to the activities of the janitorial crew.

         f. Be available on request by the Owner during the normal hours of the building to visit with any tenant to answer complaints of any nature relating to the janitorial staff.

         g.   Turn in all "Lost and Found" items to the Office of the Building.

    3. In addition to the foreman assigned to the direct supervision of the janitorial crew, Contractor shall maintain and show evidence of an adequate management level supervisory staff who shall make periodic scheduled and unscheduled visits to the building, both during the normal business hours and when the nightly janitorial services are being performed. The purpose of these visits is to insure the maintenance of an optimum level of cleanliness.

    C.   STAFFING AND BACK-UP STAFF REQUIREMENTS

         1.   Normal Working Staff

              a. Staffing shall be sufficient to perform the necessary work to maintain the optimum level of cleanliness as set forth in these specifications (see Section III E).

              b. Staffing shall be increased as required to accomplish any periodic maintenance herein specified without decreasing the nightly janitorial services. All costs for such increased staffing are considered to be included in the initial bid submittal. No allowances will be granted to compensate for extra personnel required to adequately perform any portion of the work included in this specification.


                                      (2)

MISSING HARDCOPY FOR FOLIO (3)






                                      (3)

    F.   UNIFORMS AND EQUIPMENT

         Contractor shall furnish proper cleaning materials, implements, machinery, supplies and uniforms for the satisfactory performance of all services. All Contractor personnel shall be properly uniformed and display identification of the Contractor and/or such additional identification badges as the Owner may specify, at all times. Owner shall have the right to select and/or approve uniforms worn by personnel in the building. Day personnel shall have at least five uniform changes per week. Night personnel shall have at least three uniform changes per week. The Contractor shall supply all equipment, appliances and supplies of every description unless stated otherwise in this specification. Cart equipment shall be approved by Owner.

    G.   INSPECTION

         At Owner's direction and in the company of Owner's appointed representative, monthly inspections of the premises serviced hereunder shall be made by the Contractor's field executive manager with thorough written reports submitted no more than ten calendar days later.

    H.   RULES

         Contractor shall at all times maintain good order among its employees and shall insure compliance with building rules and regulations, copies of which will be provided by the Owner's representative from time-to-time.

    I.   SECURITY

         While cleaning the building, Contractor's personnel will not admit anyone into an area except those authorized by Contractor or Owner personnel, or employees having keys to the area and proper identification. On completion of nightly chores, all lights will be turned off, doors locked, blinds closed, and offices left in a neat and orderly condition. Contractor and Contractor's personnel shall abide by all security regulations of the Owner transmitted by Owner to the Contractor, either orally or in writing. The Building Manager will be promptly notified of any irregularities.

    J.   SAFETY

         Contractor shall insure that its agents, employees and operation conform to all Federal, State and Municipal Safety and Health Regulations (OSHA) and shall assume full responsibility for any violations and/or non-compliance with such regulations.

         Contractor shall insure that all of its employees and or agents shall abide by all safety rules and regulations which may be promulgated from time-to-time by either party as they pertain to the Contractor's operations.


                                      (4)

IV.  STANDARDS

    The following standards shall be used in evaluating custodial services.

    A. DUSTING - A properly dusted surface is free of all dirt and dust streaks, lint, cobwebs and residue ("oily film").

    B. PLUMBING FIXTURE AND DISPENSERS CLEANING - Plumbing fixtures and dispensers are clean when free of all deposits and stains so that item is left without dust streaks, film, odor or stains.

    C. SWEEPING - A properly swept floor is free of all loose dirt, dust, lint and debris, except imbedded dirt and grit.

    D. SPOT-CLEANING - A surface adequately spot-cleaned is free of all stains, deposits and is substantially free of cleaning marks.

    E. DAMP MOPPING - A satisfactorily damp mopped floor is without dirt, dust, marks, film, streaks or standing water.

    F. METAL CLEANING - All cleaned metal surfaces are without deposits or tarnish, and with a uniformly bright appearance. Cleaner is removed from adjacent surface.

    G. GLASS CLEANING - Glass is clean when all glass surfaces are without streaks, film, deposits and stains, and have a uniformly bright appearance and adjacent surfaces have been wiped clean.

    H. WAX REMOVAL (STRIPPING) - Wax removal is accomplished when surfaces have all wax removed down to the flooring material, floor is left free of all dirt, stains, deposits, debris, cleaning solution and standing water and the floor has a uniform appearance when dry. Plain water rinse and pick-up must follow wax removal operation immediately.

    I. SCRUBBING - Scrubbing is satisfactorily performed when all surfaces are without imbedded dirt, cleaning solution, film, debris, stains, marks and standing water, and floor has a uniformly clean appearance. A plain water rinse must follow the scrubbing process immediately.

    J. WALL WASHING - After cleaning, the surfaces of all walls, ceilings, exposed pipes and equipment will have a uniformly clean appearance, free of dirt, stains, streaks, lint and cleaning marks. Painted surfaces must not be unduly damaged. Hard finish wainscot or glazed ceramic tile surfaces must be bright, free of film, streaks and deposits.

    K. WAXED SURFACES - Manager shall determine type of floor finish to be used where necessary.

    L. CARPET CLEANING - Periodic cleaning of carpets shall be accomplished by steam cleaning or any other method now in use, or which may be developed in the future as directed by Owner.


                                      (6)

V.   INSURANCE REQUIREMENTS

    A. Contractor shall, at Contractor's expense, obtain and keep in force during the term of his contract, a policy of Comprehensive General Liability (Bodily Injury and Property Damage) Insurance of $1,000,000 umbrella, insuring Contractor and the Owner against any liability arising out of the maintenance of the premises and all areas appurtenant thereto. Such insurance shall be in an amount not less than $1,000,000 Combined Single Limit. The limits of said insurance shall not, however, limit the liability of the Contractor hereunder.

    B. INSURANCE CERTIFICATES - Contractor shall deliver to Building Office certificates evidencing the existence and amounts of such insurance with Owner being named as additional insured. No such policy shall be cancellable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Owner and Owner's agent. Contractor shall within ten (10) days prior to the expiration of such policies furnish Owner with renewals or binders thereof. The Contractor shall not do or permit to be done anything which shall invalidate the insurance policies.

    C. WORKERS COMPENSATION - The Contractor will maintain statutory limits of Workers Compensation Insurance covering his employees for injuries arising out of and in the course of their employment. Contractor shall provide Owner with copies of said policy or a certificate of insurance. No such policy shall be cancellable except after thirty
         (30) days prior written notice to Owner.

VI.  INDEMNIFICATION

         The Contractor shall indemnify and hold harmless the Owner, its agents, servants, and employees from and against all losses, claims, demands, payments, suits, actions, recoveries, and judgments of every nature and description brought or recoverable against it or them by reason of any act or omission of the Contractor, his agents, or employees in the execution of the work or in consequence of any negligence or carelessness in guarding the same.

         The Contractor shall assume all risk and bear any loss or injury to property or persons occasioned by neglect or accident during the progress of work until the same shall have been completed and accepted. He shall also assume all blame or loss by reason of neglect or violation of any state or federal law or municipal rule, regulation or order. The Contractor shall give to the proper authorities all required notices relating to the work, obtaining all official permits and licenses and pay all proper fees. He shall make good any injury that may have occurred to any adjoining buildings, structures, or utilities in consequence of the work.


                                      (7)

VII.     RATES FOR HOURLY SERVICE

    On Exhibit "A", "B" and "C" Contractor is to propose wage rates, other costs and hourly billing rates.

    1. Wage rates are to be proposed by Contractor, based on Contractor's labor market knowledge for current wage and estimates, through December 31, 1990.
    2. Payroll taxes, Workers' Compensation, an Contractor's insurance are to be shown as a cost per hour.
    3. Uniform costs per hour are to be shown. Contractor will not make uniform cleaning, mending, and replacement an employee responsibility under any circumstances.
    4. Employee benefits provided by the Contractor for its employees are to be shown as a cost per hour. Contractor must attach full support to justify all cost shown; for example, if Contractor provides medical insurance, give details of coverage, deductible amounts, and exclusions, etc.
    5. Overhead, expressed as a cost per hour, is to include all items not charged above but which are required to fully accomplish all requirements of these specifications. Examples include field supervision costs; personnel, accounting, and administrative costs; and general overhead.
    6.   Contractor's profit.

VIII.    VACATION COST

         Hourly vacation costs are to be included in the Employee Benefits section of Exhibit "A" as a separate item.

IX.      INVOICING

         Contractor shall invoice Manager monthly for the cost of janitorial services in the preceding calendar month. The monthly invoice shall be rendered by Contractor no later than the 10th day of the following month. Payment shall be made by Manager within thirty (30) days of receipt of invoice. Contractor shall attach as support for the invoice daily hours worked, the hours attributable to each post, and the total Contractor hours each day.

X.       RECORDS

         Contractor shall retain in his corporate office, personnel records of each employee assigned to the Project. Such records shall be made available to Owner and/or Manager or its authorized agent upon reasonable notice for audit purposes.


                                         (8)

1800 Building Specs
Floors 2 through 15
General Services
January 18,1989

SPECIFICATION SHEET #1

NIGHTLY SERVICES

    A.   Secure all entry doors from suite to corridor upon entering suite.

    b.   Secure all lights and drapes as soon as possible each night.

    c. ALL UNCARPETED FLOORS - All tile and composition floors, will be dust mopped, using a treated mop to remove dirt, then wet mopped and dried.

    d. ALL CARPETED FLOORS - Will be vacuumed nightly. Vacuuming includes detailing and moving of small furniture. Vacuuming will be performed with a Eureka 16" #899 vacuum, or comparable machine.

    e.   WOOD FLOORS - Dust mop all wood floors.

    f. DOORS AND WALLS - Remove finger prints, dirt smudges, graffiti, etc., from all doors, frames, glass partitions/doors, windows, light switches and walls.

    g. DUSTING - Using a treated dust cloth, wipe all furniture tops, legs and sides. Move lamps, ash trays and other accessories. Papers and folders on desks are to be handled with extreme care.

    h. WASTE PAPER BASKETS - Empty all waste paper baskets and other trash containers and replace liners, wet wipe clean inside and out.

    i. Return all chairs, desk accessories and waste baskets to proper positions.

    j.   TELEPHONES - Sanitize all telephone receivers.

    k. ASH TRAYS AND ASH URNS - Empty all ash trays and ash urns. Clean and sanitize inside and out.

    l. TRASH REMOVAL - All trash from wastebaskets, ashtrays, and other debris will be removed from the premises and deposited in the trash bins. Break down all boxes before placing in the dumpster or trash compactor.

    m. DRINKING FOUNTAINS - Clean and sanitize drinking fountains by washing with mild soap solution and clean cloths and carefully rinsing with clean water and wiping dry with soft clean cloths.

    n. MISCELLANEOUS METAL WORK - All metal work will be wiped down and polished and left in a bright condition free of dust and streaks.


                                         (9)

    o. DOORS AND JAMBS - All doors and jambs will be spot-cleaned to remove any dirt, debris, gum and stains. Door edges and jambs will be dusted where necessary. When completed, doors and jambs shall have a uniformly clean appearance.

    p. LIGHTS AND LEAKS - Check for burned out lights and water leaks (kitchens, private rest rooms, etc.) and report them to Supervisor. Janitorial Supervisor to leave a list of burned out lights and water leaks in the Janitor's log, located in Building Office, on a nightly basis.

    q.   COFFEE STATIONS - floor/counter tops - spot clean/damp mop.

    r.   FIRE HOSE CABINETS - Police fire hose cabinets.

    s. ELEVATOR EXTERIORS - Damp wipe/dust exterior elevator door and door frames.

    t.   SIDE LIGHTS - Spot clean all side lights in corridors.

WEEKLY SERVICES

    a. DUSTING - Dust all LOW REACH areas including, but not limited to structural and furniture ledges, base boards/carpet cove caps, window sills, door louvers, wood paneling/molding in elevator lobbies, desks, credenzas, shelves and tables.

    b. MISCELLANEOUS METALWORK - All metalwork, such as mail chutes, door hardware, frames and elevator thresholds will be wiped clean and polished and left in a bright condition.

    c. CARPETED FLOORS - All carpeted areas are to be vacuumed and edged with a small broom or edging tool, moving all sand urns, furniture and accessories.

    d. UNCARPETED FLOORS - All building STANDARD resilient and/or composition flooring are to be mopped with a treated dust mop. Spot-clean where necessary to remove all spills and smudges and spray buff.

    e. INTERIOR STAIRWELLS - Vacuum the interior of all stairwells. Wet wipe with treated cloth interior stair railings, wood strips, trims, ledges, etc

MONTHLY SERVICES

    a. HIGH DUSTING - Dust/remove dirt smudges from all HIGH REACH areas including, but not limited to tops of doors, door closers, structural and furniture ledges, air conditioner and light diffusers, return grills, tops of partitions, picture frames, library shelves, wood paneling/molding in elevator lobbies, etc.

    b. FURNITURE - Vacuum upholstered chairs and sofas as well as lampshades with appropriate attachment.


                                         (10)

MISSING HARDCOPY FOR FOLIO (11)





                                         (11)

    f. TRASH - Rest room trash to be removed to designated area. All waste receptacles are to be thoroughly cleaned and washed inside and out and new liners installed.

    g. WALLS - Spot clean finger prints, marks and graffiti from walls, partitions, glass, aluminum and light switches.

    h.   CARPETED ENTRIES - Vacuum and spot clean all entry carpets.

    i. Note any water leaks nightly and report them to the Building Office (flush valves, base of toilets, aerators/faucet, pipes, etc.).

    j. FLOOR DRAINS - Pour clean water down floor drains to prevent sewer gas from escaping through trap.

    k. ENTRY DOORS - Wipe clean door handles, push plates, kick plates, Mens and Womens door signs and door vent grills.

WEEKLY SERVICES

    a. DUSTING - Dust and wet wipe all low reach and high reach areas including, but not limited to structural ledges, mirror tops, partition tops and edges, air conditioning diffusers and return air grills, protection around pipes under sinks and light fixtures.

    b. TILE FLOORS - All restroom floors including drains will be machine scrubbed, using a germicidal solution, detergent and water. After scrubbing, floors will be rinsed with clear water and dried. All water marks will be removed from walls, partitions and fixtures. Floor finish will be applied and buffed.


    c. TOILET PARTITIONS - Damp wipe all metal toilet partitions and tiled walls, using approved germicidal solution. All surfaces are to be wiped dry so that all wipe marks are removed and surface has a uniformly bright appearance.

MONTHLY SERVICES

    a. METAL FIXTURES - Use scrub brush and cleaning solution (appropriate for stainless steel) on metal soap dispensers and containers underneath towel holder and remove build up of soap and paper towel lint/fibers.

    b.   DOORS - Wet wipe/dust all doors, door jambs and door closers.

SEMI ANNUAL SERVICES

    a.   Light fixtures - Remove light lenses wash throughly, dry and replace.


                                         (12)

PASSENGER ELEVATOR LOBBIES

NIGHTLY SERVICES

    a. CARPETS - All carpets will be vacuumed and spot-cleaned nightly, using particular care to clean in corners and along edges.

    b. ASH URNS - Empty ash urns and wet wipe exterior. Replace unclean sand and wet wipe interior.

    c.   EXIT SIGNS - Wipe/clean all exit signs.

    d.   DUSTING - Dust all evacuation signs, wood paneling and moldings.

    e. ELEVATORS - Wet wipe elevator doors, frames and call buttons (water only) leaving free of streaks.

FREIGHT ELEVATOR LOBBIES (EVERY FLOOR)

NIGHTLY SERVICES

    a. FLOORS - Wet mop including detailing corners, behind doors and removing all spills and stains on flooring.

    b. ELEVATOR - Spot clean and wet wipe elevator doors and frames. Clean elevator cab and individual elevator thresholds.

    c. ELEVATOR FLOOR AND WALLS - Sweep/wet mop cab flooring and wipe down walls.

    d. ELEVATOR DOORS - Wet wipe both sides of doors in each elevator landing and door thresholds.

    e. ASH URNS - empty ash urns and wet wipe exterior. Replace and when unclean and wet wipe interior.

MONTHLY SERVICES

    a.   ELEVATOR FLOORS - Wax and buff floors.


                                         (13)

PASSENGER ELEVATOR CLEANING (SIX ELEVATORS)

NIGHTLY SERVICES

    a. ELEVATOR DOORS - Using ONLY approved method and/or products, spot clean interior and exterior surfaces of elevators, doors, including door frames, jambs and elevator tracks.

    b. CARPETS - Spot clean elevator cab floor carpeting. Vacuum and thoroughly edge all cab floor carpeting.

    c. ELEVATOR THRESHOLDS - Vacuum and/or clean all debris from elevator thresholds.

    d. LIGHT AND CEILING FIXTURES - Wipe/dust cab light lenses and ceiling panels.

    e.   WOOD - Wipe down wood with approved product.

    f. ELEVATOR BUTTONS - Report any/all cab hall button lights out/malfunctions.

BI-WEEKLY SERVICES

    a. ELEVATOR THRESHOLDS - Will be throughly cleaned (may need to use stiff brush) to remove all dirt and debris from tracks. Polish all elevator thresholds leave in a bright condition free of all dust and streaks.

    b.   Wipe clean all cab lamps.

    c.   Wipe clean entire cab ceiling fixtures.

MONTHLY SERVICES

    a.   clean elevator exhaust vents.

NIGHTLY SERVICES

    a. TRASH - Place all building trash and debris into dumpsters located in the Loading Dock service area. Fill dumpsters to water level only. For all excess trash (overflow) use the trash compactor at the loading dock. Clean around compactor after use.


                                         (14)

JANITORS STORAGE ROOM AND JANITORS CLOSETS

NIGHTLY SERVICES

    a.   All trash and debris will be removed from these areas.

    b.   Spot clean walls, doors and frames with disinfectant cleaner.

    c.   Scrub all sinks and floors with disinfectant cleaners.

    d. Maintain orderly arrangement of all janitorial supplies and paper products.

    e. All janitorial cleaning equipment and implements are to be cleaned thoroughly before storing.

    f. Sweep and mop clean floor (with disinfectant solution) spot clean walls-corridor (mezzanine).

BI-MONTHLY SERVICES

    a. High dusting of these areas including any exposed pipes, ducts, vents and grills.


                                         (15)

1800 Building specs
Common areas
Specification Sheet #2

TRASH AREA, FREIGHT ELEVATOR SERVICE ENTRANCE BRICK WALKWAY EAST ALLEY

NIGHTLY SERVICES

    a.   SWEEPING - Sweep all areas.

    b. FLOORS - Mop and deoderize entire trash and service area (use clean water and a disinfectant cleaning solution).

    c. WALLS - All walls will be spot cleaned to remove all smudges. stains. and handmarks, using only clean water and a disinfectant cleaning solution.

    d. FREIGHT ELEVATOR - Spot clean freight elevator doors and frames in freight trash and service area, using only clean water and a disinfectant cleaning solution.

    e. FREIGHT ELEVATOR THRESHOLDS - Clean freight elevator thresholds (both sides) removing all dirt and stains and all debris removed from door tracks, using vacuum and edging tool.

WEEKLY SERVICES

    a.   TRASH DUMPSTER - Check dumpster and make sure it is clean - rinse out.

         FLOOR AND WALKWAY - Degrease floor and walkway removing all dirt and stains.

         ROLLING DOOR - Wet wipe both sides of rolling door and the casing above.

MONTHLY SERVICES

    a. PRESSURE CLEAN - Pressure clean freight elevator service area, concrete curb and brick walkway.

    b. WALLS - Wash completely with disinfectant solution in freight elevator services/trash area.

    c.   LIGHT LENSES - Wash thoroughly, dry and replace.

    d.   DUSTING - Dust all high and low reach areas.


                                         (16)

P-1 LOBBY

NIGHTLY SERVICES

    a.   FLOOR - Vacuum carpet and spot clean brick flooring.

    b. ELEVATORS - Damp wipe (warm water only) with clean cloth exterior elevator doors and frames. Clean elevator thresholds with vacuum or stiff scrub brush to remove debris and stains.

    c. ASH URNS - Empty and wet wipe inside and out ash trays and trash cans and replace trash can liners.

    d.   FURNITURE - Dust furniture, ledges and counter areas.

    e. CASHIER'S BOOTH - Clean and vacuum Cashier's booth, spot clean Cashier's booth carpet and sanitize booth telephone. Squeege glass both sides.

    f. WALLS - Spot clean walls with approved products and/or method and damp wipe hallcall button panels.

    g. ELEVATOR DOORS - Spot clean botton portion of P-1 elevator doors make sure when P-1 lobby is waxed to remove any excess wax from doors - do not allow buildup.

    h. NOMAD MAT - Shake nomad mat (roll up while cleaning area) at Valet parking entrance.

    i. CONCRETE - Remove and spot clean concrete around mat area - then replace mat.

    k. GLASS DOORS - Spot/clean glass doors, glass partition and aluminum frame (both sides) at North end of elevator lobby.

    l. CONCRETE - Clean concrete side of P-1 lobby - 6 feet and length of core.

    m. CONCRETE - Sweep and spot clean concrete around area where parking attendants wait.

WEEKLY SERVICE

    a.   DOORS - Wipe core doors and frames.

    b.   FLOORS - Buff floors - spray wax.

    c.   NOMAD MATS - Hose down nomad mats.

    d. GLASS DOORS - Clean all glass (doors and partitions) both sides including aluminum frame at north end of elevator lobby.


                                         (17)

QUARTERLY SERVICE

    a.   FLOORS - Scrub and rewax P-1 lobby floors with machine.

P-1 PARKING ATTENDANTS LOCKER ROOM AREA

NIGHTLY SERVICE

    a.   Vacuum carpet.

    b.   Dust door and frame and spot clean walls.

    c.   Empty trash wet wipe trash cans inside and out - replace trash liners.

    d.   Wipe down counters and ledges.

PARKING ATTENDANTS REST ROOM

NIGHTLY SERVICES

    a.   Stock rest room with paper supplies and soap.

    b.   Wash and scrub rest room floors with disinfectant cleaning solution.

    c. Wash rest room partition with disinfectant cleaning solution. Wash and sanitize sink and toilet with disinfectant cleaner.

    d. Empty all trash, wet wipe trash cans both inside and out and replace liners.

    e.   Clean mirror. Put water down drain.

    f.   Spot clean walls and around switch plates.

    g. Sweep concrete area outside rest room. Clean threshold with vacuum or stiff scrub brush to remove debris.

    h. Report all broken fixtures (water leaks, burned out lights, etc.) to Building Office via janitorial log book.

WEEKLY SERVICES

    a.   Wet wipe all ledges.

    b.   Clean exhaust vent.

    c.   Wash down door (both sides).

    d.   Sweep and wet mop concrete area outside of rest room.


                                         (18)

MONTHLY SERVICES

    a.   Seal floor with scuff and stain resistant sealer.

    b.   Clean light lenses.

P-2 & P-3 ELEVATOR LOBBIES

NIGHTLY SERVICES

    a.   LOBBY CARPET - Vacuum carpeted areas.

    b.   ELEVATORS - Clean elevator thresholds, wipe all doors both sides.

    c.   DUSTING - Dust all exit signs, hallcall buttons and base coves.

    d.   ASH/TRASH CANS - Empty ash/trash cans and wipe inside and out.

    e. WOOD WALLS - Wipe with clean cloth using Mohawk Woodwash the wood walls.

    f. LOBBY FLOORS - Sweep 10 X 25 concrete area each side of carpet. Spot clean concrete in 10 X 25 concrete area.

WEEKLY SERVICES

    a.   EDGES - Wet wipe rubber edges on carpet.

    b.   LOBBY FLOOR - Wash 10 X 25 concrete area each side of carpet.

    c. DOORS - Wet wipe core doors (both sides) and frames, stairwell doors, parking attendants access/exit doors.


                                         (19)

IV. GROUND FLOOR LOBBY/ENTRY PLAZA

A.  NIGHTLY SERVICES

    a. MAIN LOBBY - Brick floor shall be dust mopped, using a treated mop to remove all loose dirt and grit, and then damp mopped with clear water and dried. All spills and stains will be removed. All mop marks and water splashes will be removed from walls and basesboards.

    b. LOBBY GLASS - All glass windows, doors and directory board glass will be wiped clean, using an approved glass cleaner, and all glass will be left in a bright condition, free of streaks and dust.

    c. MISCELLANEOUS METALWORK - All metalwork, such as door handles and thresholds/kick plates, etc., will be wiped clean and polished and left in a bright condition, free of all dust and streaks.

    d. ELEVATOR DOORS AND SADDLES - Elevator doors will be wiped down and polished and left in a bright condition free of all dust and streaks. Elevator saddles will be wiped clean and all dirt and debris removed from door tracks, using vacuum crevice tool. Spills and smudges will be removed so that the saddles and tracks are left in a bright, clean condition.

    e. CIGARETTE URNS - Clean all cigarette urns, wet wipe clean inside and out, removing all butts and debris and replace sand as necessary. Materials to be furnished by Contractor.

    f.   ATM MACHINE -Damp wipe Wells Fargo ATM Machine area - glass and frame.

    g. DUSTING - Dust all low reach areas including furniture, ledges, vases, etc.

    h. LIGHTS - Report any light out in ground floor lobby and front and back entrances.

    i. MISCELLANOUS CLEANING - Clean mail chute/boxes, lock box, light lenses, hallcall buttons, directory board glass and ledges. Damp wipe lobby security counter top and top of file cabinets. Clean public telephone with treated cloth, damp wipe (disinfect) telephone receivers.

    j. CLEANING OF MAILROOM - Dust mop and spot clean mail room. Wipe with treated cloth mail room doors, (both sides).

    k. TRASH DISPOSAL - Empty security trash and trash container by public telephones. Replace trash liners, wet wipe both inside and out.


                                         (20)

B. WEEKLY SERVICES

    a. BRICK FLOORS - Lobby floors will be machine buffed, using an electric rotary buffing machine to obtain maximum shine, including mail room floor.

    b. HIGH DUSTING - Dust all horizontal surfaces and ledges that are not accessible for normal daily dusting, including lights.

    c.   LOBBY GLASS - Clean interior lobby glass, excluding Bank doors.

C. MONTHLY SERVICES

    a.   LIGHT LENSES - Clean ground floor light lenses.

    b.   AIR DIFFUSERS - Damp wipe ceiling air diffusers.

D. QUARTERLY SERVICES

    a. WALLS - Walls in Ground Floor Lobby shall be vacuumed to remove lint and dust.

    b. AIR DIFFUSERS AND LIGHT FIXTURES - All air diffusers shall be vacuumed with a brush attachment to remove dust and lint. Light fixtures will be washed as tubes or bulbs are replaced by day porter.


                                         (21)

                                 1800 NORTHROP PLAZA
                                1800 CENTURY PARK EAST
                            LOS ANGLES, CALIFORNIA  90067


Company: ____________________________________  Phone:_________________________

Address: ____________________________________  City: _________________________


I.  BASE BID


    A.   Cost per month to clean the interior of
         Building I.  Tenant floors 2 through 15.
         Rentable Square Feet 220,929.  This excludes
         Wells Fargo Bank, Hamburger Hamlet, 12th
         floor gym, 12 floor kitchen.
         (Fill out Exhibit A)                         $______________________


    B.   Cost per month to clean Common Areas:
         Ground Lobby:                 1,445 Square Feet
         Trash Area/Alley                331 Square Feet
         P1, P2, P3, Elevator Lobbies  1,422 Square Feet
         Freight Elevator/Cashier Booth  187 Square Feet
         P1 Restroom                      85 Square Feet
         Security Room                   505 Square Feet
         (Fill out Exhibit B)                         $______________________


    C.   Amount per square foot to be deducted
         monthly from base bid for uncleaned
         areas:                                       $______________________


I hereby certify that the above bid conforms with the specifications provided by Coldwell Banker Real Estate Management Service and that these prices are firm through February 28, 1990.



Date:__________ By:___________________________  Title:________________________


                                         (22)

                                    COST BREAKDOWN
                                  JANITORIAL SERVICE


    Building: __________________________________________________________


    Bidder:   ____________________________________  Date: ______________


No.      Job Classification       Hours     Hours     Rate      Monthly Cost
                                  Week      Month

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Total Monthly Hours ___________%                      Total Labor A.  $______
Vacations           ___________% of Labor A.                          $______
Sick Leave          ___________% of Labor A.                          $______
Payroll Taxes       ___________% of Labor A.                          $______
Insurance           ___________% of Labor A.                          $______
Uniforms            ___________Per month Labor A.                     $______


Total Cost                                                            $______


Supervision and Overhead _______% of Total Cost                       $______
Subtotal                                                              $______
Profit                  _______% of Total Cost                        $______

Total Charges                                                         $______



                                      Exhibit A


                                         (23)

                                    COST BREAKDOWN
                                  JANITORIAL SERVICE


Building :____________________________________________________________________
Bidder:   __________________________________________Date:_____________________



No.      Job Classification       Hours     Hours     Rate      Monthly Cost
                                  Week      Month

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

Total Monthly Hours ___________%                      Total Labor B.  $______
Vacations           ___________% of Labor B.                          $______
Sick Leave          ___________% of Labor B.                          $______
Payroll Taxes       ___________% of Labor B.                          $______
Insurance           ___________% of Labor B.                          $______
Uniforms            ___________Per month Labor B.                     $______


Total Cost                                                            $______


Supervision and Overhead _______% of Total Cost                       $______
Subtotal                                                              $______
Profit                  _______% of Total Cost                        $______

Total Charges                                                         $______


                                      Exhibit B

                                         (24)

                                      EXHIBIT J


                                INTENTIONALLY DELETED


                                  EXHIBIT J - Page 1

                                      EXHIBIT K

                        DETERMINATION OF RENTABLE SQUARE FEET

                                  FOR PARTIAL FLOORS


Floor              Load Factor
- -----              -----------

2nd Floor          1.173 (multi-tenant)
3rd Floor          1.172 (multi-tenant)
4th Floor          1.177 (multi-tenant)
5th Floor          N/A (full floor)
6th Floor          N/A (full floor)
7th Floor          N/A (full floor)
8th Floor          1.184 (multi-tenant)
9th Floor          N/A (full floor)


                                  EXHIBIT K - Page 1

                                      EXHIBIT L

                                1800 CENTURY PARK EAST

                             FORM OF MEMORANDUM OF LEASE

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

Herbalife International of America, Inc.
c/o Allen, Matkins, Leck, Gamble & Mallory
1999 Avenue of the Stars
Los Angeles, California  90067
Attention:  Anton N. Natsis. Esq.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                              MEMORANDUM OF OFFICE LEASE

       THIS MEMORANDUM OF OFFICE LEASE (this "Memorandum") is entered into as of the _____ day of July, 1995, by and between STATE TEACHERS' RETIREMENT SYSTEM, a retirement fund created under the laws of the State of California ("Landlord"), and HERBALIFE INTERNATIONAL OF AMERICA, INC., a California corporation ("Tenant").

       1. TERMS AND PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, certain premises (the "Premises") to be located on a portion of the real property (the "Property") legally described on Exhibit "A" attached hereto (including parking areas) pursuant to the provisions of that certain Office Lease between the parties hereto, dated of even date (the "Lease"). The provisions of the lease are incorporated herein.

       2. TERM. The initial term of the Lease expires January 21, 2006, unless earlier terminated as set forth in the Lease. Tenant also has two (2) options to extend the Lease for a period of five (5) years each.

       3. PROVISIONS BINDING ON PARTIES. The provisions of the Lease to be performed by Landlord or Tenant, whether affirmative or negative in nature, are intended to and shall bind or benefit the respective parties and their assigns or successors, as applicable, at all times.


                                  EXHIBIT L - Page 1

       5. PURPOSE OF MEMORANDUM OF LEASE. This Memorandum is prepared solely for purposes of recordation, and in no way modifies the provisions of the Lease.

                                  "Landlord":

                                  STATE TEACHERS' RETIREMENT SYSTEM,
                                  a retirement fund created under the laws of the State of California

                                  By:  Trust Company of the West,
                                       a California corporation
                                       Its Investment Manager

                                       By:
                                            ---------------------------------
                                            Its:  ---------------------------


                                  "Tenant":

                                  HERBALIFE INTERNATIONAL OF AMERICA,
                                  INC., a california Corporation

                                       By:
                                            ---------------------------------
                                            Its:  ---------------------------

                                       By:
                                            ---------------------------------
                                            Its:  ---------------------------


                                  EXHIBIT L - Page 2

STATE OF ______________________)
                               ) ss.
COUNTY OF______________________)

       On ________________________________, before me, ___________________, a
Notary Public in and for said state, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

       WITNESS my hand and official seal.


                                   ------------------------------------
                                   Notary Public in and for said State



STATE OF ______________________)
                               ) ss.
COUNTY OF______________________)

       On ________________________________, before me, ___________________, a
Notary Public in and for said state, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

       WITNESS my hand and official seal.


                                   ------------------------------------
                                   Notary Public in and for said State


                                  EXHIBIT L - Page 3

STATE OF ______________________)
                               ) ss.
COUNTY OF______________________)

       On ________________________________, before me, ___________________, a
Notary Public in and for said state, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

       WITNESS my hand and official seal.


                                   ------------------------------------
                                   Notary Public in and for said State



STATE OF ______________________)
                               ) ss.
COUNTY OF______________________)

       On ________________________________, before me, ___________________, a
Notary Public in and for said state, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

       WITNESS my hand and official seal.


                                   ------------------------------------
                                   Notary Public in and for said State


                                  EXHIBIT L - Page 4

                                EXHIBIT A TO EXHIBIT L

                            LEGAL DESCRIPTION OF PROPERTY

THE LAND REFERRED TO HEREIN IS DESCRIBED AS FOLLOWS:

PARCEL 1:

PARCEL "A" OF PARCEL MAP L.A. NO. 1483, IN THE CITY OF LOS ANGELES, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, FILED IN BOOK 16 PAGE 62 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ALL MINERALS, OIL, GAS, AND HYDROCARBONS AND RIGHT TO EXPLORE FOR, DEVELOP, PRODUCE AND EXTRACT SAME, BUT WITHOUT RIGHT OF ENTRY UPON THE SURFACE OR UPPER 500 FEET, MEASURED FORM THE OF SAID LAND, AS RESERVED BY FOX REALTY CORPORATION OF CALIFORNIA, A CORPORATION, IN DEED RECORDED APRIL 17, 1961 IN BOOK D-1190 PAGE 104, OFFICIAL RECORDS, OF SAID COUNTY.

THE ABOVE DESCRIBED PARCEL "A", AS SHOWN ON SAID PARCEL MAP, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

THAT PORTION OF LOT 4 OF TRACT NO. 26196, IN THE CITY OF LOS ANGELES, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 684 PAGE 82 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AS MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING AT THE MOST SOUTHERNLY CORNER OF SAID LOT 4, SAID CORNER BEING ALSO THE MOST WESTERLY CORNER OF LOT 5 OF SAID TRACT; THENCE NORTH 35 DEGREES 46 MINUTES 43 SECONDS WEST, A DISTANCE OF 1084.39 FEET ALONG THE WESTERLY LINE OF LOT 4, SAID LINE BEING THE NORTHEASTERLY LINE OF CENTURY PARK EAST, TO THE TRUE POINT OF BEGINNING; THENCE NORTH 50 DEGREES 30 MINUTES 34 SECONDS EAST, A DISTANCE OF 220.06 FEET TO A POINT; THENCE NORTH 39 DEGREES 30 MINUTES 47 SECONDS WEST 0.75 FEET TO A CORNER OF SAID TRACT; THENCE ALONG THE NORTHEASTERLY LINE OF SAID TRACT, NORTH 39 DEGREES 30 MINUTES 47 SECONDS WEST, A DISTANCE OF 280.82 FEET TO THE SOUTHEASTERLY LINE OF SANTA MONICA BOULEVARD SOUTH ROADWAY; THENCE SOUTH 50 DEGREES 28 MINUTES 43 SECONDS WEST ALONG SAID SOUTHEASTERLY LINE OF SANTA MONICA BOULEVARD SOUTH ROADWAY, A DISTANCE OF 182.95 FEET, TO THE BEGINNING OF A TANGENT CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 20.00 FEET AND A CENTRAL ANGLE OF 86 DEGREES 15 MINUTES 26 SECONDS; THENCE SOUTHWESTERLY ALONG SAID CURVE, A DISTANCE OF
30.11 FEET TO A POINT OF TANGENCY, SAID POINT BEING ON THE NORTHEASTRLY LINE OF CENTURY PARK EAST; THENCE ALONG SAID TANGENT LINE OF CENTURY PARK EAST, SOUTH 35 DEGREES 46 MINUTES 43 SECONDS EAST 263.32 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL 2:

PARCEL "B" OF PARCEL MAP L.A. NUMBER 1483, IN THE CITY OF LOS ANGELES, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, FILED IN BOOK 16 PAGE 62 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ALL MINERALS, OIL, GAS, AND HYDROCARBONS AND RIGHT TO EXPLORE FOR, DEVELOP, PRODUCE AND EXTRACT SAME, BUT WITHOUT RIGHT OF ENTRY UPON THE SURFACE OR UPPER 500 FEET, MEASURED FORM THE OF SAID LAND, AS RESERVED BY FOX REALTY CORPORATION OF CALIFORNIA, A CORPORATION, IN DEED RECORDED APRIL 17, 1961 IN BOOK D-1190 PAGE 104, OFFICIAL RECORDS, OF SAID COUNTY.


                            EXHIBIT A TO EXHIBIT L - Page 1

TO ABOVE DESCRIBED PARCEL "B" AS SHOWN ON SAID PARCEL MAP, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

THAT PORTION OF LOT 4 OF TRACT NO. 26196, IN THE CITY OF LOS ANGELES, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 684 PAGE 82 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AS MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST SOUTHERLY CORNER OF SAID LOT 4, SAID CORNER BEING ALSO THE MOST WESTERLY CORNER OF LOT 5 OF SAID TRACT; THENCE NORTH 35 DEGREES 46 MINUTES 43 SECONDS WEST, A DISTANCE 905.11 FEET ALONG THE WESTERLY LINE OF LOT 4, SAID LINE BEING THE NORTHEASTERLY LINE OF CENTURY PARK EAST, TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING ALONG SAID NORTHEASTERLY LINE OF CENTURY PARK EAST, NORTH 35 DEGREES 46 MINUTES 43 SECONDS WEST, A DISTANCE OF
179.28 FEET TO A POINT; THENCE NORTH 50 DEGREES 30 MINUTES 34 SECONDS EAST, A DISTANCE OF 220.06 FEET TO A POINT; THENCE NORTH 39 DEGREES 30 MINUTES 47 SECONDS WEST, A DISTANCE OF 0.75 OF A FOOT TO A CORNER OF SAID TRACT; THENCE ALONG THE NORTHWESTERLY LINE OF SAID TRACT, NORTH 50 DEGREES 30 MINUTES 34 SECONDS EAST, A DISTANCE OF 138.39 FEET TO A CORNER OF SAID TRACT; THENCE ALONG THE NORTHEASTERLY LINE OF SAID TRACT, SOUTH 30 DEGREES 46 MINUTES 43 SECONDS EAST, A DISTANCE OF 204.01 FEET; THENCE SOUTH 54 DEGREES 13 MINUTES 17 SECONDS WEST, A DISTANCE OF 339.87 FEET TO THE TRUE POINT OF BEGINNING.


                            EXHIBIT A TO EXHIBIT L - Page 2


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                                  EXHIBIT M - Page 1